Filed Pursuant to Rule 424(b)(5)

Registration No. 333-295313

PROSPECTUS SUPPLEMENT

(1) Up to 177,000 Class A Ordinary Shares

(2) Up to 645,828 Pre-Funded Warrants to Purchase 645,828 Class A Ordinary Shares

(3) Up to 645,828 Class A Ordinary Shares Underlying the Pre-Funded Warrants

Decent Holding Inc.

Decent Holding Inc. (“Decent Cayman”, “the Company”, “we”, “our”, or “us”) is offering on a best-efforts basis (i) up to 177,000 Class A ordinary shares (the “Class A Ordinary Shares”); and (ii) up to 645,828 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 645,828 Class A Ordinary Shares (such shares that are issuable from time to time upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”). We are offering the Class A Ordinary Shares at a public offering price of $1.50 per share. Each of the Pre-Funded Warrants will have an aggregate exercise price of $1.50 per Pre-Funded Warrant Share, the full amount of which, except for a nominal exercise price of $0.0001 per Pre-Funded Warrant Share, shall be pre-funded to the Company upon closing of this offering (the pre-funded amount payable to the Company upon closing of this offering, the “Pre-Funded Warrant Purchase Price”). The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership limitation) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The public offering price per Class A Ordinary Share and Pre-Funded Warrant was determined by us based on negotiations with the Placement Agent (as defined below), acting on behalf of the investors in the offering, and with reference to the market price of our Class A ordinary shares prior to the pricing of the offering.

We are offering to each purchaser of Class A Ordinary Shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding Class A ordinary shares immediately following the consummation of this offering, the opportunity to purchase a Pre-Funded Warrant each in lieu of one Class A Ordinary Share. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of Class A ordinary shares outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one Class A Ordinary Share. The Pre-Funded Warrant Purchase Price of each Pre-Funded Warrant will be equal to the price per Class A Ordinary Share minus $0.0001, and the remaining exercise price of each Pre-Funded Warrant will equal $0.0001 per Pre-Funded Warrant Share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership limitation) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell (without regard to any limitation on exercise set forth therein), the number of Class A Ordinary Shares we are offering will be decreased on a one-for-one basis.

We do not intend to apply for listing of the Pre-Funded Warrants on any national securities exchange or other trading market, and we do not believe any such market will develop. Therefore, the liquidity of the Pre-Funded Warrants will be limited and should be considered illiquid.

This prospectus supplement and the accompanying base prospectus also relates to the Class A Ordinary Shares issuable from time to time upon the exercise of the Pre-Funded Warrants offered hereby.

Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell a number of securities sufficient to pursue the business goals outlined in this prospectus supplement and the accompanying base prospectus. Because there is no minimum offering amount, investors could be in a position where they have invested in our Company, but we are unable to fulfil our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. We intend to complete one closing of this offering, but may undertake one or more additional closings for the sale of the additional securities to the investors in the initial closing. We expect to close this offering on October 5, 2026, but the offering will be terminated by October 16, 2026, provided that the closing(s) of the offering for all of the Class A Ordinary Shares or Pre-Funded Warrants in lieu thereof have not occurred by such termination date, which date may be extended by us. Any extensions or material changes to the terms of the offering will be contained in an amendment to this prospectus supplement, as applicable.

Our Class A ordinary shares are listed on Nasdaq under the symbol “DXST”. On October 2, 2026, the last reported sale price of a Class A ordinary share on Nasdaq was $2.42.

We have engaged FT Global Capital, Inc. (the “Placement Agent”) as our exclusive Placement Agent to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The Placement Agent has no obligation to purchase and are not purchasing or selling the securities offered by us, and is not required to arrange for the purchase or sale of any specific number or dollar amount of our securities, but will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus supplement and the accompanying base prospectus. Because there is no minimum offering amount required as a condition to closing in this offering the actual offering amount, the Placement Agent’s fee, and proceeds to us, if any, is not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus supplement. We have agreed to pay the Placement Agent the fee set forth in the table above and to provide reimbursement of certain expenses and certain other compensation to the Placement Agent. See “Plan of Distribution” of this prospectus supplement for more information regarding these arrangements.

	Per Share	Per Pre-Funded Warrant	Total (Assuming All Pre-Funded Warrants Are Exercised)
Public offering price	$1.50	$1.4999	$1,234,242
Placement Agent commissions(1)	$0.1125	$0.1124925	$92,568
Proceeds, before expenses, to us	$1.3875	$1.3874075	$1,141,674

(1)	In connection with this offering, we have agreed to pay to the Placement Agent a cash fee equal to 7.5% of the gross proceeds received by us in the offering. We have also agreed to reimburse the Placement Agent certain offering related expenses in the total amount of up to $80,000. See “Plan of Distribution” of this prospectus supplement.

Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a Cayman Islands holding company with operations conducted by our subsidiaries based in China and that this structure involves unique risks to investors.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. We are also a “controlled company” under the Nasdaq Rules. See “Prospectus Supplement Summary — Implications of Being an Emerging Growth Company”, “Prospectus Supplement Summary — Implications of Being a Foreign Private Issuer”, and “Prospectus Supplement Summary — Implications of Being a Controlled Company.”

We currently have two classes of ordinary shares outstanding: Class A ordinary shares and Class B ordinary shares. The rights of the holders of our Class A ordinary shares and Class B ordinary shares are identical, except with respect to voting. Each Class A ordinary share is entitled to one vote for each Class A ordinary share held and each Class B ordinary share is entitled to twenty (20) votes for each Class B ordinary share held (either on a poll or on a show of hands). The Class B ordinary shares are convertible into Class A ordinary shares at any time at the option of the holder. Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all matters submitted to vote of our shareholders, unless otherwise required by applicable law or our fourth amended and restated memorandum and articles of association.

Decent Cayman is incorporated under the laws of the Cayman Islands. As a holding company with no material operations of its own, Decent Cayman conducts its operations in China through its indirectly wholly-owned subsidiaries, Shandong Dingxin Ecology Environmental Co., Ltd. (“Decent China”) and Suncare (Shanghai) Health Technology Co., Ltd. (“Suncare”) (together, the “Operating Subsidiaries” or the “PRC Operating Subsidiaries”). Decent Cayman holds its interest in Decent China through Decent HK and the WFOE, and holds its interest in Suncare through Decent HK. See the corporate structure chart under “Prospectus Supplement Summary — Corporate Structure” for additional detail. Investors in our equity securities should note that they are purchasing equity securities of a Cayman Islands holding company rather than equity securities issued by our PRC subsidiaries. They will not and may never directly hold equity interests in our Operating Subsidiaries. Decent Cayman indirectly controls and receives the economic benefits of Decent China’s and Suncare’s business operations, if any, through equity ownership. For more details, see “Risk Factors — Risks Related to Doing Business in the PRC” starting from page S-37 of this prospectus supplement.

Because of our corporate structure as a Cayman Islands holding company with all operations conducted by our Operating Subsidiaries in China, it involves unique risks to investors. Furthermore, the changes in the Chinese policies, regulations, rules and the enforcement of laws regarding foreign ownership may occur quickly with little advance notice, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. In addition, shareholders may face difficulties enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States.

We do not have, nor intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in China.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of the material risks of investing in our securities under the heading “Risk Factors” beginning on page S-27 of this prospectus supplement, and the risk factors set forth in the accompanying base prospectus and our annual report on Form 20-F for the fiscal year ended October 31, 2025 (the “2025 Annual Report”).

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

As confirmed by our PRC counsel, Guantao Law Firm, we will not be subject to cybersecurity review with the Cyberspace Administration of China (“CAC”), after the amended Measures of Cybersecurity Review, or New Measures, became effective on February 15, 2022, since (i) we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures; and (ii) we are also not subject to security assessment for data cross-border transmission organized by the state cyberspace administration pursuant to Article 37 of the Regulations on the Security Management of Network Data (effective January 1, 2025), since we currently do not collect data that affects or may affect national security and we do not anticipate that we will be collecting data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft. See “Risk Factors — Risks Related to Doing Business in the PRC — The filing, approval or other administration requirements of the China Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.” on page S-38 of this prospectus supplement.

On February 17, 2023, the China Securities Regulatory Commission (“CSRC”), announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing by Domestic Companies (the “Circular”), and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), and five supporting guidelines (collectively, the “New Overseas Listing Rules”). On the same date, the CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies (the “Notice”). The Trial Measures came into effect on March 31, 2023. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days. As advised by our PRC counsel, we are required to submit a filing to the CSRC within three business days after the closing of such offering. Accordingly, we plan to submit the CSRC filing in connection with this offering within three business days after the closing of this offering. If the CSRC terminates our filing or determines that the issuance of our securities is not in compliance with applicable PRC rules, it might affect our other filing procedures with respect to other future offerings, under the New Overseas Listing Rules, which would adversely affect our future financings and issuances of our securities.

Additionally, if we do not file with the CSRC in connection with this offering within three business days after the closing of this offering, or if the CSRC terminates our filing or determines that the issuance of our securities are not in compliance with applicable PRC rules, and we may be subject to investigations by competent PRC regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. To date, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments or continue to list on a U.S. or other foreign exchange. See “Risk Factors — Risks Related to Doing Business in the PRC — The filing, approval or other administration requirements of the China Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.” and Risk Factors — “Risks Related to Doing Business in the PRC — Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect us and limit the legal protections available to you and us.” beginning on pages S-38 and S-37 of this prospectus supplement for a description of the New Overseas Listing Rules and how they may impact our company and this offering.

As of the date of this prospectus supplement, according to our PRC counsel, Guantao Law Firm, we are only required to complete the filing procedure in connection with our offering (including this offering and any subsequent offering) under the Trial Measures, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations.

In addition, since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law (recently amended on June 24, 2022, and became effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus supplement, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange because neither the Company nor its PRC subsidiaries engage in monopolistic behavior that are subject to these statements or regulatory actions.

Furthermore, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, trading in our Class A ordinary shares may be prohibited if the PCAOB determines that it cannot completely inspect or investigate our auditor, and as a result Nasdaq may determine to delist our Class A ordinary shares. Pursuant to the Holding Foreign Companies Accountable Act (the “HFCAA”), if the PCAOB is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited from trading on a U.S. stock exchange. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 (“2021 Determinations”), which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Statement of Protocol” or “SOP”) with the CSRC and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. The PCAOB Board vacated its previous 2021 Determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

Our former auditor, WWC, P.C. (“WWC”), is an independent registered public accounting firm that is headquartered in San Mateo, California. WWC has been inspected by the PCAOB on a regular basis, with the last inspection completed in November 2024. Our current auditor, YCM CPA INC. (“YCM”), is an independent registered public accounting firm that is headquartered in Irvine, California. YCM has been inspected by the PCAOB on a regular basis, with the last inspection completed in September 2024. As of the date of the prospectus supplement, both WWC and YCM are not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. Both WWC and YCM are subjected to the laws and regulations of the United States, pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our Class A ordinary shares may be delisted under the HFCAA if the PRC adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A ordinary shares may be prohibited from trading or delisted. The HFCAA, the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCAA, together with recent joint statement by the SEC and PCAOB, the PCAOB’s determinations, and the Nasdaq rule changes all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments add uncertainties to our offering.

Our management team monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfil its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our Board of Directors, we will enter into an intercompany loan for the subsidiaries in accordance with the applicable PRC laws and regulations. However, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. As of the date of the prospectus supplement, no cash transfer, dividends, or distributions have occurred among the Company and any of its subsidiaries. See “Risk Factors — Risks Related to Doing Business in the PRC — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page S-46 of this prospectus supplement.

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (the “SAFE”), by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus supplement, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into, and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits or share premium, and that a company may only pay dividends if, immediately following the date on which the dividend is paid, the company remains able to pay its debts as they fall due in the ordinary course of business. Other than that, there are no restrictions on Decent Cayman’s ability to pay dividends to its shareholders. See “Prospectus Supplement Summary — Transfers of Cash to and from Our Subsidiaries” on page S-7, “Risk Factors — Risks Related to Doing Business in the PRC — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page S-46 and “Risk Factors — Risks Related to Doing Business in the PRC — Our Company is a holding company and will rely on dividends paid by our PRC Operating Subsidiaries for our cash needs. Any limitation on the ability of our PRC Operating Subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A ordinary shares” on page S-45 of this prospectus supplement.

As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries, including those based in the PRC, for working capital and cash needs. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Decent Cayman is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. Our subsidiaries are permitted under the respective laws of Hong Kong to provide funding to Decent Cayman through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividend transfers from Hong Kong to the Cayman Islands. Current PRC regulations permit Shandong Naxin Ecological Environment Engineering Co., Limited (“WFOE”) to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. The transfer of funds among companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Guantao Law Firm, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction that could limit our PRC subsidiaries’ ability to transfer cash between PRC subsidiaries. As of the date of this prospectus supplement, neither the Company nor its subsidiaries have made transfers, dividends, or distributions to investors and no investors have made transfers, dividends, or distributions to the Company or its subsidiaries. As of the date of this prospectus supplement, no dividends, distributions or transfers  have been made between Decent Cayman and any of its subsidiaries. We do not expect to pay any cash dividends in the foreseeable future. Also, as of the date of this prospectus supplement, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries. For more details, see “Prospectus Supplement Summary — Transfers of Cash to and from Our Subsidiaries” on page S-7 of this prospectus supplement.

Investing in our securities being offered pursuant to this prospectus supplement involves a high degree of risk. You should carefully read and consider the “Risk Factors’’ beginning on page S-27 of this prospectus supplement and the risk factors set forth in the accompanying base prospectus and the 2025 Annual Report before you make your investment decision.

We are, and will continue to be, a “controlled company” within the meaning of the Nasdaq listing rules, due to the fact that as of the date of this prospectus supplement, our controlling shareholder, Decent Limited, a British Virgin Islands company controlled by Mr. Dingxin SUN, our founder and Chairman of the Board of Directors, beneficially owns approximately 19.87% of our issued and outstanding Class A ordinary shares and 100% of our issued and outstanding Class B ordinary shares, representing 76.95% of the voting power. He will continue to beneficially own more than 50.0% of the voting power of our issued and outstanding ordinary shares following the offering. As a “controlled company,” as defined under the Nasdaq listing rules, we are permitted to elect to rely on certain exemptions from corporate governance rules. Although we do not plan to take advantage of the exemptions provided to controlled companies, we may in the future take advantage of such exemptions. For more details, see “Prospectus Supplement Summary — Implications of Being a Controlled Company” on page S-19 of this prospectus supplement.

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to U.S. domestic public companies. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities. See “Prospectus Supplement Summary — Implications of Being a Foreign Private Issuer” on page S-18 of this prospectus supplement and “Risk Factors — Risks Related to This Offering and Our Securities — We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies” and “Risk Factors — Risks Related to This Offering and Our Securities  — As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules.” on page S-64 of this prospectus supplement.

Neither the Securities and Exchange Commission, the Cayman Islands Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Exclusive Placement Agent

The date of this prospectus supplement is October 2, 2026.

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should only rely on the information contained in this prospectus supplement and the accompanying base prospectus and any related free writing prospectus prepared by or on behalf of us and delivered or made available to you. Neither we nor the Placement Agent has authorized anyone to provide you with additional or different information. We are offering to sell, and seeking offers to buy, securities offered hereby only in jurisdictions where such offers and sales are permitted. The information contained in this prospectus supplement and the accompanying base prospectus and any related free writing prospectus is accurate only as of its date, regardless of its time of delivery or of any sale of the securities offered hereby. Our business, financial condition, operating results, and prospects may have changed since that date.

For investors outside the United States: Neither we nor any of the Placement Agent has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities offered hereby, and the distribution of this prospectus outside of the United States.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying base prospectus that is also a part of this document. This prospectus supplement, together with the accompanying base prospectus dated April 24, 2026, is a part of a registration statement on Form F-3 (File No. 333-295313) that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in the accompanying base prospectus in one or more offerings up to an aggregate offering price of $200,000,000. This prospectus supplement relates to the offer and sale of (i) 177,000 Class A Ordinary Shares; and (ii) 645,828 Pre-Funded Warrants to purchase up to 645,828 Class A Ordinary Shares.

This document is in two parts. The first part is this prospectus supplement, which describes the securities we are offering and the terms of the offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the accompanying base prospectus. The second part is the accompanying base prospectus, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus, or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. We urge you to carefully read this prospectus supplement and the accompanying base prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in this prospectus supplement and the accompanying base prospectus and consult your tax advisor with respect to your own particular circumstances.

You should only rely on the information contained in this prospectus supplement and the accompanying base prospectus and any related free writing prospectus prepared by or on behalf of us and delivered or made available to you. Neither we nor the Placement Agent has authorized anyone to provide you with additional or different information. This prospectus supplement and the accompanying base prospectus is not an offer to sell the securities offered hereby and is not soliciting an offer to buy the securities offered hereby in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus supplement and the accompanying base prospectus and any related free writing prospectus is accurate only as of its date, regardless of its time of delivery or of any sale of the securities offered hereby. Our business, financial condition, operating results, and prospects may have changed since that date.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

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COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement to:

●	“Amended and Restated Memorandum and Articles of Association” refers to the amended and restated memorandum and the amended and restated articles, adopted on September 26, 2024;

●	“Black odor water” is to polluted water caused by blackening iron sulfides and other blackening substances;

●	“Board of Directors” refers to the board of directors of Decent Holding Inc.;

●	“BOD” is to biochemical oxygen demand, a specific period of time of the dissolved oxygen required by aerobic microorganisms in water during the oxidation process to decompose organic matter in water into inorganic matter at a certain temperature. It is a comprehensive index to indicate the content of aerobic pollutants such as organic matter in water;

●	“BOT” is to the build-operate-transfer or a construction-operation-transfer mode, which means the government to grant a concession for an infrastructure project to a contractor. The contractor is then responsible for the design, financing, construction and operation of the project during the concession period, as well as recovering costs, paying debts and earning profits. At the end of the concession period, the contractor must transfer the ownership of the project to the government;

●	“China” or the “PRC” are to the People’s Republic of China, excluding, solely for the purpose of this prospectus supplement, Taiwan and the special administrative regions of Hong Kong and Macau;

●	“Class A ordinary shares” are to Class A ordinary shares, par value US$0.0025 per share, of Decent Holding Inc.;

●	“Class B ordinary shares” are to Class B ordinary shares, par value US$0.0025 per share, of Decent Holding Inc.;

●	“Decent Cayman” is to Decent Holding Inc., a Cayman Islands exempted company limited by shares;

●	“Decent China” is to Shandong Dingxin Ecology Environmental Co., Ltd., a PRC incorporated limited liability company. Decent China is a wholly owned subsidiary of Shandong Naxin Ecological Environment Engineering Co., Limited, the WFOE;

●	“Decent HK” is to Decent Hong Kong Holding International Limited, a Hong Kong company limited by shares, which is a wholly-owned subsidiary of Decent Cayman;

●	“Exchange Act” refers to the Securities Exchange Act of 1934;

●

“Fourth Amended and Restated Memorandum and Articles of Association” refers to the amended and restated memorandum and the amended and restated articles, adopted on July 14, 2026 and effective July 14, 2026;

●	“FY2025,” and “FY2024” and “FY2023” refer to the fiscal year ended October 31, 2025, 2024 and 2023, respectively;

●	“PPP” is to the public-private partnership, which means an arrangement between a government and private sector institutions to provide services under market competition;

●	“RMB” or “Renminbi” refers to the legal currency of the People’s Republic of China;

●

“Second Amended and Restated Memorandum and Articles of Association” refers to the amended and restated memorandum and the amended and restated articles, adopted on May 9, 2025 and effective May 9, 2025;

●	“Suncare” is to Suncare (Shanghai) Health Technology Co., Ltd., a PRC company limited by shares, which is a wholly-owned subsidiary of Decent HK;

S-iii

●	“Third Amended and Restated Memorandum and Articles of Association” refers to the amended and restated memorandum and the amended and restated articles, adopted on February 23, 2026 and effective March 16, 2026;

●	“US$,” “$,” “dollars,” “USD” or “U.S. dollars” refer to the legal currency of the United States;

●	“WFOE” is to Shandong Naxin Ecological Environment Engineering Co., Limited, a wholly foreign-owned enterprise in the PRC and a wholly owned subsidiary of Decent HK; and

●	“we,” “us,” “our,” “our company,” “the Company,” or “Decent Holding” are to Decent Cayman and its subsidiaries, and to Decent China and Suncare in the context of describing our operations and consolidated financial information.

Decent Cayman and its subsidiaries conduct business in the PRC, using Renminbi, or RMB, the official currency of China. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

We have relied on statistics provided by a variety of publicly-available sources regarding China’s expectations of growth. We did not directly or indirectly sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus supplement other than to the extent specifically cited in this prospectus supplement. We have sought to provide current information in this prospectus supplement and believe that the statistics provided in this prospectus supplement remain up-to-date and reliable, and these materials are not incorporated in this prospectus supplement other than to the extent specifically cited in this prospectus supplement.

This prospectus supplement and the accompanying base prospectus contains translations of certain RMB amounts into U.S. dollar amounts at specified rates solely for the convenience of U.S. reporting. The relevant exchange rates are listed below:

	For the Year Ended October 31, 2025	For the Year Ended October 31, 2024	For the Year Ended October 31, 2023
Period Ended RMB: USD exchange rate	7.1169	7.1178	7.3166
Period Average RMB: USD exchange rate	7.2153	7.1855	7.0637

Any discrepancies in tables included in the prospectus supplement and the accompanying base prospectus between the total sum of amounts listed and the totals thereof are due to rounding. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

S-iv

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements. All statements contained in this prospectus supplement other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the factors described under the section titled “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein and under a similar heading in the accompanying base prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus supplement or to conform these statements to actual results or revised expectations.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the securities that the Company is offering, you should carefully read this entire prospectus supplement and the accompanying base prospectus, including the matters set forth under the sections of this prospectus supplement and the accompanying base prospectus captioned “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our annual report on Form 20-F for the fiscal year ended October 31, 2025 (the “2025 Annual Report”) and other SEC reports.

Overview

Decent Cayman is a holding company incorporated under the laws of the Cayman Islands. As a holding company with no material operations of its own, we conduct our operations in China through our indirect wholly-owned subsidiaries, Shandong Dingxin Ecology Environmental Co., Ltd. (“Decent China”) and Suncare (Shanghai) Health Technology Co., Ltd. (“Suncare”), which are our Operating Subsidiaries in China.

We specialize in the provision of wastewater treatment by cleansing the industrial wastewater, ecological river restoration and river ecosystem management by enhancing the water quality, as well as microbial products primarily used for pollutant removal and water quality enhancement, through one of our Operating Subsidiaries, Shandong Dingxin Ecology Environmental Co., Ltd. We believe we are among the pioneers in the field of water pollution treatment in China.

In addition, we have expanded our business into the provision of artificial intelligence-driven digital health and community-based senior care services by integrating online health management with offline community-based care, including chronic disease management, AI-enabled monitoring, smart elderly-care solutions, rehabilitation and therapy services, and cross-border wellness offerings, through one of our Operating Subsidiaries, Suncare (Shanghai) Health Technology Co., Ltd. We believe this expansion positions us to capture opportunities in the rapidly growing senior health and wellness market in China

Our main services and products include (1) wastewater treatment, (2) river water quality management, and (3) microbial products for water quality enhancement and pollutant cleansing purposes. We focus on research and development (“R&D”) to sharpen our innovation edge. So far, we have entered into a memorandum of understanding for scientific research and development with Yantai University and partnered with other academic institutions. We have an in-house R&D team with members possessing technical expertise in engineering and chemistry as well as a sharp business sense that we believe can accurately capture and meet our customers’ needs. As of the date of this prospectus supplement, we own 15 patents and 9 software copyrights.

We have received a number of industry awards and certifications recognizing our success and achievements in technological innovations and market potential. Below is the highlight of some of our recent and major awards and certifications in respect of our business:

Year	Name of Award/Certification	Issuing Authority
2022	Yantai City Industrial Design Center	Yantai Municipal Bureau of Industry and Information Technology
2022	Yantai New Special Expertise Enterprise	Yantai Municipal Bureau of Industry and Information Technology
2022	High-Tech Enterprise	Shandong Provincial Department of Science and Technology, Shandong Provincial Department of Finance, and Shandong Provincial Taxation Bureau of the State Administration of Taxation

Corporate History

Decent Cayman is a holding company incorporated in the Cayman Islands. As a holding company with no material operations, Decent Cayman conducts its operations in China through its indirect wholly-owned PRC Operating Subsidiaries, Decent China and Suncare.

Decent Cayman was incorporated on January 6, 2022. It is a holding company and is not actively engaged in any business as of the date of this prospectus supplement. Under the Fourth Amended and Restated Memorandum and Articles of Association (adopted by special resolution passed and effective on July 14, 2026), Decent Cayman’s authorized capital consists of US$2,500,000, divided into 900,000,000 Class A ordinary shares and 100,000,000 Class B ordinary shares of a par value of US$0.0025 each. Decent Cayman’s registered office is at Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands.

Decent HK was incorporated on February 24, 2022, under the laws of Hong Kong. Decent HK is a Hong Kong limited company and a wholly owned subsidiary of Decent Cayman. Decent HK is a holding company and does not have any operations.

WFOE was incorporated on September 30, 2022, under the laws of the People’s Republic of China. WFOE is a limited liability company, and a wholly-owned subsidiary of Decent HK. WFOE is a holding company and does not have any operations.

Decent China was incorporated on September 5, 2011, under the laws of the People’s Republic of China. Decent China is a limited liability company and a wholly-owned subsidiary of the WFOE.

Suncare (Shanghai) Health Technology Co., Ltd. (“Suncare”), incorporated on December 24, 2025, is a limited liability company incorporated under the laws of the People’s Republic of China and a wholly-owned subsidiary of Decent HK.

We do not have, nor intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in China.

Initial Public Offering

On January 23, 2025, we completed our initial public offering (“IPO”) on the Nasdaq Capital Market, issuing an aggregate of 1,250,000 ordinary shares, par value $0.0001 per share, at a price of $4.00 per share. In addition, on January 21, 2025, we entered into an underwriting agreement with Craft Capital Management LLC, who acted as the representative of the underwriters, pursuant to which the Company granted the underwriters a 45-day option to purchase up to an additional 187,500 ordinary shares to cover the over-allotments option, if any. The initial public offering closed on January 23, 2025, with gross proceeds totaling US$5 million, before deducting underwriting discounts and offering expenses. The ordinary shares commenced trading on the Nasdaq Capital Market on January 22, 2025, under the ticker symbol “DXST.”

Dual-class Structure

On May 9, 2025, the Company convened its extraordinary general meeting of shareholders, during which the shareholders of the Company adopted resolutions approving all of the proposals considered at the meeting. As a result, (i) all 16,250,000 ordinary shares issued and outstanding were reclassified into Class A ordinary shares with a par value of US$0.0001 each, each having one (1) vote per share and with other rights attached to it in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis; (ii) 5,000,000 ordinary shares issued and outstanding were reclassified into 5,000,000 Class B ordinary shares with a par value of US$0.0001 each, each having twenty (20) votes per share and with other rights attached to it in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis; and (iii) the remaining 483,750,000 authorized but unissued ordinary shares were redesignated into Class A ordinary shares on a one for one basis. Concurrently, the shareholders approved for the Company to redesignate, reclassify and repurchase 8,026,000 Class A ordinary shares and 5,000,000 Class B ordinary shares registered in the name of Decent Limited.

Recent Developments

Follow-on Offering

On November 10, 2025, the Company entered into securities purchase agreements with certain investors (the “November 2025 Follow-on Offering”), pursuant to which the Company agreed to issue and sell, in a best-efforts registered offering, an aggregate of 13,333,333 Class A ordinary shares, par value US$0.0001 per share, at a public offering price of US$0.60 per share, together with warrants to purchase up to 26,666,666 additional Class A ordinary shares. Each whole warrant is immediately exercisable for one Class A ordinary share at an exercise price equal to 110% of the public offering price and will expire on March 12, 2026. The offering closed on November 12, 2025 and resulted in gross proceeds of approximately US$8.0 million, before deducting placement agent fees and offering expenses. The securities were offered pursuant to an effective registration statement on Form F-1 (SEC File No. 333-289797), and D. Boral Capital LLC acted as the sole placement agent in the offering. In connection with the offering, the Company’s directors and executive officers entered into customary 90-day lock-up agreements, and the Company intends to use the net proceeds primarily for business expansion, research and development, technology upgrades and talent recruitment.

Reverse Share Split

On February 23, 2026, the Company’s shareholders approved, and on February 25, 2026 the Board of Directors confirmed, a reverse share split at a ratio of one-for-twenty-five (1-for-25). The reverse share split became effective on March 16, 2026. As a result of the reverse share split, the par value per ordinary share was increased from US$0.0001 to US$0.0025, the total number of authorized ordinary shares was reduced from 500,000,000 to 20,000,000, and every twenty-five (25) outstanding Class A ordinary shares and every twenty-five (25) outstanding Class B ordinary shares was consolidated into one Class A ordinary share and one Class B ordinary share, respectively. Following the reverse share split, the Company had 1,615,128 Class A ordinary shares and 200,000 Class B ordinary shares outstanding. The Company’s new CUSIP number is G2748R205. The reverse share split was undertaken primarily to meet the Nasdaq minimum bid price requirement for continued listing on the Nasdaq Capital Market.

Increase in Authorized Share Capital

On July 14, 2026, at an extraordinary general meeting, the Company’s shareholders approved an increase of the Company’s authorized share capital from US$50,000, divided into 19,800,000 Class A ordinary shares and 200,000 Class B ordinary shares of a par value of US$0.0025 each, to US$2,500,000, divided into 900,000,000 Class A ordinary shares and 100,000,000 Class B ordinary shares of a par value of US$0.0025 each, through the creation of an additional 880,200,000 Class A ordinary shares and an additional 99,800,000 Class B ordinary shares. In connection with the increase, the shareholders also approved the adoption of the Fourth Amended and Restated Memorandum and Articles of Association of the Company, which amended the authorized share capital description to reflect the increase and became effective on the same date.

Share Subscription by the Chairman

On May 21, 2026, we entered into a share subscription agreement (the “Subscription Agreement”) with Mr. Dingxin SUN, the Chairman of the Company, pursuant to which Mr. Sun purchased 400,000 Class B ordinary shares from the Company at a purchase price of $2.00 per share, for aggregate gross proceeds of $800,000. The transaction closed on August 4, 2026. Following the closing of the transaction, Mr. Sun beneficially owns, directly or indirectly through Decent Limited, 321,040 Class A ordinary shares and 600,000 Class B ordinary shares of the Company, representing approximately 90.5% of the total voting power of the Company.

April 13, 2026 and July 23, 2026 Legal Proceedings

On April 13, 2026, a securities class action complaint (the “April Action”) was filed in the Supreme Court of the State of New York, County of New York, naming as defendants more than 30 publicly traded companies in the U.S., including the Company, more than 10 broker-dealer firms in the U.S. and certain other named individuals. The summons and complaint were served on the process agent of the Company on September 23, 2026. The Company has just been notified of the April Action in October 2026 and is currently in the course of engaging legal counsel to review the merits of such April Action.

On July 23, 2026, another securities class action complaint (the “July Action”) was filed in the Supreme Court of the State of New York, County of New York, also naming as defendants more than 30 publicly traded companies in the U.S., including the Company, more than 10 broker-dealer firms in the U.S. and certain other named individuals, most of which are also named in the April Action. The claims in the July Action are substantially the same as the claims in the April Action. The summons and complaint were served on the process agent of the Company on August 11, 2026. The Company is currently reviewing the merits of such July Action and was granted an extension until November 2026 to answer the complaint.

Both the April and July Actions are at an early stage, and the Company is unable to predict such contingency or estimate any likely outcome at this time.

Our Products and Services

Our main services and products include (1) wastewater treatment, (2) river water quality management, and (3) microbial products that are used for water quality enhancement and pollutant removal.

Set forth below are the services and products provided by Decent China:

Wastewater Treatment

Our wastewater treatment services primarily focus on protein-rich wastewater treatment. Our innovative protein-rich wastewater treatment system is designed to address the environmental challenges associated with high-concentration organic waste faced by the agri-food processing industry. This system efficiently extracts and repurposes valuable proteins and polysaccharides from soybean wastewater, a common byproduct of soybean product production. Our process consists of three key steps: (1) extraction through centrifugal separation and temperature regulation, (2) purification and concentration using ultrafiltration, nanofiltration, and reverse osmosis, and (3) followed by sterilization and spray drying to produce edible protein products. Unlike traditional multi-stage biochemical treatments that merely aim to meet discharge standards, our method recovers a substantial amount of soluble proteins and polysaccharides, significantly reducing raw material and water costs for our customers, while ensuring the reusability of our treated water.

River Water Quality Management

Proper ecological river restoration and treatment play a vital role in constructing contemporary eco-cities and promoting sustainable urban development. Contrary to the traditional river restoration methods which consist of physical method (e.g., cleaning the river bottom silt and transfer artificial oxygenation into the river, which temporarily alleviate the pollution but do not address the root cause) and chemical method (referring to the addition of algaecide and flocculant into the river as cleaning agents, which tends to create secondary pollution and cause further damage to the underwater biological environment), we adopt a microbial bacteria remediation technology that uses microbial bacteria to promote the growth of pollutant-decreasing microorganisms, resulting in an increase in the dissolved oxygen concentration in the river and transforming the environment from anaerobic to aerobic. We believe the microbial bacteria remediation technology will increase biodiversity in the long run, raise the level of dissolved oxygen significantly, and eliminate black odor water in rivers.

Microbial Products for Water Quality Enhancement and Pollutant Removal Purposes

We have independently developed a variety of microbial products and agents that can quickly and efficiently improve water quality, remove pollutants, and treat black odor water. Our main products include a chemical oxygen demand (COD) reducing bacteria where COD refers to the amount of oxygen needed to oxidize soluble and particulate organic matter in water); an efficient algae removal bacteria, which can quickly remove algae, improve water transparency, dissipate sedimentary substrate and organic residues from the bottom of waterbodies, and prevent water eutrophication; an ammonia nitrogen decreasing bacteria, which is mainly used to decrease ammonia nitrogen in wastewater by cultivating biological strains that consume pollutants and removing organic ammonia nitrogen and inorganic ammonia nitrogen in water; a river conditioner, which is widely used in the ecological treatment and restoration of lakes and rivers; and a protein-rich wastewater treatment.

Our Growth Strategy

Phase-by-phase Development

Our growth strategy is divided into three main phases as follows:

●	Phase 1: Based on existing technologies and business areas, we continuously develop and innovate technologies and products for wastewater treatment, river water quality management, and microbial products that are used for water quality enhancement and pollutant removal to enhance the company’s position in the relevant markets.

●	Phase 2: After the completion of this offering, we expect to have the financial resources to help us improve the construction process of projects and allow us to invest in the development of new technologies. We will expand the national market for ecological river restoration and water quality management, as well as wastewater treatment services, standardize and industrialize the technology used in our services and products, and set up regional companies or offices throughout the country as needed, or choose to cooperate with local governments, environmental companies, etc. to promote our business.

●	Phase 3: We aspire to become a leading enterprise in the industry, participate in build-operate-transfer (“BOT”), public-private partnership (“PPP”) and other large government projects, and expand steadily.

Expansion to Rural Sewage Treatment

Given that the water treatment equipment market demand is increasing rapidly in rural areas, we are further expanding our business to serve customers in villages and small towns with domestic sewage treatment needs. Customers in rural areas have smaller volume of sewage with water quality that is to be evaluated on a case-by-case basis. We adopt the more basic treatment technology in the sewage treatment in rural areas, and use buried or integrated water treatment equipment.

Competitive Advantages

We believe the following competitive strengths differentiate us from our competitors and contribute to our ongoing success:

All-in-one solutions

We offer a full range of wastewater treatment solutions, including engineering support, installation, and technical advice that are tailored to the customers’ needs. This allows us to reach a broader customer base with diverse wastewater treatment needs.

Innovation of Technology

We have an in-house R&D team with members possessing technical expertise in engineering and chemistry as well as a keen business sense. We believe they are critical in accurately understanding, capturing and meeting our customers’ needs.

Diverse and Loyal Customer Base

We have served a wide range of customers in the private sector spanning industries such as construction, agri-food processing, and automotive manufacturing. Our technology-based services and products enable us to serve a diverse customer base by offering innovative and tailored solutions that cater to specific industries and needs. We believe we have maintained good relationships with our customers by regularly visiting our customers’ sites to provide comprehensive design, installation, and commissioning services for equipment and systems. This hands-on approach ensures that our solutions are seamlessly integrated into their operations, and demonstrates our commitment to customer satisfaction.

Experienced Management Team and Personnel

Led by Dingxin SUN and Haicheng XU, our management team possesses substantial industry experience in business management, cost control, product research and development, investment decisions, and marketing.

Community Healthcare and Elderly Care Services

In March 2026, we launched Suncare (Shanghai) Health Technology Co., Ltd. (“Suncare”), a new wholly-owned subsidiary incorporated under the laws of the PRC. Suncare’s AI-powered platform targets China’s “silver economy” (estimated at approximately US$4 trillion), integrating AI health monitoring, chronic disease management, IoT smart care devices, rehabilitation services, and online-to-offline (O2O) community service centers. Following its launch, Suncare recorded approximately US$1 million in gross transaction volume from early pilot programs. In March 2026, Suncare entered into a strategic cooperation agreement with a regional senior care operator to expand its footprint by approximately 70 community service locations across several provinces in eastern and northern China.

Community Service Network

Suncare delivers services through a network of community service locations operating under the Suncare brand. These locations serve as points of access for community-based and home-based care and daily-living services, and as venues for health education and wellness programming for community residents. As of August 14, 2026, our management estimated that the network comprised approximately 623 community service locations and approximately 200,000 paid members. These figures are management estimates and have not been independently verified. We are in the process of reconciling location lists, member rosters, payment records and activation and usage data, and the results of that reconciliation may differ from the estimates presented above.

Services

Our current and planned service offerings across the community service network include:

●	Connected health. Digital health profiles, wearable devices and home sensors, health monitoring, risk alerts and chronic-care support. Community services. Access to community-based and home-based care and daily-living services.

●	Family coordination. Services designed to keep family members informed of and engaged with the care being provided.

●	AI assistance. AI-assisted companionship and service coordination for daily living.

Certain of these capabilities are in operation and others remain under development. Our platform does not provide medical diagnosis or treatment, and licensed healthcare professionals retain responsibility for the provision of medical care.

Results of Operations

Our digital health and wellness segment generated approximately $3.5 million of training revenue during the six months ended April 30, 2026, at a gross margin of approximately 75.1%. Because the segment commenced operations in March 2026, this represents a partial period of operation and is not necessarily indicative of results for any future period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" on page S-74 of this prospectus supplement.

Proposed Artificial Intelligence and Robotics Initiatives

We have identified the application of artificial intelligence and embodied robotics to senior care as a potential long-term extension of our community service network. These initiatives are at an early stage. We do not currently market or sell any Company-owned robotics products, and we have not generated any revenue from robotics-related activities.

We have entered into a partnership with Taihao Robotics to evaluate potential applications of embodied AI systems in home, healthcare and community environments. The scenarios we have identified for potential evaluation include social interaction and companionship, daily-living assistance, safety monitoring such as fall-risk detection and abnormal-event alerts, and personalization of services to individual routines and preferences.

Our current planning contemplates partner evaluation, use-case selection and technical feasibility review during the second half of 2026; pilot design, safety protocols, consent and privacy processes and data-governance setup during the first half of 2027; and limited pilots thereafter. Any pilots would be conducted under informed consent, data minimization and safety protocols, and would be subject to applicable regulatory review.

We may not proceed with any of these initiatives. Implementation depends on partner agreements, technical validation, regulatory approvals and the availability of capital, and we can give no assurance that any of these initiatives will be commercialized on the timeline described or at all. See “Risk Factors” beginning on page S-27 of this prospectus supplement.

Holding Company Structure

Decent Cayman is a holding company with no material operations of its own. We currently conduct our operations primarily through Decent China and Suncare, our indirectly wholly-owned Operating Subsidiaries in China. Investors in our equity securities will not and may never directly hold equity interests in Decent China or Suncare. We indirectly control and receive the economic benefits of Decent China’s and Suncare’s business operations, if any, through our direct and indirect equity ownership.

Transfers of Cash to and from Our Subsidiaries

Our management monitors the cash position of each entity within our organization regularly and prepares budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to provide adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the subsidiary in accordance with the applicable laws and regulations. Nonetheless, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. Decent Cayman will need to fund its activities by self-financing in the absence of dividends from its subsidiaries.

As of the date of this prospectus supplement, no cash transfer, dividends, or distributions have occurred among the Company and any of its subsidiaries. Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (the “SAFE”), by complying with certain procedural requirements. Therefore, Decent China is able to pay dividends in foreign currencies to us without prior approval from the SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also, at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit Decent China to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus supplement, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into, and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits or share premium, and that a company may only pay dividends if, immediately following the date on which the dividend is paid, the company remains able to pay its debts as they fall due in the ordinary course of business. Other than that, there is no restrictions on Decent Cayman’s ability to pay dividends to its shareholders. See “Risk Factors — Risks Related to Doing Business in the PRC — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page S-46 of this prospectus supplement and “Risk Factors — Risks Related to Doing Business in the PRC — Our Company is a holding company and will rely on dividends paid by our PRC Operating Subsidiaries for our cash needs. Any limitation on the ability of our PRC Operating Subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A ordinary shares” on page S-45 of this prospectus supplement.

As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries, including those based in the PRC, for our cash and financing requirements. If any of our PRC Operating Subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Decent Cayman is permitted under the laws of the Cayman Islands to provide funding to Decent HK through loans or capital contributions without restrictions on the amount of the funds. Decent HK is permitted under the respective laws of Hong Kong to provide funding to WFOE through dividend distribution without restrictions on the amount of the funds. There are currently no restrictions on dividends transfers from Hong Kong to the Cayman Islands. Current PRC regulations permit our WFOE to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations.

The PRC has currency and capital transfer regulations that require us to comply with certain requirements for the movement of capital. The Company is able to transfer cash in US Dollars to its Operating Subsidiaries through an investment by increasing the Company’s registered capital in Decent China. The Company’s subsidiaries within China can transfer funds to each other, when necessary, through the way of current lending. The transfer of funds among companies are subject to the Provisions on Private Lending Cases, which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Guantao Law Firm, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC Operating Subsidiaries’ ability to transfer cash between PRC Operating Subsidiaries. The Company’s subsidiaries have not transferred any earnings or cash to the Company to date. As of the date of this prospectus supplement, there has not been any assets or cash transfer between the Company and any of its subsidiaries. As of the date of this prospectus supplement, there has not been any dividends or distributions made to U.S. investors. The Company’s business is primarily conducted through its Operating Subsidiaries. The Company is a holding company and its material assets consist solely of the ownership interests held in its Operating Subsidiaries. The Company relies on dividends paid by its subsidiaries for its working capital and cash needs, including the funds necessary: (i) to pay dividends or cash distributions to its shareholders, (ii) to service any debt obligations and (iii) to pay operating expenses. As a result of PRC laws and regulations (noted below) that require annual appropriations of 10% of after-tax income to be set aside in a general reserve fund prior to payment of dividends, Decent China is restricted in that respect, as well as in other respects noted below, in their ability to transfer a portion of their net assets to the Company as a dividend.

With respect to transferring cash from the Company to its subsidiaries, increasing the Company’s registered capital in a PRC subsidiary requires the filing of the local commerce department, while a shareholder loan requires a filing with the State Administration of Foreign Exchange or its local bureau. Aside from the declaration to the State Administration of Foreign Exchange, there is no restriction or limitations on such cash transfer or earnings distribution.

To transfer cash from Decent HK to WFOE, Decent HK can increase its registered capital in WFOE, which requires a report with the local commerce department, the registration with the local administration for market regulation and registration with a local bank authorized by the SAFE, or through a shareholder loan, which requires a registration with the SAFE or its local bureau. Aside from the aforesaid declaration to the relevant authorities, there is no restriction or limitations on such cash transfer.

To make loans to Decent HK, WFOE or Decent China, according to Matters relating to the Macro-prudential Management of Comprehensive Cross-border Financing, or PBOC Circular 9 promulgated by the People’s Bank of China, the total cross-border financing of a company shall be calculated using a risk-weighted approach and shall not exceed an upper limit. The upper limit shall be calculated as capital or assets (for enterprises, net assets shall apply) multiplied by a cross-border financing leverage ratio and multiplied by a macro-prudential regulation parameter. The macro-prudential regulation parameter is currently 1, which may be adjusted by the People’s Bank of China and the SAFE in the future, and the cross-border financing leverage ratio is 2 for enterprises. Therefore, the upper limit of the loans that a PRC company can borrow from foreign companies shall be calculated at 2 times the borrower’s net assets. When WFOE and Decent China jointly apply for borrowing foreign debt, the upper limit of borrowing shall be 2 times the net assets in the consolidated financial statement, and Decent China shall make a commitment to refrain from borrowing foreign debt in their own respective names.

Decent Cayman may rely on dividends paid by its subsidiaries for its working capital and cash needs, including the funds necessary to pay dividends to its shareholders. If Decent Cayman’s subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to Decent Cayman.

As a result of PRC laws and regulations that require annual appropriations of 10% of after-tax income to be set aside in a general reserve fund prior to payment of dividends, WFOE is restricted in that respect, as well as in other respects noted below, in their ability to transfer a portion of their net assets to Decent HK as a dividend. With respect to the payment of dividends, we note the following:

1.	PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations (an in-depth description of the PRC regulations is set forth below);

2.	WFOE is required to set aside, at a minimum, 10% of their net income after taxes, based on PRC accounting standards, each year as statutory general reserves until the cumulative amount of such reserves reaches 50% of their registered capital;

3.	Such reserves may not be distributed as cash dividends;

4.	WFOE may, upon a decision made by the shareholder, draw a discretionary common reserve from the after-tax profits. It may allocate a portion of its after-tax profits to fund its welfare and bonus funds; except in the event of a liquidation, these funds may not be distributed to shareholders. The Company does not participate in a such welfare fund; and

5.	The incurrence of debt, specifically the instruments governing such debt, may restrict a subsidiary’s ability to pay stockholder dividends or make other cash distributions.

Dividend Policy

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business after the Company’s initial public offering. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board of directors may deem relevant. As of the date of this prospectus supplement, we have not paid any dividends or distributions to our shareholders.

Corporate Structure

The following diagram illustrates the corporate structure of the Company as of the date of this prospectus supplement:

PRC Administrative and Procedural Requirements on Overseas Listing

On August 8, 2006, six PRC regulatory agencies jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules requires that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC Citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

On February 17, 2023, the CSRC promulgated the Overseas Listing Trial Measures and relevant five guidelines, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. Based on the foregoing, our PRC counsel is of the view that we are required to complete the filing procedures with the CSRC in connection with the offering and listing. There is no assurance that we can complete such filing in a timely manner or even at all. Any failure by us to comply with such filing requirements may result in orders to rectify, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities.

On February 7, 2024, we received notification from the CSRC confirming that we have completed the record filing requirement for our IPO, which was closed on January 23, 2025. The result of our completion of record filing was also posted on the CSRC website on the same day. We plan to submit the CSRC filing in connection with this offering within three business days after the closing of this offering. As of the date of this prospectus supplement, except for the filing and reporting with the CSRC for this offering, the Company believes it is not required to obtain permission or approval from any other PRC state or local government and has not received any denial to offer securities in the U.S. As of the date of this prospectus supplement, we believe, except for the Overseas Listing Trial Measures, no other relevant laws or regulations in the PRC explicitly require us to seek approval or permissions from any other PRC governmental authorities for our offering and continued listing on the Nasdaq, nor has our company, any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our continued listing on the Nasdaq from any other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. The PRC government may take actions to exert more oversight and control over offerings by PRC-based issuers conducted overseas and/or foreign investment in such companies, which could significantly limit or completely hinder our ability to continue to offer securities to investors outside China and cause the value of our securities to significantly decline or become worthless.

Our PRC legal counsel, Guantao Law Firm, has advised us based on their understanding of the current PRC law, rules, and regulations, given that: (i) our PRC subsidiary was incorporated by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners; and (ii) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours in this prospectus supplement are subject to the M&A Rules. As of the date of this prospectus supplement, no relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC or any other PRC governmental authorities for the IPO that was completed, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned offering from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, the interpretation and implementation of the rules in the context of an overseas offering are still evolving. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. The PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our company or our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. If it is determined that additional approvals or permissions from relevant PRC authorities are required for the IPO that was completed or any follow-on offerings, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek approval or permission for the IPO that was completed or follow-on offerings.

For more detailed information, see “Risk Factors — Risks Related to Doing Business in the PRC — The filing, approval or other administration requirements of the China Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable” on page S-38 of this prospectus supplement.

Permissions Required from the PRC Authorities

As of the date of this prospectus supplement, Decent China, the WFOE, Suncare and Decent HK   have obtained all necessary permissions and approvals to operate their respective business, including registration of incorporation, business licenses, permits for opening bank account, labor and employment recordation, social insurance registration, Internet Content Provider registration record and such other permissions and approval as required by the PRC regulatory authorities. However, it is uncertain whether we or our PRC subsidiaries will be required to obtain additional approvals, licenses, or permits in connection with our business operations pursuant to evolving PRC laws and regulations, and whether we would be able to obtain and renew such approvals on a timely basis or at all. Failing to do so could result in a material change in our operations, and the value of our Class A ordinary shares could depreciate significantly or become worthless.

Recently, however, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law” (the “Opinions”), which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. These Opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-concept overseas-listed companies and the demand for cybersecurity and data privacy protection.

The Cybersecurity Review Measures, which became effective on February 15, 2022, provide that, in addition to CIIOs that intend to purchase Internet products and services, online platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further require that online platform operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries.

On November 14, 2021, the CAC published the Regulations on Network Data Security Protection (Draft for Comments) (the “Security Administration Draft”), for public comments, which reiterated that data processors that process personal information of more than one million users listing in a foreign country should apply for a cybersecurity review. As of the date of this prospectus supplement, the Security Administration Draft has not been enacted.

Based on the description regarding our business operations and our marketplace, and as advised by our PRC counsel, Guantao Law Firm, neither we or the Operating Subsidiaries are required to go through a cybersecurity review with the CAC for this offering pursuant to the Cybersecurity Review Measures, given that: (i) we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future and (ii) the data we handle in our business operations, either by its nature or in scale, do not normally trigger significant concerns over PRC national security. No relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC for our overseas listing plan except for the filing with the CSRC for this offering. Therefore, we believe the impact of the CAC’s increasing oversight over data security on our business is immaterial as of the date of this prospectus supplement. However, there remains uncertainty as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory authorities may adopt new laws, regulations, rules, or detailed implementation and interpretation in relation, or in addition to the Cybersecurity Review Measures. While we intend to closely monitor the evolving laws and regulations in this area and take all reasonable measures to mitigate compliance risks, we cannot guarantee that our business and operations will not be adversely affected by the potential impact of the Cybersecurity Review Measures or other laws and regulations related to privacy, data protection and information security. If our Operating Subsidiaries will be subject to cybersecurity review and network data security review in the future, it may be required to suspend its operations or experience other disruptions to its operations. Cybersecurity review and network data security review could materially and adversely affect our business, financial conditions, and results of operations, which could cause the value of our securities to significantly decline or in extreme cases, become worthless.

Furthermore, as of the date of this prospectus supplement, as advised by our PRC counsel, Guantao law firm, we and our PRC subsidiaries (1) are not required to obtain permissions from any PRC authorities to issue our securities to foreign investors; (2) are not subject to permission requirements from the CSRC, the CAC, or any other PRC governmental agencies; and (3) have not received or were denial such permission by any PRC authorities. Given the current PRC regulatory environment, it is uncertain when and whether we or our subsidiaries will be required to obtain permission from the PRC government to list on the U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, CAC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital market activities. If we and our subsidiaries (1) do not receive or maintain such permissions or approvals, should the approval is required in the future by the PRC government, (2) inadvertently conclude that such permissions or approvals are not required, or (3) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless.

On February 17, 2023, the CSRC promulgated the Overseas Listing Trial Measures and relevant five guidelines, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. On February 7, 2024, we received notification from the CSRC confirming that we have completed the record filing requirement for our IPO. The result of our completion of record filing was also posted on the CSRC website on the same day. We plan to submit the CSRC filing in connection with this offering within three business days after the closing of this offering.

Given the current PRC regulatory environment, it is uncertain whether we will be required to obtain additional approvals or permissions from the PRC government to offer securities to foreign investors in the future, and whether we would be able to obtain such approvals. If we are unable to obtain such approvals in the future, then the value of our Class A ordinary shares may depreciate significantly or become worthless.

As of the date of this prospectus supplement, we and our PRC subsidiaries have not received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on an U.S. exchange. The SCNPC or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us, our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S.

If we do not receive or maintain the approval, or permission, or inadvertently conclude that such approval or permission is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval or permission in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors — Risks Related to Doing Business in the PRC — We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information” on page S-50 of this prospectus supplement.

Recent Cybersecurity and Anti-Monopoly Regulatory Development in PRC

On November 7, 2016, the SCNPC issued the Cybersecurity Law of the PRC, or Cybersecurity Law, which became effective on June 1, 2017.

On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which became effective on September 1, 2021. The Data Security Law sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”), the National Development and Reform Commission (the “NDRC”), the Ministry of Industry and Information Technology (the “MIIT”), the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, the Ministry of Commerce, the People’s Bank of China (the “PBOC”), the State Administration of Radio and Television (the “SAMR”), the China Securities Regulatory Commission (the “CSRC”), the State Secrecy Administration and the State Cryptography Administration jointly promulgated the Cybersecurity Review Measures which became effective on February 15, 2022. To ensure the supply chain security of critical information infrastructure, safeguard network security and data security, and maintain national security, the Cybersecurity Review Measures stipulates that where any of the following conditions are met, a network security review shall be conducted: (i) a critical information infrastructure operator (the “CIIO”) purchases network products or services, which affects or may affect national security; (ii) online platform operators carry out data processing activities, which affect or may affect national security; (iii) to list abroad, an online platform operator who possesses the personal information of more than 1 million users. The cybersecurity review will evaluate, among others, the risk of critical information infrastructure, core data, important data, or a large amount of personal information being influenced, controlled, or maliciously used by foreign governments and the risk of network data security after going public overseas.

On July 7, 2022, the CAC promulgated the Security Assessment Measures for Outbound Data Transfers (the “Assessment Measures”) which came into effect on 1 September 2022. The Assessment Measures is enacted in accordance with the Cybersecurity Law, the Data Security Law, the Personal Information Protection Law, and other laws and regulations to regulate outbound data transfers, protect personal information rights and interests, safeguard national security and social and public interests, and promote the security and free flow of data across borders. The Assessment Measures applies to the security assessment of the data processor who provides critical data and personal information overseas that are collected and generated in the operation of the PRC.

In addition, on September 24, 2024, the State Council promulgated the Regulations on Network Data Security Management, which became effective on January 1, 2025. According to the Regulations on Network Data Security Management, where it is necessary to provide important data generated or collected by a network data processor during its operation within the territory of the People’s Republic of China to overseas parties, such provision shall pass the security assessment for data cross-border transmission organized by the state cyberspace administration. In addition, data processors that process important data shall conduct risk assessment of their network data handling activities on an annual basis and submit risk assessment reports to the competent authorities at or above the provincial level, which shall in turn promptly notify the cyberspace administration and the public security organ at the same level.

Our PRC legal counsel, Guantao Law Firm, has advised us based on their understanding of the current PRC law, rules, and regulations that we are not expected to be subject to the cybersecurity review by the CAC for this offering, given that: (i) we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future and (ii) the data we handle in our business operations, either by its nature or in scale, do not normally trigger significant concerns over PRC national security and thus may not be classified as core or important data by the authorities. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company or its subsidiaries in connection with our PRC Operating Subsidiaries’ operations. The Company is currently not required to obtain regulatory approval or permission from the CAC nor any other PRC authorities for the PRC Operating Subsidiaries’ data security and cybersecurity practices in its operations. However, there remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Measures for Cybersecurity Review (2021). We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that the applicable laws, regulations, or interpretations change such that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we cannot guarantee whether we can complete the registration process in a timely manner, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, results of operations and the value of our Class A ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

For more detailed information, see “Risk Factors — Risks Related to Doing Business in the PRC — We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information” on page S-50 of this prospectus supplement.

In addition, since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law (was recently amended on June 24, 2022, and became effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus supplement, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange because neither the Company nor its PRC subsidiaries engage in monopolistic behaviors that are subject to these statements or regulatory actions.

The Anti-Monopoly Law of the People’s Republic of China, which took effect in 2008 and was amended on June 24, 2022, which amendment became effective August 1, 2022 (the “Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. Under the Anti-Monopoly Law, companies undertaking acquisitions relating to businesses in China must notify the State Council’s anti-monopoly law enforcement authority, in advance of any transaction where the parties’ revenue in the China market exceed certain thresholds and the buyer would obtain control of, or decisive influence over, the target. As of the date of this prospectus supplement, we have not been involved in any investigations on anti-monopoly initiated by the related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect.

For more detailed information, see “Risk Factors — Risks Related to Doing Business in the PRC — Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and cause the value of our Class A ordinary shares to significantly decline or be worthless. The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China” on page S-41 of this prospectus supplement.

Holding Foreign Companies Accountable Act (“HFCAA”)

Our Class A ordinary shares may be delisted under the HFCAA if the PRC adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the legislation entitled the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCAA. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (Commission-Identified Issuers) and require Commission-Identified Issuers identified by the SEC to submit documentation and make disclosures required under the HFCAA. In addition, the final amendments also establish procedures the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” and (ii) prohibiting the trading on U.S. securities exchanges and in the over-the-counter market of securities of a “Commission-Identified Issuer” under the HFCAA. The final amendments are effective on January 10, 2022. The SEC will begin to identify and list Commission-Identified Issuers on its website shortly after registrants begin filing their annual reports for 2021. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: mainland China or Hong Kong, a Special Administrative Region of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.

Our former auditor, WWC, P.C. (“WWC”), is an independent registered public accounting firm that is headquartered in San Mateo, California. WWC has been inspected by the PCAOB on a regular basis, with the last inspection completed in November 2024. Our current auditor, YCM CPA INC. (“YCM”), is an independent registered public accounting firm that is headquartered in Irvine, California. YCM has been inspected by the PCAOB on a regular basis, with the last inspection completed in September 2024. As of the date of the prospectus supplement, both WWC and YCM are not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. Both WWC and YCM are subjected to the laws and regulations of the United States, pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. They are not subject to the determinations announced by the PCAOB on December 16, 2021. On August 26, 2022, the PCAOB announced that it had signed the Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of China. The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firm headquartered in China and Hong Kong. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. The PCAOB Board vacated its previous 2021 Determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

Our former auditor, WWC, is an independent registered public accounting firm that is headquartered in San Mateo, California. WWC has been inspected by the PCAOB on a regular basis, with the last inspection completed in November 2024. Our current auditor, YCM CPA INC. (“YCM”), is an independent registered public accounting firm that is headquartered in Irvine, California. YCM has been inspected by the PCAOB on a regular basis, with the last inspection completed in September 2024. As of the date of the prospectus supplement, both WWC and YCM are not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. Both WWC and YCM are subjected to the laws and regulations of the United States, pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our Class A ordinary shares may be delisted under the HFCAA if the PRC adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A ordinary shares may be prohibited from trading or delisted. The HFCAA, the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCAA, together with recent joint statement by the SEC and PCAOB, the PCAOB’s determinations, and the Nasdaq rule changes all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments add uncertainties to our offering.

Our management team monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfil its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our Board of Directors, we will enter into an intercompany loan for the subsidiaries in accordance with the applicable PRC laws and regulations. However, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. As of the date of the prospectus supplement, no cash transfer, dividends, or distributions have occurred among the Company and any of its subsidiaries. See “Risk Factors — Risks Related to Doing Business in the PRC — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page S-46 of this prospectus supplement.

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (the “SAFE”), by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus supplement, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into, and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits or share premium, and that a company may only pay dividends if, immediately following the date on which the dividend is paid, the company remains able to pay its debts as they fall due in the ordinary course of business. Other than that, there are no restrictions on Decent Cayman’s ability to pay dividends to its shareholders. See “Prospectus Supplement Summary — Transfers of Cash to and from Our Subsidiaries” on page S-7, “Risk Factors — Risks Related to Doing Business in the PRC — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page S-46 and “Risk Factors — Risks Related to Doing Business in the PRC — Our Company is a holding company and will rely on dividends paid by our PRC Operating Subsidiaries for our cash needs. Any limitation on the ability of our PRC Operating Subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A ordinary shares” on page S-45 of this prospectus supplement.

As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries, including those based in the PRC, for working capital and cash needs. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Decent Cayman is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. Our subsidiaries are permitted under the respective laws of Hong Kong to provide funding to Decent Cayman through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividend transfers from Hong Kong to the Cayman Islands. Current PRC regulations permit Shandong Naxin Ecological Environment Engineering Co., Limited (“WFOE”) to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. The transfer of funds among companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Guantao Law Firm, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction that could limit our PRC subsidiaries’ ability to transfer cash between PRC subsidiaries. As of the date of this prospectus supplement, neither the Company nor its subsidiaries have made transfers, dividends, or distributions to investors and no investors have made transfers, dividends, or distributions to the Company or its subsidiaries. As of the date of this prospectus supplement, no dividends, distributions or transfers  have been made between Decent Cayman and any of its subsidiaries. We do not expect to pay any cash dividends in the foreseeable future. Also, as of the date of this prospectus supplement, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries. For more details, see “Prospectus Supplement Summary — Transfers of Cash to and from Our Subsidiaries,” on page S-7 of this prospectus supplement, and “Consolidated Financial Statements” in our 2025 Annual Report incorporated by reference in this prospectus supplement.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Supplement Summary — Implications of Being an Emerging Growth Company” on page S-18 of this prospectus supplement for additional information.

We are, and will continue to be, a “controlled company” within the meaning of the Nasdaq listing rules, due to the fact that as of the date of this prospectus supplement, our controlling shareholder, Decent Limited, a British Virgin Islands company controlled by Mr. Dingxin SUN, our founder and Chairman of the Board of Directors, beneficially owns approximately 19.87% of our issued and outstanding Class A ordinary shares and 100% of our issued and outstanding Class B ordinary shares, representing 90.5% of the voting power. He will continue to beneficially own more than 50.0% of the voting power of our issued and outstanding ordinary shares following the offering. As a “controlled company,” as defined under the Nasdaq listing rules, we are permitted to elect to rely on certain exemptions from corporate governance rules. Although we do not plan to take advantage of the exemptions provided to controlled companies, we may in the future take advantage of such exemptions. For more details, see “Prospectus Supplement Summary — Implications of Being a Controlled Company” on page S-19 of this prospectus supplement.

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to U.S. domestic public companies. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities. See “Prospectus Supplement Summary — Implications of Being a Foreign Private Issuer” on page S-18 of this prospectus supplement and “Risk Factors — Risks Related to This Offering and Our Securities — We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies” and “Risk Factors — Risks Related to This Offering and Our Securities — As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules” on page S-64 of this prospectus supplement.

Implications of Being an Emerging Growth Company

We had less than $1.235 billion in revenue during our last fiscal year. As a result, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenue of at least $1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of our IPO; (c) the date on which we have, during the preceding three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of the Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

In addition, as a foreign private issuer, the Nasdaq listing rules allow us to follow corporate governance practices in our home country, the Cayman Islands, with respect to certain corporate governance requirements. Although we do not intend to rely on the “foreign private issuer” exemption under the Nasdaq listing rules, we are allowed to elect to rely on this exemption after we complete this offering. Accordingly, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Risk Factors — Risks Related to This Offering and Our Securities — We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies” and “Risk Factors — Risks Related to This Offering and Our Securities — As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules”.

Implications of Being a Controlled Company

Under the Nasdaq Rules, a controlled company is a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. We may be deemed a controlled company because as of the date of this prospectus supplement, Mr. Dingxin SUN, our founder and Chairman of the Board of Directors, beneficially owns approximately 19.87% of our issued and outstanding Class A ordinary shares and 100% of our issued and outstanding Class B ordinary shares, representing 90.5% of the voting power. For so long as we remain a controlled company, we are exempt from the obligation to comply with certain Nasdaq corporate governance requirements, including:

●	our board of directors is not required to be comprised of a majority of independent directors;

●	our board of directors is not subject to the compensation committee requirement; and

●	we are not subject to the requirements that director nominees be selected either by the independent directors or a nomination committee comprised solely of independent directors.

The controlled company exemptions do not apply to the audit committee requirement or the requirement for executive sessions of independent directors. We are required to disclose in our annual report that we are a controlled company and the basis for that determination. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

Legal Proceedings

On April 13, 2026, a securities class action complaint (the “April Action”) was filed in the Supreme Court of the State of New York, County of New York, naming as defendants more than 30 publicly traded companies in the U.S., including the Company, more than 10 broker-dealer firms in the U.S. and certain other named individuals. The summons and complaint were served on the process agent of the Company on September 23, 2026. The Company has just been notified of the April Action in October 2026 and is currently in the course of engaging legal counsel to review the merits of such April Action.

On July 23, 2026, another securities class action complaint (the “July Action”) was filed in the Supreme Court of the State of New York, County of New York, also naming as defendants more than 30 publicly traded companies in the U.S., including the Company, more than 10 broker-dealer firms in the U.S. and certain other named individuals, most of which are also named in the April Action. The claims in the July Action are substantially the same as the claims in the April Action. The summons and complaint were served on the process agent of the Company on August 11, 2026. The Company is currently reviewing the merits of such July Action and was granted an extension until November 2026 to answer the complaint.

Both the April and July Actions are at an early stage, and the Company is unable to predict such contingency or estimate any likely outcome at this time.

Corporate Information

Our principal executive office is located at 4th Floor & 5th Floor North Zone, Dingxin Building, No. 106 Aokema Avenue, Laishan District, Yantai, Shandong Province, People’s Republic of China 264003. The telephone number of our principal executive offices is +86 0535-5247776. Our registered office is located at Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, Grand Cayman KY1-1209, Cayman Islands. Our website is www.dxshengtai.com. The information contained on our website is not a part of this prospectus supplement.

Summary of Risk Factors

Investing in our securities involves risks. You should carefully read and consider all of the information contained in this prospectus supplement (including in the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), the risk factors set forth in the accompanying base prospectus, and “Item 3.D. Risk Factors” and “Consolidated Financial Statements” in the 2025 Annual Report incorporated by reference herein before making an investment decision. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Class A ordinary shares would likely decline, and you may lose all or part of your investment. In reviewing this prospectus, you should bear in mind that past results are no guarantee of future performance. See “Special Note Regarding Forward-Looking Statements” for a discussion of forward-looking statements and the significance of forward-looking statements in the context of this prospectus.

We face numerous risks that could materially affect our business, results of operations or financial condition. These risks include but are not limited to the following:

Risks Related to Our Business and Industry

●	If we fail to maintain an effective quality control system, our business could be materially and adversely affected. (see page S-27 of this prospectus supplement)
●	If we are unable to maintain or enhance our brand recognition, our business, results of operations and financial condition may be materially and adversely affected. (see page S-27 of this prospectus supplement)

●	We may not be successful in expanding our customer base or the services we provide to existing customers, which could adversely affect our business. (see page S-27 of this prospectus supplement)
●	If we fail to complete a project in a timely manner, miss a required performance standard, or otherwise fail to adequately perform on a project, then we may incur a loss on that project, which may reduce or eliminate our overall profitability. (see page S-28 of this prospectus supplement)

●	Our industry is highly competitive, and we may be unable to compete effectively, which could result in reduced revenue, profitability and market share. (see page S-28 of this prospectus supplement)

●	Safety-related issues could adversely impact our business. (see page S-28 of this prospectus supplement)
●	The wastewater treatment industry places its employees in dangerous situations which may present serious and enhanced safety issues that could adversely affect our business. (see page S-29 of this prospectus supplement)

●	Our limited operating history and our volatile historical results of operations could make it difficult for us to forecast our business and assess the seasonality and volatility in our business. (see page S-29 of this prospectus supplement)

●	Our business is subject to numerous trends and uncertainties that could have a material unfavorable effect on our net sales, revenue and income from continuing operations, and our historical results may not be indicative of our future performance. (see page S-30 of this prospectus supplement)

●	We are subject to PRC labor regulatory requirements. (see page S-31 of this prospectus supplement)
●	We may be unable to make the substantial research and development investments required to remain competitive in our business. (see page S-31 of this prospectus supplement)

●	We may encounter difficulties in recruiting and retaining key personnel. (see page S-31 of this prospectus supplement)
●	We may face difficulties in protecting our intellectual property rights. (see page S-31 of this prospectus supplement)

●	We currently do not have insurance coverage covering all risks related to our business and operations. (see page S-32 of this prospectus supplement)

●	Any global systemic economic and financial crisis could negatively affect our business, results of operations and financial condition. (see page S-32 of this prospectus supplement)
●	We have derived, and expect to continue to derive, a significant amount of our revenue from a small number of customers, and therefore, any significant changes in our relationships with our major customers or significant decrease in the number of projects may materially and adversely affect our business, financial condition, and results of operations. (see page S-32 of this prospectus supplement)

●	We are exposed to the concentration risk of heavy reliance on our major suppliers for the supply of raw materials and equipment, and any shortage of, or delay in, the supply may significantly impact on our business and results of operation. (see page S-33 of this prospectus supplement)

●	Our AI systems may not perform as intended, which could harm our business, reputation, and results of operations. (see page S-33 of this prospectus supplement)

●	We are making significant investments in AI initiatives that may not yield the anticipated commercial benefits. (see page S-33 of this prospectus supplement)

●	Our AI models may reflect or perpetuate bias, including bias affecting elderly users or specific demographic groups. (see page S-34 of this prospectus supplement)

●	We depend on third-party AI technologies, platforms, and infrastructure, and any disruption to these relationships could adversely affect our operations. (see page S-34 of this prospectus supplement)

●	Rapid technological change in AI may render our technology obsolete or require us to make additional investments to remain competitive. (see page S-34 of this prospectus supplement)

●	We collect, process, and store substantial amounts of sensitive personal and health-related data of elderly users, which subjects us to significant privacy and data protection obligations under PRC law. (see page S-34 of this prospectus supplement)

●	PRC restrictions on cross-border data transfers may impair our ability to share data with the parent company or third-party service providers outside of China. (see page S-34 of this prospectus supplement)

●	Our AI systems and data infrastructure are subject to cybersecurity risks, including AI-specific attack vectors, that could result in unauthorized access to sensitive user data. (see page S-35 of this prospectus supplement)

●	We may face liability arising from the use of health data in AI training without adequate legal basis or user consent. (see page S-35 of this prospectus supplement)

●	China’s rapidly evolving AI regulatory framework may impose material compliance burdens and restrict or prohibit certain aspects of our business. (see page S-35 of this prospectus supplement)

●	Our AI-powered health management services may be subject to medical device regulation or healthcare licensing requirements that impose significant compliance obligations. (see page S-35 of this prospectus supplement)

●	Our AI systems are subject to algorithm governance requirements, including obligations to avoid discriminatory outcomes, that may be difficult and costly to satisfy. (see page S-35 of this prospectus supplement)

●	Compliance with global AI regulations, including the EU AI Act, may be required as we expand outside of China and may impose material additional compliance costs. (see page S-35 of this prospectus supplement)

●	We may face intellectual property claims relating to the data used to train our AI models or the AI-generated outputs of our systems. (see page S-36 of this prospectus supplement)

●	We may be unable to adequately protect our proprietary AI technology, algorithms, and models, which are central to our competitive advantage. (see page S-36 of this prospectus supplement)

●	The PRC senior care AI market is intensely competitive, and we may be unable to maintain our technological advantages against well-resourced competitors. (see page S-36 of this prospectus supplement)

●	The use of AI in healthcare services for elderly users creates heightened liability exposure, and we may face tort, product liability, or professional liability claims arising from adverse outcomes experienced by users. (see page S-36 of this prospectus supplement)

●	Negative publicity relating to our AI systems, including reports of errors, bias, privacy breaches, or harmful outcomes, could materially damage our reputation and reduce user adoption. (see page S-36 of this prospectus supplement)

●	Our AI systems process sensitive health data of a vulnerable population, creating heightened risks under elder protection laws and consumer welfare regulations. (see page S-36 of this prospectus supplement)

●	Our AI systems may generate content, recommendations, or outputs subject to PRC content regulation, including requirements relating to algorithm-generated content and deep synthesis technologies. (see page S-37 of this prospectus supplement)

●	Our AI-powered health management services remain at an early stage of development and are subject to uncertainties. (see page S-37 of this prospectus supplement)

Risks Related to Doing Business in the PRC

●	Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect us and limit the legal protections available to you and us. (see page S-37 of this prospectus supplement)

●	The filing, approval or other administration requirements of the China Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable. (see page S-38 of this prospectus supplement)

●	Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and cause the value of our Class A ordinary shares to significantly decline or be worthless. The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China. (see page S-41 of this prospectus supplement)

●	PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from this offering and/or future financing activities to make loans or additional capital contributions to our PRC Operating Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business. (see page S-42 of this prospectus supplement)

●	We must remit the offering proceeds to China before they may be used to benefit our business in China, and this process may take several months to complete. (see page S-43 of this prospectus supplement)

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations. (see page S-44 of this prospectus supplement)

●	The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A ordinary shares. (see page S-44 of this prospectus supplement)

●	We may be exposed to liabilities under the U.S. Foreign Corrupt Practices Act and Chinese anti-corruption law. (see page S-45 of this prospectus supplement)

●	Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment. (see page S-45 of this prospectus supplement)

●	Our Company is a holding company and will rely on dividends paid by our PRC Operating Subsidiaries for our cash needs. Any limitation on the ability of our PRC Operating Subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A ordinary shares. (see page S-45 of this prospectus supplement)

●	To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. (see page S-46 of this prospectus supplement)

●

Our business may be materially and adversely affected if any of our PRC Operating Subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding. (see page S-47 of this prospectus supplement)

●	Fluctuations in exchange rates could adversely affect our business and the value of our securities. (see page S-47 of this prospectus supplement)
●	Increases in labor costs in the PRC may adversely affect our business and results of operations. (see page S-47 of this prospectus supplement)
●	Failure to make adequate contributions to various employee benefits plans as required by PRC regulations may subject us to penalties. (see page S-48 of this prospectus supplement)
●	PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC Operating Subsidiaries to liability or penalties, limit our ability to inject capital into our PRC Operating Subsidiaries or limit our PRC Operating Subsidiaries’ ability to increase their registered capital or distribute profits. (see page S-48 of this prospectus supplement)

●

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers. (see page S-50 of this prospectus supplement)

●	You may experience difficulties in protecting your interests and exercising your rights as a shareholder, effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in this prospectus. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. (see page S-52 of this prospectus supplement)

●	Our Class A ordinary shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditor for two instead of three consecutive years beginning in 2021. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. (see page S-53 of this prospectus supplement)

●	The interpretation and implementation of the PRC Foreign Investment Law are still evolving which may impact the viability of our current corporate structure, corporate governance and business operations. (see page S-55 of this prospectus supplement)

●	The indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies are subject to relevant regulations. (see page S-56 of this prospectus supplement)
●

Under the PRC Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders. (see page S-56 of this prospectus supplement)

●	If our preferential tax treatments and government subsidies are revoked or become unavailable or if the calculation of our tax liability is successfully challenged by the PRC tax authorities, we may be required to pay tax, interest and penalties in excess of our tax provisions. (see page S-57 of this prospectus supplement)

●	Failure to comply with PRC laws and regulations on leased property may expose us to potential fines and negatively affect our ability to use the properties we lease.
●

The current tension in international trade, particularly with regard to U.S. and China trade policies, may adversely impact our business, financial condition, and results of operations. (see page S-58 of this prospectus supplement)

●	Heightened tensions in international relations, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations. (see page S-58 of this prospectus supplement)

Risks Related to This Offering and Our Securities

●	An active trading market for our Class A ordinary shares may not be maintained and the trading price for our Class A ordinary shares may fluctuate significantly. (see page S-59 of this prospectus supplement)

●	The trading price of the Class A ordinary shares is likely to be volatile, which could result in substantial losses to investors. (see page S-59 of this prospectus supplement)

●	Regulatory developments and market scrutiny relating to companies with operations in China may affect investor perception of our Company and the trading price of our shares. (see page S-61 of this prospectus supplement)

●	If securities or industry analysts cease to publish research or reports about our business, or if they adversely change their recommendations regarding the Class A ordinary shares, the market price for the Class A ordinary shares and trading volume could decline. (see page S-61 of this prospectus supplement)

●	The dual class structure of our ordinary shares has the effect of concentrating voting control with our Chair and Chief Executive Officer, and their interest may not be aligned with the interests of our other shareholders. (see page S-61 of this prospectus supplement)

●	Future issuances of our Class B ordinary shares may be dilutive to the voting power of the holders of our Class A ordinary shares. (see page S-62 of this prospectus supplement)

●	We currently do not expect to pay dividends in the foreseeable future and you must rely on price appreciation of our Class A ordinary shares for return on your investment. (see page S-62 of this prospectus supplement)

●	Our Fourth Amended and Restated Memorandum and Articles of Association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our Class A ordinary shares. (see page S-62 of this prospectus supplement)

●	You may experience dilution of your holdings due to inability to participate in rights offerings. (see page S-63 of this prospectus supplement)

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law. (see page S-63 of this prospectus supplement)

●	Certain judgments obtained against us by our shareholders may not be enforceable. (see page S-63 of this prospectus supplement)

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements. (see page S-64 of this prospectus supplement)

●	As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules. (see page S-64 of this prospectus supplement)

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies. (see page S-64 of this prospectus supplement)

●	There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of Class A ordinary shares. (see page S-65 of this prospectus supplement)

●	Since we are a “controlled company” within the meaning of the Nasdaq listing rules, we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. (see page S-65 of this prospectus supplement)

●	We may incur significantly increased costs and devote substantial management time as a result of the listing of our Class A ordinary shares. (see page S-66 of this prospectus supplement)

●	If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired. (see page S-66 of this prospectus supplement)

●	Our founder and Chairman of the Board of Directors, Mr. Dingxin SUN, has a significant influence over our company and future corporate decisions. His interests may not always be aligned with those of other shareholders. He may engage in activities that benefit himself at the expense of other shareholders. Thus, there might be potential risks for conflicts of interest and the impact on internal controls. (see page S-67 of this prospectus supplement)

●	If we fail to meet continued listing standards of the Nasdaq Stock Market LLC, our Class A ordinary shares may be delisted. Delisting could adversely affect the liquidity of our Class A ordinary shares and the market price of our Class A ordinary shares could decrease, and our ability to obtain sufficient additional capital to fund our operations and to continue as a going concern would be substantially impaired. (see page S-68 of this prospectus supplement)

●	Nasdaq’s proposed $5 million minimum market value continued listing requirement previously approved by SEC now stayed pending further action from the SEC. If affirmed by SEC, such rule could result in immediate suspension and delisting of our Class A ordinary shares without any cure period or opportunity to regain compliance. (see page S-68 of this prospectus supplement)

●	In the event that our Class A ordinary shares are delisted from Nasdaq, they may be considered penny stocks and thus be subject to the “penny stock” rules. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Class A ordinary shares. (see page S-69 of this prospectus supplement)

●	Our Class A ordinary shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. (see page S-70 of this prospectus supplement)

●	The sale or availability for sale of substantial amounts of our Class A ordinary shares could adversely affect their market price. (see page S-70 of this prospectus supplement)

●	There is no public market for the Pre-Funded Warrants. (see page S-70 of this prospectus supplement)

●	The Pre-Funded Warrants in this offering are speculative in nature. (see page S-70 of this prospectus supplement)
●	Holders of Pre-Funded Warrants purchased in this offering will have no rights as shareholders until such holders exercise their Pre-Funded Warrants and acquire our Class A Ordinary Shares. (see page S-70 of this prospectus supplement)

●	The terms of the Pre-Funded Warrants may be adjusted. (see page S-71 of this prospectus supplement)

●	The Pre-Funded Warrants have beneficial ownership limitations. (see page S-71 of this prospectus supplement)

●	We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants. (see page S-71 of this prospectus supplement)

●	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively. (see page S-71 of this prospectus supplement)

●	We are a defendant in two putative securities class actions, which could result in substantial costs and divert management's attention. (see page S-71 of this prospectus supplement)

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in this section and under the heading “Risk Factors” contained in the accompanying base prospectus and under similar headings in our 2025 Annual Report as updated by our subsequent filings, some of which are incorporated by reference herein, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus forms a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. For more information, see “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

The following disclosure is intended to highlight, update or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC.

Risks Related to Our Business and Industry

If we fail to maintain an effective quality control system, our business could be materially and adversely affected.

We place great emphasis on product and services quality and adhere to stringent quality control measures. Failure to maintain an effective quality control system or to obtain or renew our quality standards certifications may result in a decrease in demand for our products and services or cancelation or loss of purchase orders or projects from our customers. Moreover, our reputation could be impaired. As a result, our business, results of operations and financial condition could be materially and adversely affected.

If we are unable to maintain or enhance our brand recognition, our business, results of operations and financial condition may be materially and adversely affected.

Maintaining and enhancing the recognition, image and acceptance of our brand are important to our ability to differentiate our products and services from and to compete effectively with our peers. Our brand image, however, could be jeopardized if we fail to maintain high product quality, pioneer and keep pace with evolving technology trends, or timely fulfill the orders for our products. If we fail to promote our brand or to maintain or enhance our brand recognition and awareness among our customers, or if we are subject to events or negative allegations affecting our brand image or the publicly perceived position of our brand, our business, results of operations and financial condition could be adversely affected.

We may not be successful in expanding our customer base or the services we provide to existing customers, which could adversely affect our business.

Our success and the planned growth and expansion of our business depend on our ability to expand into new markets and further penetrate existing markets. Our ability to expand is to a large extent contingent on our products and services achieving greater and broader acceptance, resulting in a larger customer base, a broader array of prospective customers and expanded services provided to existing customers. However, demand for our services is uncertain, and there can be no assurance that customers will purchase our offerings, or that we will be able to continually expand our customer base within existing geographies or into new geographies, whether we expand organically or through acquisition. Expanding our customer base is also subject to external factors, many of which are beyond our control, including the overall demand for the services we offer, the actions of our competitors and the finite number of prospective customers in a given market. Though we intend to continuously develop technologies and products for wastewater recovery, river ecological remediation, treatment for black odor water and sewage in rural areas, in an effort to gain more market shares and cover more new customers, we cannot provide any assurances regarding our immediate or long-term growth rates in any geographic market or segment, or if we will grow at all. If we are unable to effectively market or expand our offerings to new customers or cross-market our services to existing customers, we may be unable to grow our business or implement our business strategy. Any of the above could materially impair our ability to increase sales and revenue and have a material adverse effect on our business, financial condition and results of operations.

If we fail to complete a project in a timely manner, miss a required performance standard, or otherwise fail to adequately perform on a project, then we may incur a loss on that project, which may reduce or eliminate our overall profitability.

Our engagements often involve large-scale, complex projects. The quality of our performance on such projects depends in large part upon our ability to manage the relationship with our customers and our ability to effectively manage the project and deploy appropriate resources, including third-party contractors and our own personnel, in a timely manner. We may commit to a client that we will complete a project by a scheduled date. We may also commit that a project, when completed, will achieve specified performance standards. If the project is not completed by the scheduled date or fails to meet required performance standards, we may either incur significant additional costs or be held responsible for the costs incurred by the client to rectify damages due to late completion or failure to achieve the required performance standards. The uncertainty of the timing of a project can present difficulties in planning the amount of personnel needed for the project. If the project is delayed or cancelled, we may bear the cost of an underutilized workforce that was dedicated to fulfilling the project. In addition, performance of projects can be affected by a number of factors beyond our control, including unavoidable delays from government inaction, public opposition, inability to obtain financing, weather conditions, unavailability of vendor materials, changes in the project scope of services requested by our customers, industrial accidents, environmental hazards, and labor disruptions. To the extent these events occur, the total costs of the project could exceed our estimates, and we could experience reduced profits or, in some cases, incur a loss on a project, which may reduce or eliminate our overall profitability. Further, any defects or errors, or failures to meet our customers’ expectations, could result in claims for damages against us. Failure to meet performance standards or complete performance on a timely basis could also adversely affect our reputation.

Our industry is highly competitive, and we may be unable to compete effectively, which could result in reduced revenue, profitability and market share.

We face significant competition in our market from numerous large companies and many smaller regional competitors. Meanwhile, many large foreign corporations have entered the Chinese market and made their presence. Meanwhile, we also compete with some domestic companies. The degree and type of competition we face are also influenced by the type and scope of a particular project. Our current and prospective customers’ decisions on which company to engage are usually based upon a company’s qualifications and certifications, experience and expertise in handling specific types of wastewater, customer service, reputation and reviews, recommendations and referrals, technological capability, existing relationships and ability to provide the relevant services in a timely, safe and cost-efficient manner. This competitive environment could force us to make price concessions or otherwise reduce prices for our services. If we are unable to maintain our competitiveness and renovate our existing wastewater treatment technology in the industry in a cost-effective way for our customers., our market share, revenue, and profits may decline.

Safety-related issues could adversely impact our business.

We often work on complex projects, sometimes in geographically remote locations and in challenging environments. These sites often put our employees and others in close proximity with chemical, manufacturing, construction and other dangerous processes and highly regulated materials. In addition, our employees sometimes handle hazardous materials, including pressurized gases or concentrated toxins and other highly regulated materials, which, if improperly handled, could subject us to civil and/or criminal liabilities. If we fail to implement proper safety procedures or if the procedures we implement are ineffective, or if others working at the site fail to implement and follow appropriate safety procedures, our employees and others may become injured, disabled or even lose their lives, the completion or commencement of our projects may be delayed and we may be exposed to litigation or investigations. Unsafe work sites also have the potential to increase employee turnover, increase project costs, damage our reputation and brand and raise our operating and insurance costs. Any of the foregoing could result in, among other things, financial losses or reputational harm, which could have a material adverse effect on our business, financial condition and results of operations.

We are responsible for the training and safety of our employees at work, and, on occasion, we take on expanded site safety responsibilities, which subjects us to regulations dealing with occupational health and safety. Although we implement what we believe to be appropriate health, safety and environmental work procedures throughout our organization, including hazardous sites, we cannot guarantee the safety of our personnel and others for whom we may be responsible. If our employees or others become injured, if we fail to implement appropriate training and health and safety procedures, or if we fail to comply with applicable regulations, among other things, we may be subject to claims, investigations or litigation or required to pay penalties or fines, and our business, financial condition and results of operations could be harmed. Our safety record is critical to our reputation. Many of our customers require that we meet certain safety criteria to be eligible to bid for contracts or perform on-site services. If our safety record is not within the levels required by our customers, or compares unfavorably to our competitors, we could lose business, incur significant costs or reputational damage, be prevented from working at certain facilities or suffer other adverse consequences. Additionally, we may incur costs to defend our position even if we do not believe we have any liability for the release of or exposure to a hazardous substance or waste or other environmental damage. Any of the foregoing could, among other things, negatively affect our profitability or cause us to lose one or more projects or customers, or otherwise could have a material adverse impact on our business, financial condition and results of operations.

The wastewater treatment industry places its employees in dangerous situations which may present serious and enhanced safety issues that could adversely affect our business.

The wastewater treatment industry is focused on assisting companies, governments and communities with responses to and recovery from environmental hazards and emergencies. A significant portion of our employees work in hazardous situations that pose threats to the environment and surrounding communities. The danger of injury or death is inherent in this role, despite safety precautions, training and compliance with federal, state and local health and safety regulations. These employees and any subcontractors we use for such projects are at an enhanced risk of workplace-related injuries given the dangers of their workplace environment. Oftentimes, the risks of emergency situations are not yet known, and there is no way to predict the magnitude of the danger. Since we have no insurance coverage in place that we believe is reasonable in addition to policies and procedures designed to minimize these risks, we may be unable to avoid material liabilities for an injury or death arising out of these emergency-related hazards. In light of the potential cost and uncertainty involved in litigation, we may settle matters even when we believe we have a meritorious defense. Litigation and its related costs, as well as the damage to our reputation should any employee or subcontractor injury or death occur during these emergency situations, could have a material adverse effect on our business, financial condition and results of operations.

Our limited operating history and our volatile historical results of operations could make it difficult for us to forecast our business and assess the seasonality and volatility in our business.

We have a relatively short operating history and began operations in 2011. Our total revenue was $18,585,525, $12,949,345, $11,542,292 and $9,447,334 for the six months ended April 30, 2026 and the fiscal years ended October 31, 2025, 2024 and 2023, respectively. As the wastewater treatment market is relatively nascent and still rapidly evolving, and due to our limited operating history and historical data, as well as the limited visibility into future demand trends for our products, we may not be able to accurately forecast our future total revenue and budget our operating expenses accordingly. As most of our expenses are fixed in the short-term or incurred in advance of anticipated total revenue, we may not be able to adjust our expenses in a timely manner in order to offset any shortfall in revenue.

Our business may be subject to the varying order patterns of the wastewater treatment market. We may experience fluctuations in orders in the future. Our volatile historical results of operations could make it difficult to assess the impact of seasonal factors on our business. If we or any of our third-party manufacturing service providers are unable to increase production of new or existing products to meet any increases in demand due to seasonality or other factors, our total revenue would be adversely affected and our reputation with our customers may be damaged.

Our business is subject to numerous trends and uncertainties that could have a material unfavorable effect on our net sales, revenue and income from continuing operations, and our historical results may not be indicative of our future performance.

Our results of operations are affected by a wide range of trends, events and uncertainties, many of which are outside our control and any of which could have a material unfavorable effect on our net sales, revenue or income from continuing operations in future periods.

These include, among others:

●	changes in the demand for our wastewater treatment, river water quality management, product sales and digital health and wellness services, including as a result of changes in the level of governmental and municipal spending on environmental projects in the PRC, changes in environmental policy and enforcement, and changes in consumer preferences and spending;

●	fluctuations in our revenue mix among our business lines, which carry different gross margins, and the resulting effect on our overall gross margin and profitability;

●	the project-based and non-recurring nature of a substantial portion of our revenue, the timing of project awards, commencement, completion and acceptance, and our ability to secure new projects on comparable terms;

●	our reliance on a limited number of customers, the timing of their payments, their financial condition, and the loss of or reduction in business from any of them;

●	the availability and cost of raw materials, equipment, labor and subcontractors, and our ability to pass cost increases on to customers;

●	competition in each of our markets, including pricing pressure and the entry of larger or better-capitalized competitors;

●	our ability to collect accounts receivable on a timely basis and the level of our allowance for credit losses;

●	the performance and growth of our digital health and wellness business, which has a limited operating history, and the costs of investing in and expanding that business;

●	our ability to develop, commercialize and protect new technologies and products, and the level of our research and development expenditures;

●	macroeconomic conditions in the PRC and globally, including economic growth rates, inflation, interest rates, currency exchange rates and conditions in the real estate, construction and infrastructure sectors;

●	changes in laws, regulations, licensing and permitting requirements, taxation and government policy in the PRC, Hong Kong, the Cayman Islands and the United States, and the costs of compliance;

●	seasonality and weather conditions affecting the timing of our projects;

●	the costs and management attention associated with litigation and regulatory matters, including the pending securities class action described elsewhere in this prospectus;

●	our ability to maintain compliance with Nasdaq continued listing requirements and the effect of any deficiency on our ability to raise capital; and

●	the other risks described in this "Risk Factors" section.

We are subject to PRC labor regulatory requirements

We are subject to PRC labor regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pension insurance, housing provident fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law, or the Labor Contract Law, that became effective in January 2008 and its implementing rules that became effective in September 2008 and its amendments that became effective in July 2013, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may affect our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

We may be unable to make the substantial research and development investments required to remain competitive in our business.

We are committed to investing in new product development in order to stay competitive in our markets. Nevertheless, if we are unable to generate enough revenue or raise enough capital to make adequate research and development investments going forward, our product development and relevant research and development initiatives may be restricted or delayed, or we may not be able to keep pace with the latest market trends and satisfy our customers’ needs, which could materially and adversely affect our results of operations. Furthermore, our substantial research and development expenditures may not yield the expected results that enable us to roll out new products, which in turn will harm our prospects and results of operations.

We are currently working on providing more advanced products in the wastewater treatment industry, which will increase our competitiveness in the industry. If we fail to realize the prospect, our business may become less competitive compared to similar product providers.

We may encounter difficulties in recruiting and retaining key personnel.

Our future growth and success depend to a significant extent on the continuing service and contribution of our engineers and senior management personnel. Many of these key personnel are highly skilled and experienced and are difficult to recruit and retain, particularly as we seek to expand our business with respect to the high-purity conveyor system solutions and distributed computing and monitoring software solutions. Competition for recruiting qualified personnel is intense, and recruiting personnel with the combination of skills and attributes required to execute our business strategy may be difficult, time-consuming and expensive. As a result, the loss of any key personnel or failure to recruit, train or retain qualified personnel could have a significant negative impact on our operations.

We may face difficulties in protecting our intellectual property rights.

We rely on our intellectual property rights, and in particular, our patents and software copyrights. Even though we have successfully registered certain of our intellectual property rights in China, it may be possible for a third party to imitate or use our intellectual property rights without authorization. Additionally, we have developed and utilized some intellectual property that has not been registered. If a third party misuses or misappropriates our intellectual property, we may not be able to easily differentiate our products from the others in the market easily. As a result, we may be forced into an adverse price competition that reduces our profit margin. As we develop new technologies, we will need to continue to apply for intellectual property rights protections. There is no guarantee that we will be able to obtain valid and enforceable intellectual property rights in China or in other relevant jurisdictions as needed. Even when we are able to obtain such protections, there is no guarantee that we will be able to effectively enforce our rights effectively.

In this respect, we may incur expenses and efforts to monitor and enforce our intellectual property rights. Infringement of our intellectual property rights and the resulting diversion of resources to protect such rights through litigation or other means could also adversely affect our profitability.

We currently do not have insurance coverage covering all risks related to our business and operations.

We do not maintain insurance policies covering all of our business risks, such as risks relating to properties, receivables, goods in transit and public liability. We cannot assure you that the insurance coverage we currently have would be sufficient to cover our potential losses. In the event there is any damage to any assets or incidents for which we do not have sufficient insurance coverage if at all, we would have to pay for the difference ourselves where our cash flow and liquidity could be negatively affected.

Any global systemic economic and financial crisis could negatively affect our business, results of operations and financial condition.

Any prolonged slowdown in the Chinese or global economy may have a negative impact on our business, results of operations and financial condition. For example, the global financial markets have experienced significant disruptions since 2008 and the United States, Europe and other economies have experienced periods of recession. The recovery from the lows of 2008 and 2009 has been uneven and there are new challenges, including the escalation of the European sovereign debt crisis from 2011 and the slowdown of the PRC’s economic growth since 2012, which may continue. The market panic over the COVID-19 pandemic and the drop in oil price have materially and negatively affected the global financial markets in March 2020. Additionally, there is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. There have also been (1) concerns over unrest in Ukraine, the Middle East and Africa, which have resulted in volatility in financial and other markets; (2) concerns over the United Kingdom leaving the European Union as well as the significant potential changes to United States trade policies, treaties and tariffs, including trade policies and tariffs regarding China; (3) concerns about the economic effect of the tensions in the relationship between China and surrounding Asian countries; and (4) concerns over the rising level of inflation in major industrial countries including the United States and worries that efforts to curb inflation may result in recession. There were and could be in the future a number of domino effects from such turmoil on our business, including significant decreases in orders from our customers, insolvency of key suppliers resulting in product delays, rises in raw material prices leading up to increased level of cost of sales that we may not be able to pass onto customers, inability of customers to obtain credit to finance purchases of our products and/or customer insolvencies, and counterparty failures negatively impacting our operations. Any systemic economic or financial crisis could cause revenues for the wastewater treatment industry as a whole to decline dramatically and could materially and adversely affect our results of operations.

We have derived, and expect to continue to derive, a significant amount of our revenue from a small number of customers, and therefore, any significant changes in our relationships with our major customers or significant decrease in the number of projects may materially and adversely affect our business, financial condition, and results of operations.

A substantial portion of our Operating Subsidiaries’ revenue was derived from a relatively small number of customers during the last two years. For the interim period ended April 30, 2026, our top five customers accounted for approximately 75.96% of our revenue. In particular, a significant portion of our revenue during the interim period ended April 30, 2026 was derived from Bilang Municipal Engineering (Shandong) Co., Ltd. and Shandong Zhiqiong Construction Engineering Co., Ltd., representing 28.28%, and 27.28% of our total revenue, respectively. For the year ended October 31, 2025, our top five customers accounted for approximately 95.77% of our revenue. In particular, a significant portion of our revenue during the year ended October 31, 2025 was derived from Shandong Zhiqiong Construction Engineering Co., Ltd., Shandong Rensheng Construction Group Co., Ltd., representing 46.5%, and 29.23% of our total revenue, respectively. Our top five customers for each of fiscal years ended October 31, 2024 accounted for approximately 95.52% of our revenue, respectively. In particular, a significant portion of our revenue during FY2024 was derived from Shandong Zhiqiong Construction Engineering Co., Ltd., Bilang Municipal Engineering (Shandong) Co., Ltd., Yantai Shunsheng Building Installation Co., Ltd., representing 41.09% and 27.77%, and 13.41% of our total revenue for FY2024. A significant portion of our revenue during FY2023 was derived from Bilang Municipal Engineering (Shandong) Co., LTD and Yantai Aoyin Environmental Engineering Co., Ltd., representing 18.53% and 10.61% of our total revenue for FY2023. There is no assurance that we will continue to obtain contracts from our major customers in the future. If we were to either lose one of our major customers or have a major customer significantly reduce its volume of business with us, our business, our results of operations and financial condition could be materially and adversely affected, unless we are able to promptly secure suitable projects of a comparable size and quantity as replacements from other existing and new customers. We expect to continue to be dependent on some or all our major customers, the number and identity of which may change from period to period. Our largest customers upon whom we are dependent, may reduce the number of projects awarded to us or terminate their business relationship with us at any time. Therefore, our business, financial condition, and results of operations could be materially and adversely affected, given our dependence on our major customers. For more details, see “Note 14 - Concentrations, Risks and Uncertainties” of our consolidated financial statements included in the 2025 Annual Report incorporated by reference in this prospectus supplement.

We are exposed to the concentration risk of heavy reliance on our major suppliers for the supply of raw materials and equipment, and any shortage of, or delay in, the supply may significantly impact on our business and results of operation.

We purchase raw materials, equipment, such as valves, pumps, and pipe fittings from our suppliers and believe most of the raw materials are widely available. For the six months ended April 30, 2026, we purchased raw materials from Yantai Green Electromechanical Technology Co., Ltd., Hebei Hanqing Membrane Environmental Protection Technology Co., Ltd., Fanchang Municipal Engineering (Yantai) Co., LTD and Shandong Shengyu Environmental Protection Technology Co. Ltd.. For the year ended October 31, 2025, we purchased raw materials from Fanchang Municipal Engineering (Yantai) Co., LTD, Yantai Yonghe Chemical Products Co., Ltd., Shandong Shengyu Environmental Protection Technology Co. Ltd., and Yantai Green Electromechanical Technology Co., Ltd. and Yantai Shangxin Electromechanical Engineering Co. Ltd. Fanchang Municipal Engineering (Yantai) Co., Ltd. and Yantai Yonghe Chemical Products Co. Ltd. accounted for approximately 38.47%, 13.42% of our total purchases, respectively. Yantai Green Electromechanical Technology Co., Ltd. and Yantai Shangxin Electromechanical Engineering Co. Ltd., which are under common control, totally accounted for 25.70% of our total purchases. For the year ended October 31, 2024, we purchased raw materials from Fanchang Municipal Engineering (Yantai) Co., LTD, Yantai Yonghe Chemical Products Co., Ltd., and Yantai Green Electromechanical Technology Co., Ltd. and Yantai Shangxin Electromechanical Engineering Co. Ltd. Yantai Shangxin Electromechanical Engineering Co. Ltd. Fanchang Municipal Engineering (Yantai) Co., Ltd. and Yantai Yonghe Chemical Products Co. Ltd. accounted for approximately 37.14%, 23.18% of our total purchases, respectively. Yantai Green Electromechanical Technology Co., Ltd. and Yantai Shangxin Electromechanical Engineering Co. Ltd., which are under common control, totally accounted for 20.67% of our total purchases. For the year ended October 31, 2023, we purchased raw materials from Yantai Yonghe Chemical Products Co., LTD, which accounted for approximately 95.05% of our total purchases. We believe we have a solid relationship with our largest supplier, Yantai Yonghe Chemical Products Co., LTD. We do not expect the prices of the raw materials to vary greatly over time, as there has traditionally been little price volatility for such materials. If we were unable to purchase from our current largest supplier, we do not expect to face significant difficulties in transitioning to new suppliers at substantially same prices. Nonetheless, our business, financial condition and operating results depend on the continuous supply of products from our major supplier and our continuous supplier-customer relationship. Therefore, our heavy reliance on our largest supplier for the supply of our products will have significant impact on our business and results of operation in the event of any shortage of, or delay in the supply. For more details, see “Note 14 - Concentrations, Risks and Uncertainties” of our consolidated financial statements included in the 2025 Annual Report incorporated by reference in this prospectus supplement.

Our AI systems may not perform as intended, which could harm our business, reputation, and results of operations.

Suncare’s platform relies on AI technologies, including machine learning models, predictive health analytics, and intelligent care coordination algorithms, to deliver services to elderly users. AI systems are inherently subject to errors, inaccuracies, and unpredictable outputs, including so-called “hallucinations” in which AI systems generate plausible but factually incorrect information. In a senior healthcare context, such errors could result in inappropriate health recommendations, failure to identify urgent care needs, or delivery of inaccurate wellness guidance to vulnerable elderly users. Any such failures could cause serious harm to users, expose the Company to liability, damage our brand, and result in reduced user adoption and membership retention.

We are making significant investments in AI initiatives that may not yield the anticipated commercial benefits.

We are making, and expect to continue to make, significant investments in AI research, development, and deployment to support Suncare’s platform. There can be no assurance that our AI initiatives will enhance our products or services, improve operational efficiency, or generate returns commensurate with our investment. If our AI-powered health management solutions fail to meet user expectations or perform worse than competing non-AI solutions, our business, financial condition, and results of operations could be materially and adversely affected.

Our AI models may reflect or perpetuate bias, including bias affecting elderly users or specific demographic groups.

AI models are trained on datasets that may contain historical biases, reflect societal prejudices, or fail to adequately represent the diversity of our target user population. Suncare’s AI systems serve an elderly population, a demographic group that has historically been underrepresented in large-scale health technology datasets. As a result, our AI models may produce biased outputs that are disproportionately inaccurate, unhelpful, or harmful to certain user segments. Any such bias could expose the Company to reputational harm, regulatory scrutiny, and legal liability.

We depend on third-party AI technologies, platforms, and infrastructure, and any disruption to these relationships could adversely affect our operations.

Suncare’s platform incorporates AI technologies and cloud computing infrastructure provided by third-party vendors. Our reliance on these third parties creates significant operational dependencies. If any of these vendors experience service disruptions, increase pricing, alter their products, change their terms of service, or cease to provide services, we may not be able to find adequate replacements on a timely basis or at all. In addition, third-party AI vendors may be subject to PRC regulatory restrictions, export control measures, or sanctions that limit the availability or functionality of their services in China.

Rapid technological change in AI may render our technology obsolete or require us to make additional investments to remain competitive.

The AI industry is characterized by rapid and continuous technological change. New AI architectures, large language models, multimodal AI systems, and healthcare AI applications are being developed and commercialized at an accelerating pace. There can be no assurance that our AI systems and platform technologies will remain competitive or relevant as the technological landscape evolves. Failure to keep pace with technological developments could result in loss of market share, user attrition, and diminished competitive positioning in the PRC senior care technology market.

We collect, process, and store substantial amounts of sensitive personal and health-related data of elderly users, which subjects us to significant privacy and data protection obligations under PRC law.

Suncare’s AI platform collects, processes, and stores large volumes of personal information relating to elderly users, including health status data, biometric data, medical history records, location information, and behavioral data. Under the PRC Personal Information Protection Law (“PIPL”), the PRC Data Security Law (“DSL”), and the PRC Cybersecurity Law (“CSL”), personal information, and in particular sensitive personal information, is subject to heightened protection requirements. Failure to comply with these requirements could result in administrative penalties of up to RMB 50 million or five percent (5%) of annual revenue, suspension or revocation of operating licenses, and reputational harm.

PRC restrictions on cross-border data transfers may impair our ability to share data with the parent company or third-party service providers outside of China.

Under the PIPL, DSL, CSL, and related regulations, the cross-border transfer of personal information and important data by PRC entities is subject to significant restrictions, including mandatory security assessments administered by the Cyberspace Administration of China (“CAC”), standard contractual clause requirements, and, in some cases, an outbound data transfer ban. These restrictions may impair our ability to share data with Decent Holding Inc., our offshore parent company, or with third-party AI vendors, cloud providers, or investors located outside of China.

Our AI systems and data infrastructure are subject to cybersecurity risks, including AI-specific attack vectors, that could result in unauthorized access to sensitive user data.

Cyberattacks are increasingly sophisticated and AI-powered, and organizations operating AI-driven platforms face novel attack vectors, including prompt injection attacks, model inversion attacks, membership inference attacks, and adversarial input attacks. Our platform stores sensitive health and personal information of elderly users. A successful cyberattack or data breach could result in unauthorized access to or disclosure of sensitive user health data, interruption of platform services, regulatory investigations, significant fines and penalties, and material reputational harm.

We may face liability arising from the use of health data in AI training without adequate legal basis or user consent.

Training, fine-tuning, and validating AI models used in healthcare applications requires access to large volumes of health and behavioral data. The legal basis for processing such data for AI model training purposes under the PIPL and applicable health data regulations in China remains uncertain and evolving. Any regulatory determination that our AI training practices are unlawful could require us to delete or retrain AI models, expose us to regulatory penalties, and erode user trust.

China’s rapidly evolving AI regulatory framework may impose material compliance burdens and restrict or prohibit certain aspects of our business.

China has enacted a series of AI-specific regulations in recent years, including the Provisions on the Administration of Algorithmic Recommendations, the Provisions on the Administration of Deep Synthesis Internet Information Services, and the Interim Measures for the Management of Generative Artificial Intelligence Services. Compliance with these and future regulations may require us to significantly modify our AI systems, limit the functionality of our platform, incur substantial compliance costs, and restrict our ability to use AI in ways that are commercially beneficial.

Our AI-powered health management services may be subject to medical device regulation or healthcare licensing requirements that impose significant compliance obligations.

In China, software and AI systems intended to assist in or make medical diagnoses, treatment recommendations, or clinical decisions may be classified as Class II or Class III medical devices and regulated by the National Medical Products Administration (“NMPA”). While we believe our current AI services are positioned as general health management and wellness solutions, the regulatory boundary between general health AI and regulated medical device software in China is not clearly defined and continues to evolve. If our AI systems are classified as medical devices, we would be required to obtain pre-market approval and comply with significant additional requirements.

Our AI systems are subject to algorithm governance requirements, including obligations to avoid discriminatory outcomes, that may be difficult and costly to satisfy.

China’s Provisions on the Administration of Algorithmic Recommendations impose obligations on algorithmic recommendation service providers to ensure their algorithms do not engage in price discrimination or exploit user addiction. As an AI platform serving elderly users, we are subject to heightened scrutiny regarding the fairness and non-discriminatory application of our recommendation and health management algorithms. Demonstrating compliance may require significant investment in AI explainability and auditing capabilities.

Compliance with global AI regulations, including the EU AI Act, may be required as we expand outside of China and may impose material additional compliance costs.

The European Union’s Artificial Intelligence Act (“EU AI Act”), which enters into force on a phased timeline through 2027, establishes a risk-tiered regulatory framework with significant obligations for high-risk AI systems, including those used in healthcare and social welfare contexts. AI systems used in the senior care and healthcare sectors may be classified as high-risk under the EU AI Act, requiring conformity assessments, technical documentation, human oversight measures, and CE marking. Penalties for non-compliance can reach EUR 35 million or 7% of global annual turnover.

We may face intellectual property claims relating to the data used to train our AI models or the AI-generated outputs of our systems.

There is significant legal uncertainty regarding whether the use of third-party data for AI model training constitutes infringement of copyright, misappropriation of trade secrets, or violation of database rights. In China and other jurisdictions, the legal status of AI-generated outputs—including whether such outputs can be owned, licensed, or constitute infringement of third-party intellectual property—remains unsettled. We may be subject to claims by data providers, healthcare institutions, research organizations, or other third parties alleging that our AI training practices or AI-generated outputs infringe their intellectual property rights.

We may be unable to adequately protect our proprietary AI technology, algorithms, and models, which are central to our competitive advantage.

Suncare’s competitive position depends substantially on the proprietary nature of its AI algorithms, health management models, and platform architecture. We rely on trade secret protection, contractual restrictions, and, where available, patent protection to protect our proprietary AI technologies. However, trade secret and other intellectual property protections may not be sufficient to prevent misappropriation of our technology by current or former employees, contractors, partners, or competitors. Loss of proprietary AI technology could materially impair our competitive position and the value of our business.

The PRC senior care AI market is intensely competitive, and we may be unable to maintain our technological advantages against well-resourced competitors.

The market for AI-powered senior care and digital health services in China is competitive and rapidly evolving. We face competition from large technology companies (including companies affiliated with Alibaba, Tencent, Baidu, and ByteDance), dedicated digital health platforms, traditional healthcare institutions adopting AI-driven tools, and international companies entering the China market. Many of our competitors have substantially greater financial resources, larger engineering and AI research teams, and more extensive data assets than we do.

The use of AI in healthcare services for elderly users creates heightened liability exposure, and we may face tort, product liability, or professional liability claims arising from adverse outcomes experienced by users.

Suncare’s AI-powered platform provides health management recommendations, wellness guidance, and care coordination services to elderly users, many of whom may have significant underlying health conditions. If our AI systems provide inaccurate health recommendations, fail to identify urgent health concerns, or contribute to adverse health outcomes, the Company and its affiliates may face significant tort, product liability, consumer protection, or professional liability claims. Elderly users may be particularly vulnerable to harm arising from AI errors, and the consequences in this population could be severe.

Negative publicity relating to our AI systems, including reports of errors, bias, privacy breaches, or harmful outcomes, could materially damage our reputation and reduce user adoption.

Consumer trust is fundamental to the adoption of AI-powered health management services, particularly among elderly users and their family members. Negative media coverage, social media campaigns, or regulatory enforcement actions relating to AI errors, algorithmic bias, data breaches, or harmful health outcomes could significantly damage Suncare’s reputation and the willingness of users to adopt or continue using our platform. Reputational damage could lead to user attrition, partner defections, difficulty attracting qualified AI talent, and adverse effects on the Company’s stock price.

Our AI systems process sensitive health data of a vulnerable population, creating heightened risks under elder protection laws and consumer welfare regulations.

Elderly individuals are increasingly recognized as a protected and potentially vulnerable class under Chinese consumer protection, elder rights, and healthcare regulations. The PRC Law on Protection of the Rights and Interests of the Elderly and related regulations impose obligations on service providers to protect the rights and interests of elderly consumers. The use of AI systems that may not be optimized for elderly users (including those with cognitive decline, limited digital literacy, or physical limitations) could be found to violate elder protection laws or constitute unfair commercial practices.

Our AI systems may generate content, recommendations, or outputs subject to PRC content regulation, including requirements relating to algorithm-generated content and deep synthesis technologies.

To the extent that Suncare’s AI platform generates health information, wellness content, or communications for delivery to users, such content may be subject to PRC regulations governing AI-generated and AI-edited content. China’s Provisions on the Administration of Deep Synthesis Internet Information Services require that AI-generated content be labeled as such and comply with applicable content standards. AI-generated health information that is inaccurate, misleading, or unverified could violate PRC regulations prohibiting the dissemination of false information on health and medical topics.

Our AI-powered health management services remain at an early stage of development and are subject to uncertainties.

Suncare’s AI platform remains at an early stage of development, and its future performance is subject to uncertainties. It has limited revenue track record and there is no assurance that it will achieve long-term commercial viability. Our AI-powered health management services involve significant technological, regulatory, market adoption, and operational risks. We may not be able to achieve or maintain the levels of performance, reliability, accuracy, safety, or cost-efficiency required for sustained customer adoption. In addition, the development and deployment of AI-driven health solutions may expose us to evolving legal standards, heightened scrutiny, cybersecurity incidents, and reputational harm.

There can be no assurance that we will successfully anticipate, identify, or mitigate all risks, defects, vulnerabilities, or compliance obligations associated with this new business line. Our AI-powered health management services may fail to achieve expected commercial traction, may experience slower-than-anticipated growth, or may require greater investment than currently planned. Any inability to achieve continued commercial viability, scale the business, or comply with applicable regulatory requirements could result in impairment of our investments, increased liabilities, and a material adverse effect on our business, financial condition, results of operations, and prospects.

Risks Related to Doing Business in the PRC

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect us and limit the legal protections available to you and us.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable, with little advance notice. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our current understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. In addition, any new or changes in PRC laws and regulations related to foreign investment in China could affect the business environment and our ability to operate our business in China.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business and results of operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property and procedural rights could adversely affect our business and impede our ability to continue our operations.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries, such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

The filing, approval or other administration requirements of the China Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, include, among other things, provisions that purport to require that an offshore special purpose vehicle, formed for the purpose of an overseas listing of securities through acquisitions of domestic enterprises in China or assets and controlled by enterprises or individuals in China, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, pursuant to the M&A Rules and other PRC laws, the CSRC published on its official website relevant guidance regarding its approval of the listing and trading of special purpose vehicles’ securities on overseas stock exchanges, including a list of application materials.

However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles. Our PRC legal counsel, Guantao Law Firm, has advised us based on their understanding of the current PRC law, rules, and regulations that the CSRC’s approval is not required for the offering and trading of our Class A ordinary shares on Nasdaq in the context of the IPO, given that: (i) our PRC subsidiary was incorporated by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners; and (ii) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus supplement are subject to the M&A Rules. As of the date of this prospectus supplement, no relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC or any other PRC governmental authorities for the IPO, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned offering from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, the interpretation and implementation of the rules in the context of an overseas offering are still evolving. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. The PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our company or our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. If it is determined that additional approvals or permissions from relevant PRC authorities are required for the IPO, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek approval or permission for the IPO.

On July 6, 2021, the relevant PRC government authorities issued the “Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law” (the “Opinions”). The Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. These opinions and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As of the date hereof, no official guidance or related implementation rules have been issued. As a result, the Opinions remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities. We cannot assure that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

Pursuant to Cybersecurity Review Measures which were issued on December 28, 2021 and became effective on February 15, 2022, network platform operators holding over one million users’ personal information must apply with the Cybersecurity Review Office for a cybersecurity review before any public offering at a foreign stock exchange. However, given the Cybersecurity Review Measures were relatively new, there are substantial uncertainties as to the interpretation, application and enforcement of the Cybersecurity Review Measures. It remains uncertain whether we should apply for cybersecurity review prior to any offshore offering and that we would be able to complete the applicable cybersecurity review procedures in a timely manner, or at all, if we are required to do so. In addition, on November 14, 2021, the Cyberspace Administration of China (the “CAC”) published the Administration Regulations on Network Data Security (Draft for Comments) (the “Draft Measures for Network Data Security”), which provides that data processors conducting the following activities shall apply for cybersecurity review: (i) merger, reorganization or separation of Internet platform operators that have acquired a large number of data resources related to national security, economic development or public interests affects or may affect national security; (ii) overseas listing of data processors processing over one million users’ personal information; (iii) listing in Hong Kong which affects or may affect national security; (iv) other data processing activities that affect or may affect national security. In addition, the Draft Measures for Network Data Security also require Internet platform operators to establish platform rules, privacy policies and algorithm strategies related to data, and solicit public comments on their official websites and personal information protection related sections for no less than 30 working days when they formulate platform rules or privacy policies or makes any amendments that may have significant impacts on users’ rights and interests. The CAC solicited comments on this draft, but there is no timetable as to when it will be enacted.

On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures” or “Trial Measures”) and five relevant guidelines, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (1) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (5) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller.

The Overseas Listing Trial Measures also provides that if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (2) the issuer’s main business activities are conducted in China, or its main place(s) of business are located in China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in China. Where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. In addition, the Overseas Listing Trial Measures provide that the direct or indirect overseas listings of the assets of domestic companies through one or more acquisitions, share swaps, transfers or other transaction arrangements shall be subject to filing procedures in accordance with the Overseas Listing Trial Measures. The Overseas Listing Trial Measures also requires subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.

On February 7, 2024, we received notification from the CSRC confirming that we have completed the record filing requirement. However, if it is determined that any additional approval, filing or other administrative procedures from other PRC governmental authorities is required for the offering or any future offering or listing, we cannot assure you that we can obtain the required approval or accomplish the required filings or other regulatory procedures in a timely manner, or at all. If we fail to fulfill filing procedure as stipulated by the Trial Measures or offer and list securities in an overseas market in violation of the Trial Measures, the CSRC may order rectification, issue warnings to us, and impose a fine of between RMB1,000,000 and RMB10,000,000. Persons-in-charge and other persons that are directly liable for such failure shall be warned and each imposed a fine from RMB500,000 to RMB5,000,000. Controlling shareholders and actual controlling persons of us that organize or instruct such violations shall be imposed a fine from RMB1,000,000 and RMB10,000,000.

On February 24, 2023, the CSRC published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Provisions on Confidentiality and Archives Administration”), which came into effect on March 31, 2023. The Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance and listing of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. Where the domestic entities provide with or publicly disclose documents, materials or other items related to the state secrets and government work secrets to the relevant securities companies, securities service institutions, overseas regulatory authorities, or other entities or individuals, the companies shall apply for approval of competent departments with the authority of examination and approval in accordance with law and report the matter to the secrecy administrative departments at the same level for record filing. Where there is unclear or controversial whether or not the concerned materials are related to state secrets, the materials shall be reported to the relevant secrecy administrative departments for determination. However, there remain uncertainties regarding the further interpretation and implementation of the Provisions on Confidentiality and Archives Administration.

As of the date of this prospectus supplement, we and our subsidiaries have complied with the Trial Measures and filed with the CSRC the necessary documents. On February 7, 2024, we received notification from the CSRC confirming that we have completed the record filing requirement. The result of our completion of record filing was also posted on the CSRC website on the same day. However, the Opinions, the Trial Measures, the Guidance Rules and Notice, and any related implementing rules to be enacted may subject us to additional compliance requirements in the future, and any non-compliance will result in our being prohibited from listing. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the securities offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our Class A ordinary shares.

Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and cause the value of our Class A ordinary shares to significantly decline or be worthless. The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the SCNPC effective in 2008, which was recently amended on June 24, 2022, and became effective on August 1, 2022, requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds (i.e., during the previous fiscal year, (i) the total global turnover of all operators participating in the transaction exceeds RMB10 billion and at least two of these operators each had a turnover of more than RMB400 million within China, or (ii) the total turnover within China of all the operators participating in the concentration exceeded RMB 2 billion, and at least two of these operators each had a turnover of more than RMB 400 million within China) must be cleared by MOFCOM before they can be completed.

Moreover, the Anti-Monopoly Law requires that the MOC shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

As advised by our PRC legal counsel, Guantao Law Firm, we currently are not subject to the Anti-Monopoly Law because we haven’t reached the filing threshold stipulated by the State Council. If we were be found to be subject to the Anti-Monopoly Law, we will be required to file a declaration with the SAMR, and no concentration shall be implemented until the SAMR clears the anti-monopoly filing. During such reviews, we may be required to suspend the operations or experience other disruptions to the operation, which could materially and adversely affect our business, financial conditions, and results of operations, which could cause the value of our securities to significantly decline or in extreme cases, become worthless. Even if we were found to be subject to the above-mentioned regulatory actions, it does not affect the Company’s ability to accept foreign investments or list on a U.S. or other foreign exchange. However, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations and future PRC laws and regulations, and there can be no assurance that the relevant government agencies will take a view that is contrary to, or otherwise different from, the conclusions stated above. If the relevant government agencies take a view that is contrary to, or otherwise different from, the foregoing conclusions, it could have a material adverse effect on the PRC Operating Subsidiaries’ business, operating results and reputation, as well as the trading price of our Class A ordinary shares and the Company’s ability to accept foreign investments or list on a U.S. or other foreign exchange.

Uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in our operations, financial performance and/or the value of our Class A ordinary shares or impair our ability to raise money.

In addition, on July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Cybersecurity Review Measures for public comments, according to which, among others, an “operator of critical information infrastructure” or a “data processor,” who has personal information of more than one million users and is going to list in foreign countries, must report to the relevant cybersecurity review office for a cybersecurity review. On December 28, 2021, the Cyberspace Administration of China jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020). Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Since we are not an Operator, nor do we control more than one million users’ personal information, we would not be required to apply for a cybersecurity review under the Measures for Cybersecurity Review (2021).

However, if the CSRC or other relevant PRC regulatory agencies subsequently determine that prior approval is required, failure of obtaining such approval may lead us face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as this offering.

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from this offering and/or future financing activities to make loans or additional capital contributions to our PRC Operating Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In July 2014, the SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, (“SAFE Circular 37”), which replaces the previous SAFE Circular 75. SAFE Circular 37 requires PRC residents, including PRC individuals and PRC corporate entities, to register with the SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we may make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles (“SPVs”), are required to register such investments with the SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its registration with the local branch of the SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of the SAFE to reflect any material change. If any PRC resident shareholder of such SPV fails to make the required registration or to update the registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiaries in China. In February, 2015, the SAFE promulgated a “Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment” (“SAFE Notice 13”). Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound direct investments, including those required under SAFE Circular 37, must be filed with qualified banks instead of the SAFE. Qualified banks should examine the applications and accept registrations under the supervision of the SAFE. We have used our best efforts to notify PRC residents or entities who directly or indirectly hold shares in our Cayman Islands holding company and who are known to us as being PRC residents to complete the foreign exchange registrations. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with the SAFE registration requirements. We cannot assure you that all other shareholders or beneficial owners of ours who are PRC residents or entities have complied with, and will in the future make, obtain or update any applicable registrations or approvals required by the SAFE regulations. Failure by such shareholders or beneficial owners to comply with the SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC Operating Subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, and limit our PRC Operating Subsidiaries’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Furthermore, as these foreign exchange and outbound investment related regulations are relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. We cannot assure you that we have complied or will be able to comply with all applicable foreign exchange and outbound investment related regulations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

As an offshore holding company with PRC Operating Subsidiaries, we may transfer funds to our Operating Subsidiaries or finance our Operating Subsidiaries by means of loans or capital contributions in the future. Any capital contributions or loans that we, as an offshore entity, make to the PRC Operating Subsidiaries, including from the proceeds of this offering, are subject to the above PRC regulations. We may not be able to obtain necessary government registrations or approvals on a timely basis, if at all. If we fail to obtain such approvals or make such registration, our ability to make equity contributions or provide loans to the PRC Operating Subsidiaries or to fund their operations may be negatively affected, which may adversely affect their liquidity and ability to fund their working capital and expansion projects and meet their obligations and commitments. As a result, our liquidity and our ability to fund and expand our business may be adversely affected.

We must remit the offering proceeds to China before they may be used to benefit our business in China, and this process may take several months to complete.

To benefit our business in Chian, the proceeds of this offering must be sent back to the PRC, and the process for sending such proceeds back to the PRC may take several months after the closing of this offering. In utilizing the proceeds of this offering in the manner described in “Use of Proceeds” on page S-82 of this prospectus supplement, we may make additional capital contributions or loans to the WFOE and our Operating Subsidiaries. Any loans to WFOE or the Operating Subsidiaries are subject to PRC regulations. For example, loans by us to our subsidiaries in China, which are foreign-invested enterprises, to finance their activities cannot exceed statutory limits and must be registered with the SAFE.

To remit the proceeds of this offering, we must take the following steps:

●	First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to the SAFE certain application forms, identity documents, transaction documents, form of foreign exchange registration of overseas investments of the domestic residents, and foreign exchange registration certificate of the invested company. As of the date of this prospectus supplement, we have already opened a special foreign exchange account for capital account transactions.

●	Second, we will remit the offering proceeds into this special foreign exchange account.

●	Third, we will apply for settlement of the foreign exchange. In order to do so, we must submit to the SAFE certain application forms, identity documents, payment order to a designated person, and a tax certificate.

The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary significantly. Ordinarily the process takes several months but is required by law to be accomplished within 180 days of application.

We may also decide to finance our subsidiaries by means of capital contributions. These capital contributions must be approved by MOFCOM or its local counterpart. We cannot assure you that we will be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our subsidiaries. If we fail to receive such approvals, our ability to use the proceeds of this offering and to capitalize our operations in China may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business. If we fail to receive such approvals, our ability to use the proceeds of this offering and to capitalize our operations in China may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

All of our operations are located in China. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A ordinary shares.

Our business is subject to governmental supervision and regulation by the relevant PRC governmental authorities, including but not limited to the State Administration for Market Regulation and the State Administration for Industry and Commerce. Together, these governmental authorities promulgate and enforce regulations that cover many aspects of our day-to-day operations. If we are deemed to be not in compliance with these requirements, we may be subject to fines and other administrative penalties from the relevant PRC government authorities. In case of our failure to rectify our noncompliance within required period by the relevant PRC government authorities, we may be forced to suspend our operation.

Existing and new laws and regulations may be enforced from time to time and substantial uncertainties exist regarding the interpretation and implementation of current and any future PRC laws and regulations applicable to us. If the PRC government promulgates new laws and regulations that impose additional restrictions on our operations, or tightens enforcements of existing or new laws or regulations, it has the authority, among other things, to levy fines, confiscate income, revoke business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material and adverse effect on our results of operations. As a result, our business, reputation, value of our Class A ordinary shares, financial condition and results of operations may be materially and adversely affected.

We may be exposed to liabilities under the U.S. Foreign Corrupt Practices Act and Chinese anti-corruption law.

In connection with the IPO, we have become subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations agreements with third parties, and make sales in China, which may experience corruption. As we conduct our operations through our Operating Subsidiaries in China, we are subject to the risk associated with unauthorized payments.

Although we believe, as of the date of this prospectus supplement, we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, or distributors may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our income is primarily derived from dividend payments from our PRC Operating Subsidiaries. Our Cayman Islands holding company may rely on dividend payments from the PRC Operating Subsidiaries to fund any cash and financing requirements we may have. Shortages in the availability of foreign currency may restrict the ability of our PRC Operating Subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from the SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of PRC Operating Subsidiaries may be used to pay dividends to our Company. However, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use the cash generated from the operations of the PRC Operating Subsidiaries to pay off their respective debt in a currency other than RMB owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than RMB.

In light of the flood of capital outflows in China in 2016 due to the weakening RMB, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movements including overseas direct investment. More restrictions and substantial vetting processes are put in place by SAFE to regulate cross-border transactions falling under the capital account. If any of our shareholders regulated by such policies fails to satisfy the applicable overseas direct investment filing or approval requirement timely or at all, it may be subject to penalties from the relevant PRC authorities. The PRC government may at its discretion further restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our Class A ordinary shares.

Our Company is a holding company and will rely on dividends paid by our PRC Operating Subsidiaries for our cash needs. Any limitation on the ability of our PRC Operating Subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A ordinary shares.

We are a holding company incorporated in the Cayman Islands, and we operate our core businesses through our PRC Operating Subsidiaries. We may rely on dividends to be paid by our PRC Operating Subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our PRC Operating Subsidiaries incur debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. PRC laws require that dividends be paid only out of the after-tax profit of our subsidiaries in the PRC calculated according to PRC accounting principles, which differ in many aspects from generally accepted accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our subsidiaries may enter into in the future may also restrict the ability of our subsidiaries to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our shareholders and to service our indebtedness.

Under PRC laws and regulations, our PRC Operating Subsidiaries may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, WFOE, as a wholly foreign-owned enterprise, is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital.

Our PRC Operating Subsidiaries generate primarily all of its revenue in RMB, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC Operating Subsidiaries to use its RMB revenues to pay dividends to us. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting processes may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC Operating Subsidiaries to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will apply to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC Operating Subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

The transfer of funds and assets among Decent Cayman, its Hong Kong and PRC Operating Subsidiaries is subject to restrictions. The PRC government imposes controls on the conversion of the RMB into foreign currencies and the remittance of currencies out of the PRC. See “Risk Factors - Risks Related to Doing Business in the PRC - Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment” on page S-45 of this prospectus supplement. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises, unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident.

As of the date of this prospectus supplement, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the above, to the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

Our business may be materially and adversely affected if any of our PRC Operating Subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts.

Our PRC Operating Subsidiaries hold certain assets that are important to our business operations. If our PRC subsidiaries undergo a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Changes in the value of the RMB against the U.S. dollar, Euro and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert the U.S. dollars we receive from our initial public offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our Class A ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations of the RMB against other currencies may increase or decrease the cost of imports and exports, and thus affect the price-competitiveness of our products against products of foreign manufacturers or products relying on foreign inputs.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The currently effective PRC Labor Contract Law (the “Labor Contract Law”) was first adopted on June 29, 2007 and later amended on December 28, 2012. The PRC Labor Contract Law has reinforced the protection of employees who, under the Labor Contract Law, have the right, among others, to have written employment contracts, to enter into employment contracts with no fixed term under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. Furthermore, the Labor Contract Law sets forth additional restrictions and increases the costs involved with dismissing employees. To the extent that we need to significantly reduce our workforce, the Labor Contract Law could adversely affect our ability to do so in a timely and cost-effective manner, and our results of operations could be adversely affected. In addition, for employees whose employment contracts include noncompetition terms, the Labor Contract Law requires us to pay monthly compensation after such employment is terminated, which will increase our operating expenses.

China’s economy has experienced increases in labor costs in recent years. China’s overall economy and the average wage in China are expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our customers by increasing prices for our products or services, our profitability and results of operations may be materially and adversely affected.

Failure to make adequate contributions to various employee benefits plans as required by PRC regulations may subject us to penalties.

Pursuant to the Social Security Law of the PRC, or the Social Security Law, which was promulgated by the SCNPC on October 28, 2010 and amended on December 29, 2018, employers shall pay the basic pension insurance, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance for all eligible employees. Our PRC Operating Subsidiaries have been making social security premium payments at least at the minimum wage level for all eligible employees.

In accordance with the Regulations on Management of Housing Provident Fund (the “Regulations of HPF”), which were promulgated by the PRC State Council on April 3, 1999, and last amended on March 24, 2002, employers must register at the designated administrative centers and open bank accounts for employees’ housing funds deposits. Employers and employees are also required to pay and deposit housing funds, in an amount no less than 5% of the monthly average salary of each of the employees in the preceding year in full and on time. Our PRC Operating Subsidiaries have opened bank accounts for its employees’ housing funds deposits, and deposited housing funds at least at the minimum wage level for all eligible employees.

The applicable PRC laws and regulations on employee benefits stipulate that employers shall be responsible for making social security premium payments and housing provident funds contributions based on the actual wage paid to employees. In practice, given the different economic development levels in different regions, the relevant employment benefit regulations have not been implemented consistently by local governments in China, and each provincial or municipal governing Social Security Bureau (“SSB”) has its own discretion to enforce the compliance of these regulations by employers. The Company has estimated that its contributions of social security premium based on the actual wages of eligible employees to be approximately $35,187, $32,079 and $31,686 for the years ended October 31, 2025, 2024 and 2023, respectively, which have been recorded as accruals in our consolidated financial statements for each fiscal year. The Company has estimated that its contributions of housing funds based on the actual wages of eligible employees to be approximately $8,171, $7,041and $7,125 for the years ended October 31, 2025, 2024 and 2023, respectively, which have been recorded as accruals in our consolidated financial statements for each fiscal year.

In respect of the social insurance, our PRC legal counsel, Guantao Law Firm, has advised that, if an enterprise fails to pay the full amount of the social insurance contributions as legally required, the social insurance authority may order it to pay the outstanding amount of the social insurance contributions within a prescribed time limit and may impose a late fee at a daily rate of 0.05% of the outstanding amount, accruing from the date when the social insurance contributions were due. If the enterprise still fails to make such payment within the prescribed time, the social insurance authority may further impose an additional fine ranging from one to three times the total outstanding balance. In respect of the housing provident fund, our PRC legal counsel has advised that, if an enterprise fails to pay the full amount of the housing provident fund contributions as legally required, the housing provident fund authority may order it to pay the outstanding amount of the housing provident fund within a prescribed time limit. If the enterprise still fails to make such payment within the prescribed time, the housing provident fund authority may apply for an order from the relevant people’s courts to make such payment. As of the date of this prospectus supplement, our PRC Operating Subsidiaries have not received any notification from the PRC governmental authorities requiring us to pay any outstanding amount of the social insurance and housing provident fund contributions. The management believes that the likelihood the Company may be required to make these additional contributions is very low. In the event that our PRC Operating Subsidiaries are notified to make sufficient contributions, we have to pay the outstanding amount plus late fees or fines in relation to the underpaid employee benefits. The financial condition and results of operations of us and the PRC Operating Subsidiaries may be adversely affected.

PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC Operating Subsidiaries to liability or penalties, limit our ability to inject capital into our PRC Operating Subsidiaries or limit our PRC Operating Subsidiaries’ ability to increase their registered capital or distribute profits.

As an offshore holding company of our PRC Operating Subsidiaries, we may make loans or make additional capital contributions to our Operating Subsidiaries, subject to the satisfaction of applicable governmental registration and approval requirements. Any loans we extend to our PRC Operating Subsidiaries, which are treated as foreign-invested enterprises under PRC law, cannot exceed the statutory limit and must be registered with the local counterpart of the SAFE. SAFE Circular 37 requires PRC residents, including PRC individuals and PRC corporate entities, to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we may make in the future.

In July 2014, the State Administration of Foreign Exchange promulgated the Circular on Issues Concerning Foreign Exchange Administration over the Overseas Investment and Financing and Roundtrip Investment by Domestic Residents via Special Purpose Vehicles (“Circular 37”). According to Circular 37, prior registration with the local SAFE branch is required for Chinese residents to contribute domestic assets or interests to offshore companies, known as SPVs. Circular 37 further requires amendment to a PRC resident’s registration in the event of any significant changes with respect to the SPV, such as an increase or decrease in the capital contributed by PRC individuals, share transfer or exchange, merger, division, or other material event. Further, foreign investment enterprises established by way of round-tripping shall complete the relevant foreign exchange registration formalities pursuant to the prevailing foreign exchange control provisions for direct investments by foreign investors, and disclose the relevant information such as actual controlling party of the shareholders truthfully.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, are required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE to reflect any material change. If any PRC resident shareholder of such SPV fails to make the required registration or to update the registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiaries in China. In February 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound direct investments, including those required under SAFE Circular 37, must be filed with qualified banks instead of SAFE. Qualified banks should examine the applications and accept registrations under the supervision of SAFE.

We have used our best efforts to notify PRC residents or entities who directly or indirectly hold shares in our Cayman Islands holding company and who are known to us as being PRC residents to complete the foreign exchange registrations. Currently all our shareholders are PRC residents and they have completed the Circular 37 registration. We will ask our prospective shareholders who are Chinese residents to make the necessary applications and filings as required by Circular 37. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. We cannot assure you that all other shareholders or beneficial owners of ours who are PRC residents or entities have complied with, and will in the future make, obtain or update any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC Operating Subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, and limit our PRC Operating Subsidiaries’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Failure to comply with the registration procedures set forth in SAFE Circular 37 and the subsequent notice, or making misrepresentation on or failure to disclose controllers of the foreign-invested enterprise that is established through round-trip investment, may result in restrictions being imposed on the foreign exchange activities of the relevant foreign-invested enterprise, including restrictions on its ability to receive registered capital as well as additional capital from PRC resident shareholders who fail to complete Circular 37 registration; and repatriation of profits and dividends derived from special purpose vehicles to China, by the PRC resident shareholders who fail to complete Circular 37 registration, are also illegal. In addition, the failure of the PRC resident shareholders to complete Circular 37 registration may subject each of the shareholders to fines of less than RMB50,000.

Furthermore, as these foreign exchange and outbound investment related regulations are relatively new and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. We cannot assure you that we have complied or will be able to comply with all applicable foreign exchange and outbound investment related regulations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to the PRC entities or future capital contributions by us to our PRC Operating Subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we received from this offering and to fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the SCNPC issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In November 2016, the SCNPC passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments,” The cybersecurity review will also investigate the potential national security risks from overseas public offerings. We do not know what regulations will be adopted or how such regulations will affect us and our listing on Nasdaq. In the event that the Cyberspace Administration of China determines that we are subject to these regulations, we may be required to delist from Nasdaq and we may be subject to fines and penalties. On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (the “Review Measures”), and on December 28, 2021, the Cyberspace Administration of China jointly with the relevant authorities published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the Review Measures, which required that, operators of critical information infrastructure purchasing network products and services, and data processors (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Under the Data Security Law enacted on September 1, 2021 and the Measures for Cybersecurity Review (2021) implemented on February 15, 2022, since we are not an Operator, nor do we control more than one million users’ personal information, we would not be required to apply for a cybersecurity review by the CAC. However, if the CSRC, CAC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for the IPO and any follow-on offering, we may be unable to obtain such approvals and we may face sanctions by the CSRC, CAC or other PRC regulatory agencies for failure to seek their approval which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors and the securities currently being offered may substantially decline in value and be worthless.

On August 17, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the SCNPC approved the Personal Information Protection Law (“PIPL”), which became effective on November 1, 2021. The PIPL regulates collection of personal identifiable information and seeks to address the issue of algorithmic discrimination. Companies in violation of the PIPL may be subject to warnings and admonishments, forced corrections, confiscation of corresponding income, suspension of related services, and fines. We had not collected identifiable or sensitive personal information of individual end-users, such as ID card numbers and real names, which means our potential access or exposure to customers’ personal information is limited. However, in the event we inadvertently access or become exposed to customers’ personal identifiable information, then we may face heightened exposure to the PIPL.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

You may experience difficulties in protecting your interests and exercising your rights as a shareholder, effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the prospectus. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

We are a company incorporated under the laws of the Cayman Islands, and we conduct all of our operations in China and most of our assets are located in China. In addition, all our senior executive officers reside within China, are physically there for a significant portion of each year, and are PRC nationals. As a result, it may be difficult for you to protect your interests and exercise your rights as a shareholder, effect service of process upon us or those persons inside mainland China.

It may be difficult for you to conduct due diligence on the Company or such directors in your election of the directors and attend shareholders meeting if the meeting is held in China. We plan to have one shareholder meeting each year at a location to be determined, potentially in China. As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation doing business entirely or predominantly within the U.S.

In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of U.S. securities laws or those of any U.S. state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the U.S. that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S. See “Item 10. Additional Information - 10.B. Memorandum and Articles of Association - Enforceability of Civil Liabilities” in the 2025 Annual Report incorporated by reference in this prospectus supplement.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the U.S. may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law (“Article 177”), which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. While the detailed interpretation of or implementation of rules under Article 177 has to be promulgated, the inability of an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase the difficulties faced by you in protecting your interests.

Our Class A ordinary shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditor for two instead of three consecutive years beginning in 2021. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

On April 21, 2020, former SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or having substantial operations in emerging markets, including China. The joint statement emphasized the risks associated with a lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the HFCAA requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited from trading on a national securities exchange or in the over-the-counter trading market in the U.S. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the HFCAA was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC implements a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and also requires disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. The final amendments are effective on January 10, 2022. The SEC will begin to identify and list Commission-Identified Issuers on its website shortly after registrants begin filing their annual reports for 2021.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China or Hong Kong, because of positions taken by PRC authorities in those jurisdictions.

On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreement with the China Securities Regulatory Commission and China’s Ministry of Finance (the “MOF”). The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law.

On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary.

Our previous auditor, WWC, P.C. (“WWC”), is an independent registered public accounting firm that is headquartered in San Mateo, California. WWC has been inspected by the PCAOB on a regular basis, with the last inspection completed in November 2024. Our current Our previous auditor, YCM CPA INC. (“YCM”), is an independent registered public accounting firms that is headquartered in Irvine, California. YCM has been inspected by the PCAOB on a regular basis. As of the date of this prospectus supplement, neither WWC nor YCM is subject to the determinations as to the inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. WWC is subject to laws and regulations of the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. WWC has not been affected by the HFCAA at this stage. Although we believe that the HFCAA and the related regulations do not currently affect us, we cannot assure you that there will not be any further implementations and interpretations of or amendments to the Holding Foreign Companies Accountable Act or the related regulations, which might pose regulatory risks to and impose restrictions on us because of our operations in mainland China.

However, the recent developments would add uncertainties to our offering and we cannot assure you whether the SEC, the PCAOB, Nasdaq, or other regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or the sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our Class A ordinary shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time. If trading in our Class A ordinary shares is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may decide to delist our Class A ordinary shares. If our Class A ordinary shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Class A ordinary shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Class A ordinary shares.

The interpretation and implementation of the PRC Foreign Investment Law are still evolving which may impact the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the National People’s Congress approved the PRC Foreign Investment Law, which took effect on January 1, 2020 and replaced three existing laws on foreign investments in China, namely, the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law and the Wholly Foreign-owned Enterprise Law, together with their implementation rules and ancillary regulations. The PRC Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic invested enterprises in China. The PRC Foreign Investment Law establishes the basic framework for the access to, and the promotion, protection and administration of foreign investments in view of investment protection and fair competition.

According to the PRC Foreign Investment Law, “foreign investment” refers to investment activities directly or indirectly conducted by one or more natural persons, business entities, or otherwise organizations of a foreign country (collectively referred to as “foreign investor”) within China, and the investment activities include the following situations: (i) a foreign investor, individually or collectively with other investors, establishes a foreign-invested enterprise within China; (ii) a foreign investor acquires stock shares, equity shares, shares in assets, or other like rights and interests of an enterprise within China; (iii) a foreign investor, individually or collectively with other investors, invests in a new project within China; and (iv) investments in other means as provided by laws, administrative regulations, or the State Council.

According to the PRC Foreign Investment Law, the State Council will publish or approve to publish the “negative list” for special administrative measures concerning foreign investment. The PRC Foreign Investment Law grants national treatment to foreign-invested entities, or FIEs, except for those FIEs that operate in industries deemed to be either “restricted” or “prohibited” in the “negative list. The PRC Foreign Investment Law provides that FIEs operating in foreign restricted or prohibited industries will require market entry clearance and other approvals from relevant PRC governmental authorities. If a foreign investor is found to invest in any prohibited industry in the “negative list,” such foreign investor may be required to, among other aspects, cease its investment activities, dispose of its equity interests or assets within a prescribed time limit and have its income confiscated. If the investment activity of a foreign investor is in breach of any special administrative measure for restrictive access provided for in the “negative list,” the relevant competent department shall order the foreign investor to make corrections and take necessary measures to meet the requirements of the special administrative measure for restrictive access.

Pursuant to the PRC Foreign Investment Law, the Implementing Rules of the PRC Foreign Investment Law, and the Information Reporting Measures for Foreign Investment jointly promulgated by the MOFCOM and the SAMR, which took effect on January 1, 2020, the PRC government shall establish a foreign investment information reporting system, according to which foreign investors or foreign-invested enterprises shall submit investment information to the competent department for commerce concerned through the enterprise registration system and the enterprise credit information publicity system, and a security review system under which the security review shall be conducted for foreign investment affecting or likely affecting the state security.

Furthermore, the PRC Foreign Investment Law provides that foreign invested enterprises established according to the existing laws regulating foreign investment may maintain their structure and corporate governance within five years after the implementing of the PRC Foreign Investment Law.

In addition, the PRC Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in the PRC, including, among others, that a foreign investor may freely transfer into or out of China, in Renminbi or a foreign currency, its contributions, profits, capital gains, income from disposition of assets, royalties of intellectual property rights, indemnity or compensation lawfully acquired, and income from liquidation, among others, within China; local governments shall abide by their commitments to the foreign investors; governments at all levels and their departments shall enact local normative documents concerning foreign investment in compliance with laws and regulations and shall not impair legitimate rights and interests, impose additional obligations onto FIEs, set market access restrictions and exit conditions, or intervene with the normal production and operation activities of FIEs; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; and mandatory technology transfer is prohibited.

The indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies are subject to relevant regulations.

We are addressing the reporting on and consequences of previous private equity financing transactions involving the transfer and exchange of shares in our company by non-resident investors. In February 2015, the SAT issued the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non PRC Resident Enterprises (Bulletin 7). Pursuant to Bulletin 7, an “indirect transfer” of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Bulletin 7 also introduced safe harbors for internal group restructurings and the purchase and sale of equity securities through a public securities market. On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source (Bulletin 37), which came into effect on December 1, 2017. Bulletin 37 further clarifies the practice and procedure of the withholding of nonresident enterprise income tax.

We are addressing the reporting and consequences of future private equity financing transactions, share exchanges or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request our PRC Operating Subsidiaries to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed under Bulletin 7 and Bulletin 37, and may be required to expend valuable resources to comply with them or to establish that we and our non-resident enterprises should not be taxed under these regulations, which may have a material adverse effect on our financial condition and results of operations.

Under the PRC Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

Decent Cayman is a holding company that conducts all of its business through our PRC Operating Subsidiaries. We may rely on dividends to be paid by our PRC Operating Subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under PRC laws and regulations, the WFOE and Decent China may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, the WFOE is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Our PRC Operating Subsidiaries derive primarily all of their revenue in Renminbi, which is not freely convertible into other currencies. As a result, the ability of our PRC Operating Subsidiaries to use its Renminbi revenues to pay dividends to us is subject to the restriction on currency exchange. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by the SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC Operating Subsidiaries to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

China passed the PRC Enterprise Income Tax Law (the “EIT Law”), and its implementing rules, both of which became effective on January 1, 2008, and as amended in December 2018. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. In addition, the EIT Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC Operating Subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

On April 22, 2009, the State Administration of Taxation of China issued the “Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies” (the “Notice”), further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and shareholder minutes are kept in China; and (iv) all of its directors with voting rights or senior management reside in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. Because all of our operations and senior management are located within the PRC and are expected to remain so for the foreseeable future, we may be considered a PRC resident enterprise for enterprise income tax purposes and therefore subject to the PRC enterprise income tax at the rate of 25% on its worldwide income. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise controlled by a Chinese natural person. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, we do not have any non-China source income, as we conduct our operations in China. However, under the EIT Law and its implementing rules, dividends paid to us from our Operating Subsidiaries would be deemed as “qualified investment income between resident enterprises” and therefore qualify as “tax-exempt income” pursuant to clause 26 of the EIT Law. Second, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which the dividends we pay with respect to our Class A ordinary shares, or the gain our non-PRC shareholders may realize from the transfer of our Class A ordinary shares, may be treated as PRC-sourced income and may therefore be subject to a 10% PRC withholding tax. The EIT Law and its implementing regulations are, however, relatively new and ambiguities exist with respect to the interpretation and identification of PRC-sourced income, and the application and assessment of withholding taxes. If we are required under the EIT Law and its implementing regulations to withhold PRC income tax on dividends payable to our non-PRC shareholders, or if non-PRC shareholders are required to pay PRC income tax on gains on the transfer of their Class A ordinary shares, our business could be negatively impacted and the value of your investment may be materially reduced. Further, if we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both China and such countries in which we have taxable income, and our PRC tax may not be creditable against such other taxes.

If our preferential tax treatments and government subsidies are revoked or become unavailable or if the calculation of our tax liability is successfully challenged by the PRC tax authorities, we may be required to pay tax, interest and penalties in excess of our tax provisions.

The Chinese government has provided tax incentives to our Operating Subsidiary, Decent China, including reduced enterprise income tax rates. For example, under the Enterprise Income Tax Law and its implementation rules, the statutory enterprise income tax rate is 25%. However, the income tax of an enterprise that has been determined to be a high and new technology enterprise can be reduced to a preferential rate of 15%. Any increase in the enterprise income tax rate applicable to Decent China, or any discontinuation, retroactive or future reduction or refund of any of the preferential tax treatments and local government subsidies currently enjoyed by Decent China, could adversely affect our business, financial condition and results of operations.

Further, in the ordinary course of our business, we are subject to complex income tax and other tax regulations, and significant judgment is required in the determination of a provision for income taxes. Although we believe our tax provisions are reasonable, if the PRC tax authorities successfully challenge our position and we are required to pay tax, interest and penalties in excess of our tax provisions, our financial condition and results of operations would be materially and adversely affected.

Failure to comply with PRC laws and regulations on leased property may expose us to potential fines and negatively affect our ability to use the properties we lease.

Our leasehold interests in leased properties have not been registered with the relevant PRC government authorities as required by PRC law, which may expose us to potential fines if we fail to remediate after receiving any notice from the relevant PRC government authorities. Failure to complete the lease registration will not affect the legal effectiveness of the lease agreements according to PRC law, but the real estate administrative authorities may require the parties to the lease agreements to complete lease registration within a prescribed period of time, and the failure to do so may subject the parties to fines from RMB1,000 to RMB10,000 for each of such lease agreements.

As of the date of this prospectus supplement, we are not aware of any actions, claims or investigations threatened against us or our lessors with respect to the defects in our leasehold interests. However, if any of our leases is terminated as a result of challenges by third parties or governmental authorities for lack of title certificates or proof of authorization to lease, we do not expect to be subject to any fines or penalties, but we may be forced to relocate the affected offices and incur additional expenses relating to such relocation.

The current tension in international trade, particularly with regard to U.S. and China trade policies, may adversely impact our business, financial condition, and results of operations.

The US government has indicated its intent to adopt a new approach to trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements. It has also initiated or is considering the imposition of tariffs on certain foreign goods. Changes in US trade policy could result in one or more of US trading partners adopting responsive trade policies making it more difficult or costly for us to export our products to those countries. These measures could also result in increased costs for goods imported into the United States. This in turn could require us to increase prices to our customers which may reduce demand, or, if we are unable to increase prices, result in lowering our margin on products sold.

On February 1, 2025, the US government announced a 25% tariff on product imports from certain countries, including Mexico and Canada, and a 10% tariff on product imports from certain other countries, including China. These actions may result in retaliatory measures on US goods.

Although cross-border business may not be an area of our focus, if we plan to expand our business internationally in the future, any unfavorable government policies on international trade, such as capital controls or tariffs, may affect the demand for our services, impact our competitive position, or prevent us from being able to conduct business in certain countries. If any new tariffs, legislation, or regulations are implemented, or if existing trade agreements are renegotiated, such changes could adversely affect our business, financial condition, and results of operations.

Although we do not expect to be affected directly by the current international trade tension, and any escalation of such tension, in the industries in which we operate, is uncertain, the negative impact in general, including economic, political and social conditions may adversely impact our business, financial condition and results of operations.

Heightened tensions in international relations, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations.

Recently there have been heightened tensions in international relations, particularly between the United States and China, but also as a result of the war in Ukraine and sanctions on Russia. These tensions have affected both diplomatic and economic ties among countries. Heightened tensions could reduce levels of trade, investments, technological exchanges, and other economic activities between the major economies. The existing tensions and any further deterioration in the relationship between the United States and China may have a negative impact on the general, economic, political, and social conditions in both countries and, given our reliance on the Chinese market, adversely impact our business, financial condition, and results of operations.

On August 9, 2023, the Biden administration released an executive order and an advanced notice of proposed rule-making (the “ANPRM”) providing a conceptual framework for outbound investment controls focused on China. Further to this ANPRM, on June 21, 2024, the U.S. Department of the Treasury (the “Treasury”) issued a proposed rule on outbound U.S. investments involving China that generally follows the ANPRM. On October 28, 2024, the Treasury issued a Final Rule to implement the executive order of August 9, 2023. The Final Rule became effective on January 2, 2025. The Final Rule targets investments involving persons and entities associated with “countries of concern,” currently only China, and it imposes investment prohibition and notification requirements on a wide range of investments in companies engaged in activities relating to three sectors: (1) advanced microchips and microelectronics, (2) quantum computing, and (3) artificial intelligence systems, with persons from countries of concern engaged in these technologies defined as “Covered Foreign Persons.” Investments by U.S. persons subject to the Final Rule, which are defined as “covered transactions,” include acquisitions of equity interests, certain debt financing, joint ventures, and certain investments as a limited partner in a non-U.S. person pooled investment fund. The Final Rule excludes some investments from the scope of covered transactions, including those in publicly traded securities listed on a national stock exchange. The Final Rule exerts greater U.S. government oversight over U.S. direct and indirect investments involving China, and may introduce new hurdles and uncertainties for cross-border collaborations, investments, and funding opportunities of China-based issuers, including us. We do not believe we are a Covered Foreign Person under the Final Rule. However, to the extent that we are deemed a Covered Foreign Person engaged in the development of specified artificial intelligence technologies and services in the future, the Final Rule could limit our ability to raise capital or contingent equity capital pursuant to the standby equity purchase agreement, from later tranches of the Pre-Paid Advance, and from U.S. investors generally, in which case our ability to raise such capital may be significantly and negatively affected, which could be detrimental to our capital raising capacity and our business, financial condition and prospects.

Risks Related to This Offering and Our Securities

An active trading market for our Class A ordinary shares may not be maintained and the trading price for our Class A ordinary shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Class A ordinary shares will be maintained. If an active public market for our Class A ordinary shares is not maintained, the market price and liquidity of our Class A ordinary shares may be materially and adversely affected. The public offering price for the Units in this offering will be determined at the time of pricing, and may be at a discount to the current market price at that time. The final public offering price will be determined through negotiation between us and the investors based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, and the general condition of the securities markets at the time of this offering. We can provide no assurance that the trading price of our Class A ordinary shares after this offering will not decline below the initial public offering price. As a result, investors in our Class A ordinary shares may experience a significant decrease in the value of their shares.

The trading price of the Class A ordinary shares is likely to be volatile, which could result in substantial losses to investors.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalized company with a relatively small public float, we may experience greater stock price volatility, lower trading volume and less liquidity than large-capitalized companies. In particular, our Class A ordinary shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices due to factors beyond our control. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A ordinary shares. The trading price of the Class A ordinary shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for the Class A ordinary shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings, cash flow;

●	fluctuations in operating metrics;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new solutions and services and expansions by us or our competitors;

●	termination or non-renewal of contracts or any other material adverse change in our relationship with our key customers or strategic investors;

●	changes in financial estimates by securities analysts;

●	detrimental negative publicity about us, our competitors or our industry;

●	additions or departures of key personnel;

●	release of lockup or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

●	regulatory developments affecting us or our industry; and

●	potential litigation or regulatory investigations.

Furthermore, the price and trading volume for the Class A ordinary shares may be highly volatile for actions by unrelated third parties over whom the Company has no control, including, but not limited to, coordinated social media “pump and dump” schemes whereby third party adverse actors seek to artificially inflate the price of a stock through promotional campaigns, followed by rapid sell-offs which immediately causes a price collapse potentially resulting in adverse effects on our financial condition and operations, loss of investor confidence, regulatory scrutiny, and potential trading suspensions.

Any of these factors may result in large and sudden changes in the volume and price at which the Class A ordinary shares will trade. Furthermore, the stock market in general experiences price and volume fluctuations that are often unrelated or disproportionate to the operating performance of companies like us. These broad market and industry fluctuations may adversely affect the market price of our Class A ordinary shares. Volatility or a lack of positive performance in our ordinary share price may also adversely affect our ability to retain key employees. Should our Class A ordinary shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, and which may have resulted from market manipulation activities by unrelated third parties or the result of unrelated third parties, over whom we have no control engaging in prohibited market manipulation activities, such as “pump and dump schemes,” prospective investors may have difficulty assessing the rapidly changing value of our Class A ordinary shares.

In addition, if the trading volumes of our Class A ordinary shares are low, persons buying or selling in relatively small quantities may easily influence the prices of our Class A ordinary shares. This low volume of trades could also cause the price of our Class A ordinary shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A ordinary shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and ask prices of our Class A ordinary shares exist at the time of purchase, the stock would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A ordinary shares. As a result of this volatility, investors may experience losses on their investment in our Class A ordinary shares. A decline in the market price of our Class A ordinary shares also could adversely affect our ability to issue additional Class A ordinary shares or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A ordinary shares will develop or be sustained. If an active market does not develop, holders of our Class A ordinary shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Regulatory developments and market scrutiny relating to companies with operations in China may affect investor perception of our Company and the trading price of our shares.

U.S.-listed companies with substantial operations in China have in recent years been subject to increased attention from investors, financial commentators, market participants and regulatory authorities, including the SEC and Nasdaq. This attention has included a focus on, among other things, financial reporting, internal control over financial reporting, corporate governance practices, related party transactions and the adequacy of public disclosures.

In addition, U.S. regulators and lawmakers have from time to time considered, proposed or adopted additional rules, guidance and other measures relating to China-based and other emerging market companies listed in the United States, including with respect to disclosure, audit, corporate governance and listing standards. These developments may result in additional compliance obligations, increased regulatory attention or changes in market perception of companies with operations in China.

As substantially all of our operations are based in China, regulatory developments, market commentary or investor concerns relating generally to U.S.-listed companies with operations or business relationships in China may affect investor perception of our Company, even if such developments or concerns are not specific to us. Any such effect could result in increased volatility or a decline in the trading price of our shares.

If securities or industry analysts cease to publish research or reports about our business, or if they adversely change their recommendations regarding the Class A ordinary shares, the market price for the Class A ordinary shares and trading volume could decline.

The trading market for the Class A ordinary shares will be influenced by research or reports that industry or securities analysts publish about our business, if any. If one or more analysts who cover us downgrade the Class A ordinary shares, the market price for the Class A ordinary shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the Class A ordinary shares to decline.

The dual class structure of our ordinary shares has the effect of concentrating voting control with our Chair and Chief Executive Officer, and their interest may not be aligned with the interests of our other shareholders.

We have a dual-class voting structure consisting of Class A ordinary shares and Class B ordinary shares. Under this structure, holders of Class A ordinary shares are entitled to one vote per Class A ordinary share, and holders of Class B ordinary shares are entitled to 20 votes per Class B ordinary share, which may cause the holders of Class B ordinary shares to have an unbalanced, higher concentration of voting power. Following the completion of this offering, Mr. Dingxin SUN, the Chairman of the Board of Directors of the Company, will beneficially own, directly and indirectly through Decent Limited, ordinary shares representing approximately 85.34% of the total voting power of the Company, assuming that all Pre-Funded Warrants are exercised. As a result, Mr. Sun has substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. He may take actions that are not in the best interests of us or our other shareholders. These corporate actions may be taken even if they are opposed by our other shareholders. Further, such concentration of voting power may discourage, prevent, or delay the consummation of change of control transactions that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares. Future issuances of Class B ordinary shares may also be dilutive to the holders of Class A ordinary shares. As a result, the market price of our Class A ordinary shares could be adversely affected.

Future issuances of our Class B ordinary shares may be dilutive to the voting power of the holders of our Class A ordinary shares.

Future issuances of our Class B ordinary shares, which can be approved by our board of directors, could result in dilution to existing holders of our Class A ordinary shares. Such issuances, or the perception that such issuances may occur, could depress the market price of the Class A ordinary shares.

In addition, there might be impact of the conversion of Class B ordinary shares to Class A ordinary shares on holders of Class A ordinary shares, including dilution and the reduction in aggregate voting power.

We currently do not expect to pay dividends in the foreseeable future and you must rely on price appreciation of our Class A ordinary shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A ordinary shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. Under Cayman Islands law, a Cayman Islands exempted company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A ordinary shares will likely depend entirely upon any future price appreciation of our Class A ordinary shares. There is no guarantee that our Class A ordinary shares will appreciate in value or even maintain the price at which you purchased the Class A ordinary shares. You may not realize a return on your investment in our Class A ordinary shares and you may even lose your entire investment in our Class A ordinary shares.

Our Fourth Amended and Restated Memorandum and Articles of Association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our Class A ordinary shares.

Certain provisions of our Fourth Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Our Fourth Amended and Restated Memorandum and Articles of Association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. Our dual-class voting structure gives disproportionate voting power to the holders of our Class B ordinary shares. In addition, our board of directors has the authority, without further action by our shareholders, to issue preferred shares with such preferred, deferred or other special rights, restrictions or privileges whether in regard to voting, distributions, a return of capital or otherwise and in such classes and series, if any, as the directors may determine, any or all of which may be greater than the rights associated with our Class A ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of the Class A ordinary shares may fall and the voting and other rights of the holders of our Class A ordinary shares may be materially and adversely affected.

You may experience dilution of your holdings due to inability to participate in rights offerings.

We may, from time to time, distribute rights to our shareholders, including rights to acquire securities. We may be unable to establish an exemption from registration under the Securities Act, and we are under no obligation to file a registration statement with respect to these rights or underlying securities or to endeavor to have a registration statement declared effective. Accordingly, holders of Class A ordinary shares may be unable to participate in our rights offerings and may experience dilution of their holdings as a result.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, as amended from time to time, the Companies Act (as revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors owed to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors owed to us under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect or obtain corporate records or copies of register of members of these companies (other than copies of our memorandum and articles of association, our register of mortgage and charges and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. Our directors have discretion under our amended and restated memorandum and articles of association, as amended, to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of our board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. All of our current operations are conducted in China. In addition, substantially all of our current directors and officers are nationals and residents of countries other than the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and China, see “Item 10. Additional Information - 10.B. Memorandum and Articles of Association - Enforceability of Civil Liabilities” in the 2025 Annual Report incorporated by reference in this prospectus supplement.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

As a company with less than $1.235 billion in revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. Therefore, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies for up to five years or such earlier time that we are no longer an emerging growth company. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. As a result, if we elect not to comply with such reporting and other requirements, in particular the auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to opt out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules.

We are now subject to the Nasdaq listing rule, which requires listed companies to have, among other things, a majority of their board members to be independent and independent director oversight of executive compensation and nomination of directors. The Nasdaq Listing Rules also require shareholder approval for U.S. domestic issuers in connection with: (i) the acquisition of the stock or assets of another company; (ii) equity-based compensation of officers, directors, employees or consultants; (iii) a change of control; and (iv) issuance of 20% or more of our outstanding Class A ordinary shares in transactions other than public offerings. However, Nasdaq listing rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq listing rules.

Currently, we do not plan to rely on home country practices with respect to our corporate governance. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they would otherwise enjoy if we complied fully with the Nasdaq listing rules.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD; and

●	certain audit committee independence requirements in Rule 10A-3 of the Exchange Act.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a semi-annual basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of Class A ordinary shares.

A non-U.S. corporation, such as our company, will be considered a passive foreign investment company, or “PFIC,” for any taxable year if either (i) at least 75% of its gross income is passive income or (ii) at least 50% of the value of its assets (generally determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of passive income.

Based upon our current and projected income and assets, and projections as to the value of our assets, we do not expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we will be or become a PFIC is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Fluctuations in the market price of the Class A ordinary shares may cause us to be a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of the Class A ordinary shares from time to time (which may be volatile). If our market capitalization subsequently declines, we may be or become a PFIC for the current taxable year or future taxable years. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of being or becoming a PFIC may substantially increase. Because the application of the relevant rules is still evolving, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we were treated as a PFIC for any taxable year during which a U.S. investor held an ordinary share or an ordinary share, certain adverse U.S. federal income tax consequences could apply to the U.S. investor. For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers who own our ordinary shares if we were determined to be a PFIC, see “Item 10.E. Taxation — United States Federal Income Tax Considerations — Passive Foreign Investment Company Rules” in the 2025 Annual Report incorporated by reference in this prospectus supplement.

Since we are a “controlled company” within the meaning of the Nasdaq listing rules, we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Our largest shareholder owns more than a majority of the voting power of our outstanding ordinary shares. Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to phase in its compliance with the independent committee requirements. Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules, we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

We may incur significantly increased costs and devote substantial management time as a result of the listing of our Class A ordinary shares.

We may incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we may be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Prior to the IPO, we were a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. We will be in a continuing process of developing, establishing, and maintaining internal controls and procedures that will allow our management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting if and when required to do so under Section 404 of the Sarbanes-Oxley Act of 2002. Although our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act until the date we are no longer an emerging growth company, our management will be required to report on our internal controls over financial reporting under Section 404.

Since the completion of the IPO, we have become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that we include a report from management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending October 31, 2024. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

As of October 31, 2024, our management assessed the effectiveness of our internal control over financial reporting. Management concluded that as of October 31, 2024, our internal control over financial reporting was ineffective. The material weakness that management found related to the Company’s lack of in-house accounting personnel with sufficient knowledge of the generally accepted accounting principles in the United States (“US GAAP”) and SEC reporting experiences.

In order to address and resolve the foregoing material weakness, we have implemented measures designed to improve our internal control over financial reporting to remediate this material weakness, including hiring consultants who have requisite training and experience in the preparation of financial statements in compliance with applicable SEC requirements. In addition to hiring outside consultants, we have taken or in the process of implementing the following remedial measures including (i) setting up an internal audit function as well as engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control; (ii) appointing independent directors, establishing an audit committee, and strengthening corporate governance; (iii) hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; and (iv) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel.

The implementation of these measures may not fully address the material weakness in our internal control over financial reporting, and we cannot conclude that they have been fully remedied. Our failure to correct this material weakness or our failure to discover and address any other material weaknesses could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our Class A ordinary shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

Our founder and Chairman of the Board of Directors, Mr. Dingxin SUN, has a significant influence over our company and future corporate decisions. His interests may not always be aligned with those of other shareholders. He may engage in activities that benefit himself at the expense of other shareholders. Thus, there might be potential risks for conflicts of interest and the impact on internal controls.

We have a dual-class share structure such that our share capital consists of Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and our Class B ordinary shares shall at all times vote together as one class on all resolutions submitted to a vote by our shareholders. Each Class A ordinary share shall entitle the holder thereof to one vote on all matters subject to vote at our general meetings (either on a poll or on a show of hands), and each Class B ordinary share shall entitle the holder thereof to twenty votes on all matters subject to vote at our general meetings (either on a poll or on a show of hands). Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof upon written notice to the Company, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B ordinary share by the holder of such Class B ordinary share to any person to or entity other than holders of Class B ordinary shares or their affiliate, such Class B ordinary share shall be automatically and immediately converted into the equivalent number of Class A ordinary shares.

As of the date of this prospectus supplement, Mr. Dingxin SUN, our founder and Chairman of the Board of Directors, beneficially owns 321,040 Class A ordinary shares and 600,000 Class B ordinary shares of the Company, which together represent approximately 90.50% of the voting power.

As such, Mr. Sun could have a significant influence on determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. In cases where his interests are aligned with other shareholders, he will also have the power to prevent or cause a change in control. Mr. Sun will also have the power to prevent or cause a change in control. Without the consent of Mr. Sun, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. In addition, Mr. Sun could violate his fiduciary duties by diverting business opportunities from us to himself or others. The interests of Mr. Sun may differ from the interests of our other shareholders. Thus, there might be potential risks for conflicts of interest and the impact on internal controls. The concentration in the ownership of our Class A ordinary shares may cause a material decline in the value of our Class A ordinary shares. For more information regarding Mr. Sun and his affiliated entity, see “Principal Shareholders” on page S-81 of this prospectus supplement, and “Item 7.B. Related Party Transactions” in the 2025 Annual Report incorporated by reference in this prospectus supplement.

If we fail to meet continued listing standards of the Nasdaq Stock Market LLC, our Class A ordinary shares may be delisted. Delisting could adversely affect the liquidity of our Class A ordinary shares and the market price of our Class A ordinary shares could decrease, and our ability to obtain sufficient additional capital to fund our operations and to continue as a going concern would be substantially impaired.

To maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our Class A ordinary shares could be subject to delisting.

While our Class A ordinary shares have generally traded above the minimum closing bid price of $1.00 per share since our initial public offering in January 2025, they have at times traded below that level. In order to maintain compliance with the Bid Price Requirement, we effected a reverse share split of our Class A ordinary shares and Class B ordinary shares at a ratio of 1-for-25, which became effective on March 16, 2026. There can be no assurance that the market price of our Class A ordinary shares will remain at or above $1.00 per share. We cannot assure you that we will not receive other deficiency notifications from Nasdaq in the future.

If the Nasdaq Capital Market delists our securities from trading, we could face significant consequences, including:

●	limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Class A ordinary share is a “penny stock,” which will require brokers trading in our Class A ordinary share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A ordinary share;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Nasdaq’s proposed $5 million minimum market value continued listing requirement previously approved by SEC now stayed pending further action from the SEC. If affirmed by SEC, such rule could result in immediate suspension and delisting of our Class A ordinary shares without any cure period or opportunity to regain compliance.

On January 13, 2026, Nasdaq proposed a new listing rule requiring companies on the Nasdaq Global and Capital Markets to maintain a minimum market value of listed securities of $5 million (the “MVLS Rule”). Under the MVLS Rule, if our market value falls below $5 million for 30 consecutive business days, our Class A ordinary shares would be immediately suspended from trading and delisted from Nasdaq, with no cure period, no compliance period, and no stay of suspension during any appeal. On July 22, 2026, such rule was approved by the SEC and became effective.

On July 29, 2026, however, the SEC notified Nasdaq that it had received notices of intention to petition for review the SEC’s July 22, 2026 order approving the MVLS Rule. Pursuant to Rule 431(e) of the SEC’s Rules of Practice, the approval order has been stayed pending further action from the SEC. Accordingly, the MVLS Rule is currently not effective. As there is no prescribed timeline for SEC’s action, there is uncertainty as to whether and when such rule will become effective.

If affirmed by the SEC, the MVLS Rule would represent a fundamental departure from Nasdaq’s traditional approach to listing deficiencies. Unlike other continued listing requirements that provide companies with 180 days or more to regain compliance, the market value requirement would result in immediate and irreversible consequences. While we could request a hearing before a Nasdaq Listing Qualifications Hearings Panel to appeal a delisting determination, such a request would not prevent the immediate suspension of our Class A ordinary shares from trading. Furthermore, the Nasdaq Listing Qualifications Hearings Panel would have extremely limited discretion and could only reverse the delisting decision if it determines that the initial determination was in error, and could not consider evidence that we had subsequently regained compliance or grant us additional time to do so.

This proposed minimum market value of listed securities requirement reflects Nasdaq’s belief that once a company’s market value falls below $5 million, the challenges facing that company are generally not temporary and are so severe that the company is unlikely to regain and sustain compliance for the long term. Nasdaq further believes it is difficult to maintain fair and orderly markets for such low-value companies.

Our market value of listed securities is currently below $5 million, there is no assurance that our market value would rise above $5 million in the future. Our market value is calculated as our consolidated closing bid price multiplied by our total number of listed securities. Factors that could cause our market value to remain below $5 million include further share price decline, lack of investor interest, adverse market conditions, negative developments in our business operations, dilutive financing transactions, or broader market volatility affecting microcap companies. If the MVLS Rule becomes effective and we are simultaneously addressing our existing minimum bid price deficiency when our market value remains below $5 million, we could face multiple overlapping delisting threats that compound the risk of delisting.

If the MVLS Rule becomes effective and we fail to maintain the required market value for 30 consecutive business days, our Class A ordinary shares would be immediately suspended from trading and delisted from Nasdaq with no opportunity to cure the deficiency, which would have severe adverse consequences for our business, our ability to raise capital, and the liquidity and value of our shareholders’ investments.

In the event that our Class A ordinary shares are delisted from Nasdaq, they may be considered penny stocks and thus be subject to the “penny stock” rules. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Class A ordinary shares.

Our Class A ordinary shares are traded below $5.00 per share. The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). In the event that our Class A ordinary shares are delisted from the Nasdaq Capital Market, depending on market fluctuations, they could be considered to be a “penny stock” within the meaning of the rules, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock.

A “penny stock” is subject to rules that impose additional sales practice requirements on brokers/dealers who sell these securities to persons other than established members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, a broker/dealer must receive the purchaser’s written consent to the transaction prior to the purchase and must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our Class A ordinary shares, and may negatively affect the ability of holders of our Class A ordinary shares to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks generally do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

The market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be considered a penny stock issuer, our management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Our Class A ordinary shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our Class A ordinary shares may be “thinly-traded,” meaning that the number of persons interested in purchasing our Class A ordinary shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stockbrokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we come to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Class A ordinary shares may not develop or be sustained.

The sale or availability for sale of substantial amounts of our Class A ordinary shares could adversely affect their market price.

Sales of substantial amounts of our Class A ordinary shares in the public market, including the Class A ordinary shares underlying the Pre-Funded Warrants, could adversely affect the market price of our Class A ordinary shares and could materially impair our ability to raise capital through equity offerings in the future.

Shares held by our existing shareholders may be sold in the public market in the future, subject to the restrictions in Rule 144 under the Securities Act and the applicable lock-up agreements, if any. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A ordinary shares.

In addition, we may in the future issue additional equity securities, including Class A ordinary shares, pre-funded warrants, and warrants, or securities issued in connection with strategic transactions, acquisitions, employee incentive plans, or capital-raising activities. Any such future issuances could further dilute existing shareholders, depress the trading price of our Class A ordinary shares, and increase the number of shares available for resale in the public market. The potential for dilution may also make it more difficult for investors to realize a return on their investment. There can be no assurance that we will not issue additional securities in the future, and any such issuances could materially and adversely affect the value of our securities.

There is no public market for the Pre-Funded Warrants.

The Pre-Funded Warrants offered in this offering are not and will not be listed on any securities exchange. Also, we do not intend to apply to have the Pre-Funded Warrants listed on any securities exchange. Consequently, there is no established public trading market for the Pre-Funded Warrants. Accordingly, investors may find it difficult to dispose of, or to obtain accurate quotations as to the market value of, the Pre-Funded Warrants. This lack of a trading market could result in investors being unable to liquidate their investment in the Pre-Funded Warrants or to sell them at a price that reflects their value. The absence of a public market for these securities could also reduce the liquidity and market price of our Class A Ordinary Shares for which these Pre-Funded Warrants are exercisable. Investors should be prepared to bear the risk of investment in the Pre-Funded Warrants indefinitely.

The Pre-Funded Warrants in this offering are speculative in nature.

The Pre-Funded Warrants in this offering do not confer any rights of Class A Ordinary Shares ownership on their holders, but rather merely represent the right to acquire Class A Ordinary Shares at a fixed price. In addition, following this offering, the market value of the Pre-Funded Warrants, if any, is uncertain and there can be no assurance that the market value of the Pre-Funded Warrants will equal or exceed their imputed offering price. The Pre-Funded Warrants will not be listed or quoted for trading on any market or exchange.

Holders of Pre-Funded Warrants purchased in this offering will have no rights as shareholders until such holders exercise their Pre-Funded Warrants and acquire our Class A Ordinary Shares.

Until holders of Pre-Funded Warrants acquire shares of our Class A Ordinary Shares upon exercise of such Pre-Funded Warrants, the holders will have no rights with respect to the shares of our Class A Ordinary Shares underlying such Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

The terms of the Pre-Funded Warrants may be adjusted.

The terms of the Pre-Funded Warrants, including the exercise price and the number of Class A Ordinary Shares issuable upon exercise, may be adjusted in certain circumstances, including in the event of share dividends, share splits, and similar transactions. While adjustments are generally intended to prevent dilution for holders of the Pre-Funded Warrants, there is no assurance that such adjustments will fully protect the value of the Pre-Funded Warrants.

The Pre-Funded Warrants have beneficial ownership limitations.

An investment in the Pre-Funded Warrants involves a significant risk due to the 4.99% (or 9.99% if the investor so elects) beneficial ownership limitation. The terms of the Pre-Funded Warrants prohibit any single holder from exercising the Pre-Funded Warrants if such exercise would result in the holder (together with its affiliates) beneficially owning more than 4.99% (or 9.99% if the investor so elects) of our issued and outstanding Class A ordinary shares immediately after the exercise, as elected by the holder at the time of issuance of the Pre-Funded Warrants. Such percentage may be increased by the holder of the Pre-Funded Warrant to any other percentage not in excess of 9.99% of the number of shares of our Class A ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants upon at least 61 days’ prior notice from the holder to us. As a result, you may not be able to exercise your Pre-Funded Warrants for shares of our Class A ordinary shares at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your Pre-Funded Warrants to realize value, but you may be unable to do so in the absence of an established trading market for the Pre-Funded Warrants.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be exercisable by means of payment of the nominal cash purchase price upon exercise and will have no expiration date. Accordingly, we will not receive any or any meaningful additional funds upon the exercise of the Pre-Funded Warrant.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds” and in such order of priority as our management may determine in its discretion, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this Offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

We are a defendant in two putative securities class actions, which could result in substantial costs and divert management's attention.

On April 13, 2026, a putative securities class action (the “April Action”) captioned Briones, et al. v. SYLA Technologies Co., Ltd., et al., Index No. 154747/2026, was filed in the Supreme Court of the State of New York, County of New York, naming as defendants more than 30 publicly traded companies, including us, more than 10 broker-dealer firms, and certain individuals. The complaint was brought on behalf of a putative class of investors who acquired securities in, or traceable to, the initial public offerings of the issuer defendants, and asserts claims under Sections 11, 12(a)(2) and 15 of the Securities Act of 1933 based on allegations that the issuer defendants and their underwriters failed to disclose an alleged coordinated pattern of market manipulation involving nano-cap and micro-cap companies. The complaint does not contain specific factual allegations of wrongdoing by us. Plaintiffs seek unspecified compensatory damages, rescission or rescissory damages, costs and expenses, and equitable or injunctive relief.

On July 23, 2026, another putative securities class action (the “July Action”) captioned Morales, et al. v. SYLA Technologies Co., Ltd., et al., Index No. 159271/2026, was filed in the Supreme Court of the State of New York, County of New York, naming as defendants more than 30 publicly traded companies, including us, more than 10 broker-dealer firms, and certain individuals, most of which are also named in the July Action. The claims in the July Action are substantially the same as the claims in the April Action. Similar to the April Action, the complaint in the July Action was brought on behalf of a putative class of investors who acquired securities in, or traceable to, the initial public offerings of the issuer defendants, and asserts claims under Sections 11, 12(a)(2) and 15 of the Securities Act of 1933 based on allegations that the issuer defendants and their underwriters failed to disclose an alleged coordinated pattern of market manipulation involving nano-cap and micro-cap companies. The complaint in the July Action also does not contain specific factual allegations of wrongdoing by us. Similar to the April Action, plaintiffs in the July Action seek unspecified compensatory damages, rescission or rescissory damages, costs and expenses, and equitable or injunctive relief.

The summons and complaints of the April Action and the July Action were served on our process agent on September 23, 2026 and August 11, 2026, respectively. In respect of the April Action, the Company has just been notified of the action in October 2026 and is currently in the course of engaging legal counsel to review the merits of the claim. In respect of the July Action, the Company is currently reviewing the merits of the claim and was granted an extension until November 2026 to answer the complaint. Both the April and July Actions are at an early stage, and we are unable to predict its outcome or estimate any potential loss.

Securities litigation of this nature is expensive to defend regardless of outcome and may divert the attention of our management and other resources from our business. An adverse outcome could result in substantial damages, and claims under Sections 11 and 12(a)(2) do not require a showing of intent. In addition, the underwriters of our initial public offering may seek indemnification or contribution from us under the underwriting agreement with respect to the action, which could result in additional costs to us regardless of whether we remain a defendant. We maintain directors' and officers' liability insurance, but that coverage may be insufficient to cover our defense costs or any liability, and the existence of the action may increase the cost or reduce the availability of such insurance. See "Prospectus Supplement Summary — Legal Proceedings" on page S-19 of this prospectus supplement.

CAPITALIZATION AND INDEBTEDNESS

The following tables set forth our capitalization as of April 30, 2026:

●	on an actual basis;

●	on a pro forma basis to reflect (i) the increase in our authorized share capital from US$50,000, divided into 19,800,000 Class A ordinary shares and 200,000 Class B ordinary shares of a par value of US$0.0025 each, to US$2,500,000, divided into 900,000,000 Class A ordinary shares and 100,000,000 Class B ordinary shares of a par value of US$0.0025 each, approved by our shareholders on July 14, 2026; and (ii) the issuance on August 6, 2026 of 400,000 Class B ordinary shares to Mr. Dingxin SUN, our Chairman of the Board of Directors, at a subscription price of US$2.00 per share, for aggregate consideration of US$800,000; and

●	on a pro forma as adjusted basis to reflect (i) the above; and (ii) the issuance and sale of 177,000 Class A Ordinary Shares and 645,828 Pre-Funded Warrants to purchase up to 645,828 Class A Ordinary Shares (assuming all of the Pre-Funded Warrants to purchase Class A Ordinary Shares issued in this offering are exercised) at the public offering price of US$1.50 per share, after deducting the placement agent’s fees and estimated offering expenses payable by us.

You should read the tables together with our combined financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

U.S. Dollars

	As of April 30, 2026
	Actual	Pro forma	Pro Forma As-adjusted(1)
Cash	$1,653,308	$2,453,308	$3,339,982
Shareholder’s Equity:
Class A Ordinary Shares, par value $0.0025 per share; 900,000,000 shares authorized; 1,615,128 shares issued and outstanding as of April 30, 2026; 1,615,128 shares issued and outstanding on a pro forma basis; 3,183,755 shares issued and outstanding on a pro forma, as adjusted basis (1)	4,038	4,038	6,095

Class B Ordinary Shares, par value $0.0025 per share; 100,000,000 shares authorized; 200,000 shares issued and outstanding as of April 30, 2026; 600,000 shares issued and outstanding on a pro forma basis; 600,000 shares issued and outstanding on a pro forma, as adjusted basis	500	1,500	1,500
Subscription receivable	(1,500)	(1,500)	(1,500)
Additional paid-in capital	11,257,406	12,056,406	12,941,023
Statutory reserve	666,232	666,232	666,232
Retained earnings	1,893,290	1,893,290	1,893,290
Accumulated other comprehensive income	128,530	128,530	128,530
Non-controlling interests	(2,217)	(2,217)	(2,217)
Total shareholders’ equity	$13,946,279	14,746,279	15,632,953
Total capitalization	$15,599,587	17,199,587	18,972,935

(1)	Gives effect to the issuance of 177,000 Class A Ordinary Shares and 645,828 Pre-Funded Warrants to purchase up to 645,828 Class A Ordinary Shares in this offering (assuming all of the Pre-Funded Warrants to purchase Class A Ordinary Shares issued in this offering are exercised) at an offering price of US$1.50 per share and reflects the application of the proceeds after deducting the placement agent’s fees, non-accountable expense allowance and our estimated offering expenses.

DILUTION

●	If you invest in our securities offered hereby, your interest will be diluted to the extent of the difference between the public offering price per share in this offering and the pro forma as adjusted net tangible book value per ordinary share after this offering. Our pro forma net tangible book value attributable to shareholders as of April 30, 2026 was $6.66 per ordinary share. Net tangible book value per ordinary share as of April 30, 2026 represents the amount of total assets less intangible assets and total liabilities, divided by the number of ordinary shares outstanding.

●	Upon completion of this offering, we will have a total of 2,437,956 Class A ordinary shares and 600,000 Class B ordinary shares issued and outstanding, assuming full exercise of the Pre-Funded Warrants issued in this offering. Our pro forma as adjusted net tangible book value, which gives effect to receipt of the net proceeds from this offering and the issuance of the securities offered hereby and the issuance on August 6, 2026, of 400,000 Class B ordinary shares to Mr. Dingxin SUN at a subscription price of US$2.00 per share, but does not take into consideration any other changes in our net tangible book value after April 30, 2026, will be approximately $15,632,953, or $5.15 per ordinary share. This represents an immediate decrease in net tangible book value of $1.51 per ordinary share to the existing shareholders, and an immediate increase in net tangible book value of $3.65 per ordinary share to investors purchasing Class A Ordinary Shares in this offering

●	The following table sets forth the estimated pro forma as adjusted net tangible book value per ordinary share after this offering and the dilution to investors purchasing the securities offered in this offering.

Offering
Public offering price per share	$1.50
Pro forma net tangible book value per ordinary share as of April 30, 2026	$6.66
Decrease per ordinary share attributable to payments by new investors	$(1.51)
Pro forma as adjusted net tangible book value per ordinary share after the offering	$5.15
Increase in net tangible book value per ordinary share to new investors participating in this offering	$3.65

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and related notes included in the 2025 Annual Report and our Report on Form 6-K filed with the SEC on August 3, 2026 (the “2026 Interim Results”) incorporated by reference in this prospectus supplement. Our actual results may differ materially from those we currently anticipate as a result of many factors, including those we describe under “Risk Factors” and elsewhere in this prospectus. See “Special Note Regarding Forward-Looking Statements.”

Comparison of the Fiscal Years Ended October 31, 2025, 2024 and 2023

Information regarding key components of our results of operations during the fiscal years ended October 31, 2025, 2024 and 2023 is set forth under the heading “Item 5. Operating and Financial Review and Prospects” of our 2025 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

Comparison of Results of Operations For the Six Months Ended April 30, 2026 and 2025

Information regarding key components of our results of operations during the six months ended April 30, 2026 and 2025 is set forth under the heading “Comparison of Results of Operations For the Six Months Ended April 30, 2026 and 2025” in Exhibit 99.1 to our 2026 Interim Results, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

REGULATIONS

Permissions Required from the PRC Authorities

As of the date of this prospectus, Decent China, Suncare, the WFOE, and Decent HK have obtained all necessary permissions and approvals to operate their respective business, including registration of incorporation, business licenses, permits for opening bank account, labor and employment recordation, social insurance registration, Internet Content Provider registration record and such other permissions and approval as required by the PRC regulatory authorities. However, it is uncertain whether we or our PRC subsidiaries will be required to obtain additional approvals, licenses, or permits in connection with our business operations pursuant to evolving PRC laws and regulations, and whether we would be able to obtain and renew such approvals on a timely basis or at all. Failing to do so could result in a material change in our operations, and the value of our Class A ordinary shares could depreciate significantly or become worthless.

Recently, however, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law” (the “Opinions”), which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. These Opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-concept overseas-listed companies and the demand for cybersecurity and data privacy protection.

The Cybersecurity Review Measures, which became effective on February 15, 2022, provide that, in addition to CIIOs that intend to purchase Internet products and services, online platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further require that online platform operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries.

On November 14, 2021, the CAC published the Regulations on Network Data Security Protection (Draft for Comments) (the “Security Administration Draft”), for public comments, which reiterated that data processors that process personal information of more than one million users listing in a foreign country should apply for a cybersecurity review. In addition, on September 24, 2024, the State Council promulgated the Regulations on Network Data Security Management, which became effective on January 1, 2025. According to the Regulations on Network Data Security Management, where it is necessary to provide important data generated or collected by a network data processor during its operation within the territory of the People’s Republic of China to overseas parties, such provision shall pass the security assessment for data cross-border transmission organized by the state cyberspace administration. In addition, data processors that process important data shall conduct risk assessment of their network data handling activities on an annual basis and submit risk assessment reports to the competent authorities at or above the provincial level, which shall in turn promptly notify the cyberspace administration and the public security organ at the same level.

Based on the description regarding our business operations and our marketplace, and as advised by our PRC counsel, Guantao Law Firm, neither we or the Operating Subsidiaries are required to go through a cybersecurity review with the CAC for this offering pursuant to the Cybersecurity Review Measures, given that: (i) the data we handle in our business operations, either by its nature or in scale, do not normally trigger significant concerns over PRC national security and (ii) we have not processed, and do not anticipate to process in the foreseeable future, personal information of more than one million persons. No relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC for our overseas listing plan except for the filing with the CSRC for this offering. Therefore, we believe the impact of the CAC’s increasing oversight over data security on our business is immaterial as of the date of this prospectus supplement. However, there remains uncertainty as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory authorities may adopt new laws, regulations, rules, or detailed implementation and interpretation in relation, or in addition to the Cybersecurity Review Measures. While we intend to closely monitor the evolving laws and regulations in this area and take all reasonable measures to mitigate compliance risks, we cannot guarantee that our business and operations will not be adversely affected by the potential impact of the Cybersecurity Review Measures or other laws and regulations related to privacy, data protection and information security. If our Operating Subsidiaries will be subject to cybersecurity review and network data security review in the future, it may be required to suspend its operations or experience other disruptions to its operations. Cybersecurity review and network data security review could materially and adversely affect our business, financial conditions, and results of operations, which could cause the value of our securities to significantly decline or in extreme cases, become worthless.

Furthermore, as of the date of this prospectus supplement, as advised by our PRC counsel, Guantao law firm, we and our PRC subsidiaries (1) are not required to obtain permissions from any PRC authorities to issue our securities to foreign investors; (2) are not subject to permission requirements from the CSRC, the CAC, or any other PRC governmental agencies; and (3) have not received or were denial such permission by any PRC authorities. Given the current PRC regulatory environment, it is uncertain when and whether we or our subsidiaries will be required to obtain permission from the PRC government to list on the U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, CAC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital market activities. If we and our subsidiaries (1) do not receive or maintain such permissions or approvals, should the approval is required in the future by the PRC government, (2) inadvertently conclude that such permissions or approvals are not required, or (3) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless.

On February 17, 2023, the CSRC promulgated the Overseas Listing Trial Measures and relevant five guidelines, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. On February 7, 2024, we received notification from the CSRC confirming that we have completed the record filing requirement for our IPO. The result of our completion of record filing was also posted on the CSRC website on the same day. We plan to submit the CSRC filing in connection with this offering within three business days after the closing of this offering.

Given the current PRC regulatory environment, it is uncertain whether we will be required to obtain additional approvals or permissions from the PRC government to offer securities to foreign investors in the future, and whether we would be able to obtain such approvals. If we are unable to obtain such approvals in the future, then the value of our Class A ordinary shares may depreciate significantly or become worthless.

As of the date of this prospectus supplement, we and our PRC subsidiaries have not received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on an U.S. exchange. The SCNPC or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us, our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S.

If we do not receive or maintain the approval, or permission, or inadvertently conclude that such approval or permission is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval or permission in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors — Risks Related to Doing Business in the PRC — We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information” on page S-50 of this prospectus supplement.

Recent Cybersecurity and Anti-Monopoly Regulatory Development in PRC

On November 7, 2016, the SCNPC issued the Cybersecurity Law of the PRC, or Cybersecurity Law, which became effective on June 1, 2017.

On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which became effective on September 1, 2021. The Data Security Law sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”), the National Development and Reform Commission (the “NDRC”), the Ministry of Industry and Information Technology (the “MIIT”), the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, the Ministry of Commerce, the People’s Bank of China (the “PBOC”), the State Administration of Radio and Television (the “SAMR”), the China Securities Regulatory Commission (the “CSRC”), the State Secrecy Administration and the State Cryptography Administration jointly promulgated the Cybersecurity Review Measures which became effective on February 15, 2022. To ensure the supply chain security of critical information infrastructure, safeguard network security and data security, and maintain national security, the Cybersecurity Review Measures stipulates that where any of the following conditions are met, a network security review shall be conducted: (i) a critical information infrastructure operator (the “CIIO”) purchases network products or services, which affects or may affect national security; (ii) online platform operators carry out data processing activities, which affect or may affect national security; (iii) to list abroad, an online platform operator who possesses the personal information of more than 1 million users. The cybersecurity review will evaluate, among others, the risk of critical information infrastructure, core data, important data, or a large amount of personal information being influenced, controlled, or maliciously used by foreign governments and the risk of network data security after going public overseas.

On July 7, 2022, the CAC promulgated the Security Assessment Measures for Outbound Data Transfers (the “Assessment Measures”) which came into effect on 1 September 2022. The Assessment Measures is enacted in accordance with the Cybersecurity Law, the Data Security Law, the Personal Information Protection Law, and other laws and regulations to regulate outbound data transfers, protect personal information rights and interests, safeguard national security and social and public interests, and promote the security and free flow of data across borders. The Assessment Measures applies to the security assessment of the data processor who provides critical data and personal information overseas that are collected and generated in the operation of the PRC.

In addition, on September 24, 2024, the State Council promulgated the Regulations on Network Data Security Management, which became effective on January 1, 2025. According to the Regulations on Network Data Security Management, where it is necessary to provide important data generated or collected by a network data processor during its operation within the territory of the People’s Republic of China to overseas parties, such provision shall pass the security assessment for data cross-border transmission organized by the state cyberspace administration. In addition, data processors that process important data shall conduct risk assessment of their network data handling activities on an annual basis and submit risk assessment reports to the competent authorities at or above the provincial level, which shall in turn promptly notify the cyberspace administration and the public security organ at the same level.

Our PRC legal counsel, Guantao Law Firm, has advised us based on their understanding of the current PRC law, rules, and regulations that we are not expected to be subject to the cybersecurity review by the CAC for this offering, given that: (i) we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future and (ii)  the data we handle in our business operations, either by its nature or in scale, do not normally trigger significant concerns over PRC national security and thus may not be classified as core or important data by the authorities. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company or its subsidiaries in connection with our PRC Operating Subsidiaries’ operations. The Company is currently not required to obtain regulatory approval or permission from the CAC nor any other PRC authorities for the PRC Operating Subsidiaries’ data security and cybersecurity practices in its operations. However, there remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Measures for Cybersecurity Review (2021). We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that the applicable laws, regulations, or interpretations change such that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we cannot guarantee whether we can complete the registration process in a timely manner, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, results of operations and the value of our Class A ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

For more detailed information, see “Risk Factors — Risks Related to Doing Business in the PRC — We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information” on page S-50 of this prospectus supplement.

In addition, since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law (was recently amended on June 24, 2022, and became effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus supplement, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange because neither the Company nor its PRC subsidiaries engage in monopolistic behaviors that are subject to these statements or regulatory actions.

The Anti-Monopoly Law of the People’s Republic of China, which took effect in 2008 and was amended on June 24, 2022, which amendment became effective August 1, 2022 (the “Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. Under the Anti-Monopoly Law, companies undertaking acquisitions relating to businesses in China must notify the State Council’s anti-monopoly law enforcement authority, in advance of any transaction where the parties’ revenue in the China market exceed certain thresholds and the buyer would obtain control of, or decisive influence over, the target. As of the date of this prospectus supplement, we have not been involved in any investigations on anti-monopoly initiated by the related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect.

For more detailed information, see “Risk Factors — Risks Related to Doing Business in the PRC — Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and cause the value of our Class A ordinary shares to significantly decline or be worthless. The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China” on page S-41 of this prospectus supplement.

Holding Foreign Companies Accountable Act (“HFCAA”)

Our Class A ordinary shares may be delisted under the HFCAA if the PRC adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the legislation entitled the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCAA. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (Commission-Identified Issuers) and require Commission-Identified Issuers identified by the SEC to submit documentation and make disclosures required under the HFCAA. In addition, the final amendments also establish procedures the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” and (ii) prohibiting the trading on U.S. securities exchanges and in the over-the-counter market of securities of a “Commission-Identified Issuer” under the HFCAA. The final amendments are effective on January 10, 2022. The SEC will begin to identify and list Commission-Identified Issuers on its website shortly after registrants begin filing their annual reports for 2021. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: mainland China or Hong Kong, a Special Administrative Region of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.

Our former auditor, WWC, P.C. (“WWC”), is an independent registered public accounting firm that is headquartered in San Mateo, California. WWC has been inspected by the PCAOB on a regular basis, with the last inspection completed in November 2024. Our current auditor, YCM CPA INC. (“YCM”), is an independent registered public accounting firm that is headquartered in Irvine, California. YCM has been inspected by the PCAOB on a regular basis, with the last inspection completed in September 2024. As of the date of the prospectus supplement, both WWC and YCM are not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. Both WWC and YCM are subjected to the laws and regulations of the United States, pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards.

On August 26, 2022, the PCAOB announced that it had signed the Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of China. The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firm headquartered in China and Hong Kong. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. The PCAOB Board vacated its previous 2021 Determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

Our Class A ordinary shares may be delisted under the HFCAA if the PRC adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A ordinary shares may be prohibited from trading or delisted. The HFCAA, the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCAA, together with recent joint statement by the SEC and PCAOB, the PCAOB’s determinations, and the Nasdaq rule changes all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments add uncertainties to our offering.

Our management team monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfil its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our Board of Directors, we will enter into an intercompany loan for the subsidiaries in accordance with the applicable PRC laws and regulations. However, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. As of the date of the prospectus supplement, no cash transfer, dividends, or distributions have occurred among the Company and any of its subsidiaries. See “Risk Factors — Risks Related to Doing Business in the PRC — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page S-16 of this prospectus supplement.

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (the “SAFE”), by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus supplement, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into, and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits or share premium, and that a company may only pay dividends if, immediately following the date on which the dividend is paid, the company remains able to pay its debts as they fall due in the ordinary course of business. Other than that, there are no restrictions on Decent Cayman’s ability to pay dividends to its shareholders. See “Prospectus Supplement Summary — Transfers of Cash to and from Our Subsidiaries” on page S-7, “Risk Factors — Risks Related to Doing Business in the PRC — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page S-16 and “Risk Factors — Risks Related to Doing Business in the PRC — Our Company is a holding company and will rely on dividends paid by our PRC Operating Subsidiaries for our cash needs. Any limitation on the ability of our PRC Operating Subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A ordinary shares” on page S-45 of this prospectus supplement.

As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries, including those based in the PRC, for working capital and cash needs. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Decent Cayman is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. Our subsidiaries are permitted under the respective laws of Hong Kong to provide funding to Decent Cayman through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividend transfers from Hong Kong to the Cayman Islands. Current PRC regulations permit Shandong Naxin Ecological Environment Engineering Co., Limited (“WFOE”) to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. The transfer of funds among companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Guantao Law Firm, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction that could limit our PRC subsidiaries’ ability to transfer cash between PRC subsidiaries. As of the date of this prospectus supplement, neither the Company nor its subsidiaries have made transfers, dividends, or distributions to investors and no investors have made transfers, dividends, or distributions to the Company or its subsidiaries. As of the date of this prospectus supplement, no dividends, distributions or transfers have been made between Decent Cayman and any of its subsidiaries. We do not expect to pay any cash dividends in the foreseeable future. Also, as of the date of this prospectus supplement, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries. For more details, see “Prospectus Supplement Summary — Transfers of Cash to and from Our Subsidiaries” on page S-16 of this prospectus supplement.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Supplement Summary — Implications of Being an Emerging Growth Company” on page S-18 of this prospectus supplement for additional information.

We are, and will continue to be, a “controlled company” within the meaning of the Nasdaq listing rules, due to the fact that as of the date of this prospectus supplement, Mr. Dingxin SUN, our founder and Chairman of the Board of Directors, beneficially owns approximately 19.87% of our issued and outstanding Class A ordinary shares and 100% of our issued and outstanding Class B ordinary shares, representing 90.5% of the voting power. He will continue to beneficially own more than 50.0% of the voting power of our issued and outstanding ordinary shares following the offering. As a “controlled company,” as defined under the Nasdaq listing rules, we are permitted to elect to rely on certain exemptions from corporate governance rules. Although we do not plan to take advantage of the exemptions provided to controlled companies, we may in the future take advantage of such exemptions. For more details, see “Prospectus Supplement Summary — Implications of Being a Controlled Company” on page S-19 of this prospectus supplement.

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to U.S. domestic public companies. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities. See “Prospectus Supplement Summary — Implications of Being a Foreign Private Issuer” on page S-18 of this prospectus supplement and “Risk Factors — Risks Related to This Offering and Our Securities — We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies” and “Risk Factors — Risks Related to This Offering and Our Securities — As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules.”

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Class A ordinary shares and Class B ordinary shares as of the date of this prospectus supplement, for

●	each of our directors and executive officers who beneficially owns our Class A ordinary shares and Class B ordinary shares; and

●	each person known to us to own beneficially more than 5% of our Class A ordinary shares and Class B ordinary shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on (i) 1,615,128 Class A ordinary shares and 600,000 Class B ordinary shares issued and outstanding as of the date of this prospectus supplement and (ii) ordinary shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus supplement.

As of the date of this prospectus supplement, we had zero shareholders of record in the United States. None of our shareholders has informed us that it is affiliated with a registered broker-dealer or is in the business of underwriting securities. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

Name of Beneficial Owner	Class A ordinary shares prior to this offering	Percentage Ownership of Class A ordinary shares prior to this offering(6)	Percentage Ownership of Class A ordinary shares immediately following the closing of this offering(5)(6)	Class B ordinary shares prior to this offering	Percentage Ownership of Class B ordinary shares prior to this offering(6)	Percentage Ownership of Class B ordinary shares immediately following the closing of this offering(5)(6)	Percentage of Total Voting Power prior to this offering(5)	Percentage of Total Voting Power immediately following the closing of this offering(5)(6)
Director and Executive Officer(1):
Dingxin SUN(2)	321,040	19.87%	13.17%	600,000	100%	100%	90.50%	85.34%
Dingyan SUN(3)(4)	76,080	4.71%	3.12%	—	—	—	0.56%	0.53
Haicheng XU	—	—	—	—	—	—	—	—
Francis ZHANG	—	—	—	—	—	—	—	—
Tao FENG	—	—	—	—	—	—	—	—
Zijian TONG	—	—	—	—	—	—	—	—
Chun Yu Leeds CHOW	—	—	—	—	—	—	—	—
Director and executive officer as a group	397,120	24.58%	16.29%	600,000	100%	100%	91.06%	85.87%
5% or Greater Shareholders:
Decent Limited(2)	321,040	19.87%	13.17%	200,000	33.33%	33.33	35.07%	29.93%

(1)	The business address for our directors and executive officers is at 4th Floor & 5th Floor North Zone, Dingxin Building, No. 106 Aokema Avenue, Laishan District, Yantai, Shandong Province, People’s Republic of China 264003. The registered office address for Decent Cayman is at Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands.

(2)	Mr. Dingxin SUN beneficially owns (i) 321,040 Class A ordinary shares and 200,000 Class B ordinary shares held by Decent Limited, a company incorporated under the laws of the British Virgin Islands and controlled by Mr. Sun; and (ii) 400,000 Class B Ordinary Shares directly held by Mr. Sun. The registered office address of Decent Limited is at Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands.

(3)	Ms. Dingyan SUN has the sole voting and dispositive power over the 76,080 Class A ordinary shares held by Decent Ecolo Limited, a company incorporated under the laws of the British Virgin Islands. As a result, Ms. Sun is deemed to beneficially own the 76,080 Class A ordinary shares held by Decent Ecolo Limited. The registered office address of Decent Ecolo Limited is Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands.

(4)	Decent Ecolo Limited is owned in the following proportions by the following individuals: 29.47% (Dingyan SUN), 27.61% (Haicheng XU), 26.50% (Shaohui JIA), and 16.42% (Lianlian WANG). Mr. Haicheng XU is the chief executive officer of the Company and Ms. Dingyan SUN is a director of the Company. None of the other shareholders of Decent Ecolo Limited has held or is currently holding a management position at Decent Cayman. However, pursuant to the organizational documents of Decent Ecolo Limited, Dingyan SUN has sole voting and dispositive power over all of the ordinary shares of Decent Cayman held by Decent Ecolo Limited. Haicheng XU, Shaohui JIA, and Lianlian WANG disclaim beneficial ownership of the ordinary shares of Decent Cayman held by Decent Ecolo Limited except to the extent of their pecuniary interests therein.

(5)	Based on 1,615,128 Class A ordinary shares and 600,000 Class B ordinary shares issued and outstanding as of the date of this prospectus supplement.

(6)	Assuming full exercise of the 645,828 Pre-Funded Warrants sold in this offering.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $0.89 million, assuming full exercise of the Pre-Funded Warrants and after deducting Placement Agent fees and estimated offering expenses payable by us, and based upon the public offering price of $1.50 per share.

We intend to use the net proceeds of this offering as follows:

●	20% of the net proceeds (or $0.18 million) will be used for the Company’s business expansion, including launching additional offices and expanding the business scope;

●	25% of the net proceeds (or $0.22 million) will be used for research and development on improving our current products and creating new products;

●	20% of the net proceeds (or $0.18 million) will be used for promoting the river water quality management service and expanding the treatment scope of river water;

●	25% of the net proceeds (or $0.22 million) will be used for development and upgrade of wastewater treatment technology;

●	10% of the net proceeds (or $0.09 million) will be used for recruiting talents in research and development and management.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus supplement.

In utilizing the proceeds from this offering, we are permitted under PRC laws and regulations to provide funding to PRC subsidiaries only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements. The relevant filing and registration processes for capital contributions typically take approximately eight weeks to complete. The filing and registration processes for loans typically take approximately four weeks or longer to complete. While we currently see no material obstacles to completing the filing and registration procedures with respect to future capital contributions and loans to PRC subsidiaries, we cannot assure you that we will be able to complete these filings and registrations on a timely basis, or at all. We cannot assure you that we will be able to meet these requirements on a timely basis, if at all.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering, on a best-efforts basis, Class A Ordinary Shares at the public offering price of US$1.50 per share (or a Pre-Funded Warrant in lieu thereof).

Class A Ordinary Shares

Save as otherwise provided in this prospectus supplement, the material terms and provisions of our Class A ordinary shares are described under the caption “Description of Ordinary Shares” starting on page 42 of the accompanying base prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the form of Pre-Funded Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Duration and Exercise Price. Each of the Pre-Funded Warrants will have an aggregate exercise price of $1.50 per Class A Ordinary Share, the full amount of which, except for a nominal exercise price of $0.0001 per Class A Ordinary Share, shall be pre-funded to the Company upon closing of this offering (the pre-funded amount payable to the Company upon closing of this offering, the “Pre-Funded Warrant Purchase Price”). The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full.

Exercisability. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Class A Ordinary Shares purchased upon such exercise.

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our Class A Ordinary Shares outstanding immediately after giving effect to such exercise.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

No Listing. There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. We do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system.

Rights as a Shareholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our Class A Ordinary Shares, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our Class A Ordinary Shares, including any voting rights, until the holder exercises the Pre-Funded Warrant.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement dated October 2, 2026 (the “Placement Agency Agreement”), we have engaged FT Global Capital, Inc. (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of our securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use their “reasonable best efforts,” to arrange for the sale of such securities by us. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent, and prospective investors. The Placement Agency Agreement does not give rise to any commitment by the Placement Agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the Placement Agency Agreement. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with this offering.

We will enter into a securities purchase agreement (the “Securities Purchase Agreement”) directly with each investor in connection with this offering and we may not sell the entire amount, or any amount, of securities offered pursuant to this prospectus. The form of the Securities Purchase Agreement is included as an exhibit to the registration statement of which this prospectus forms a part. We have agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the Securities Purchase Agreement.

We will deliver to the investors the securities offered pursuant to this prospectus upon closing and receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We intend to complete one closing of this offering, but may undertake one or more additional closings for the sale of additional securities to the investors in the initial closing. We expect to close this offerig on October 5, 2026, but the offering will be terminated by October 16, 2026, provided that the closing(s) of the offering for all of the securities have not occurred by such termination date, which date may be extended by written agreement of the Company and the Placement Agent. Any extensions or material changes to the terms of the offering will be contained in an amendment to this prospectus supplement, as applicable. We expect delivery of the securities offered pursuant to this prospectus supplement against payment in U.S. dollars will be made on or about October 5, 2026.

Placement Agent Fees and Expenses

Upon the closing of this offering, we will pay the Placement Agent a cash transaction fee equal to 7.5% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. We have also agreed to reimburse the Placement Agent for its non-accountable expenses up to $30,000 and its legal expenses related to the offering of up to $50,000 in connection with its engagement as placement agent.

The following table shows the public offering price, Placement Agent fees and proceeds, before expenses, to us assuming the completion of the maximum offering.

	Per Share	Per Pre-Funded Warrant	Total (Assuming All Pre-Funded Warrants Are Exercised)
Public offering price	$1.50	$1.4999	$1,234,242
Placement Agent commissions	$0.1125	$0.1124925	$92,568
Proceeds, before expenses, to us	$1.3875	$1.3874075	$1,141,674

We estimate that the total expenses of the offering payable by us, excluding placement agent fees, will be approximately $200,000.00.

The last reported sale price of our Class A ordinary shares on October 2, 2026 was $2.42 per share. The public offering price of the securities was determined through negotiation among us, the Placement Agent and the investors in the offering, and is at a discount to the market price of our Class A ordinary shares. There is no established public trading market for the Pre-Funded Warrants, and we do not expect such a market to develop. In addition, we do not intend to apply for a listing of the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system.

Right of First Refusal

We have agreed that, if this offering is completed during the term of the engagement agreement between the Company and the Placement Agent in connection with this offering (the “Engagement Agreement”), the Placement Agent will have a right of first refusal for a period of three months from the expiration of the term of the Engagement Agreement to act as lead and book running manager, or at a minimum as co-lead manager and co-book runner and/or co-lead placement agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings during such three-month period of the Company. The right of first refusal shall be subject to FINRA Rule 5110(g), including that it may be terminated by the Company for cause, which shall be a breach by the Placement Agent of the Engagement Agreement or a material failure by the Placement Agent to provide the services as contemplated by the Engagement Agreement. The Company’s exercise of the right of termination for cause will eliminate any obligations with respect to the right of first refusal.

Tail Financing

Subject to certain exceptions, the Placement Agent shall be entitled to a cash fee equal to seven and one-half percent (7.5%) of the gross proceeds received by the Company from any financing or capital-raising transaction with any investor identified on a list of investors contacted by the Placement Agent on the Company's behalf during the term of the Engagement Agreement, consummated at any time within the twelve month period after the expiration or termination of the Placement Agent's engagement (a "Tail Financing"). The right to receive a fee in connection with the Tail Financing shall be subject to FINRA Rule 5110(g)(5), and the Company shall have a right of termination for cause, which includes that the Company may terminate the Placement Agent's engagement upon the Placement Agent's material failure to provide the services required by the Engagement Agreement or the Placement Agency Agreement. The Company's exercise of the right of termination for cause will eliminate any obligations with respect to the payment of any termination fee or provision of any tail financing fee, including the Tail Financing described above.

Lock-Up

We, on behalf of the Company and any successor entity, have agreed, during the period of engagement of the Placement Agent and for a period of sixty (60) days from the closing of this offering, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, other than pursuant to a registration statement on Form S-8 for employee benefit plans or amendment(s) thereto.

Our officers, directors and 5% shareholders have agreed, subject to certain exceptions, to enter into lock-up agreements with the Placement Agent with respect to any shares of capital stock of the Company that they beneficially own.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and reimburse the Placement Agent for all out-of-pocket fees and expenses that may be required to make for these liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, each Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal.

Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the Placement Agent, if any, participating in this offering and the Placement Agent participating in this offering may distribute prospectuses electronically. The Placement Agent may agree to allocate a number of shares for sale to its online brokerage account holders. Internet distributions will be allocated by the Placement Agent that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the Placement Agent in their capacity as Placement Agent, and should not be relied upon by investors.

Other Relationships

The Placement Agent and its affiliates may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Offering Price Determination

The actual offering price of the securities we are offering, and the exercise price of the Pre-Funded Warrants that we are offering, were negotiated between us, the Placement Agent and the investors in the offering based on the trading of our Class A ordinary shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the Pre-Warrants that we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Transfer Agent and Registrar

The transfer agent and registrar for the ordinary shares is Transhare Corporation, with its offices located at Bayside Center 1, 17755 North US Highway 19, Suite #140, Clearwater, FL 33764.

Listing

Our Class A ordinary shares are listed on the Nasdaq Capital Market under the trading symbol “DXST.”

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Class A Ordinary Shares or the Pre-Funded Warrants, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Class A Ordinary Shares or the Pre-Funded Warrants in any jurisdiction where action for that purpose is required. Accordingly, the securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other material or advertisements in connection with the Class A Ordinary Shares of the Pre-Funded Warrants be distributed or published in or from any country or jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

EXPENSES OF THIS OFFERING

We estimate that our expenses in connection with this offering, other than the placement agent fees, will be as follows:

Expenses*	Amount
SEC registration fee	$	*
FINRA filing fee	$	*
Transfer agent fee		$5,000
Legal fees and expenses		$140,000
Accounting fees and expenses		$20,000
Placement agent expenses		80,000
Miscellaneous costs		$10,000
Total		$255,000

*	All amounts shown are estimates. We will pay all of the expenses of this offering.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A ordinary shares offered hereby and certain other legal matters will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Guantao Law Firm. Ortoli Rosenstadt LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Guantao Law Firm with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of Decent Holding Inc. as of and for the fiscal year ended October 31, 2025 included in this prospectus have been audited by YCM CPA INC., an independent registered public accounting firm, as set forth in their report appearing elsewhere herein. The consolidated financial statements of Decent Holding Inc. as of and for the fiscal years ended October 31, 2024 and October 31, 2023 included in this prospectus have been audited by WWC, P.C., an independent registered public accounting firm, as set forth in their report appearing elsewhere herein. Such consolidated financial statements are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing. The office of YCM CPA INC. is located at 4482 Barranca Pkwy, Suite 239, Irvine, California 92604. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the documents listed below:

●	our Annual Report on Form 20-F for the year ended October 31, 2025 filed with the SEC on March 2, 2026;

●	our Reports on Form 6-K filed with the SEC on March 5, 2026, March 10, 2026, March 12, 2026, June 1, 2026, June 22, 2026, July 14, 2026, August 3, 2026 and September 17, 2026 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act);

●	our Registration Statement on Form F-1 (File No. 333-289797) initially filed with SEC on August 22, 2025;

●	the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on January 21, 2025, and any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC (1) after the date of the initial registration statement of which this prospectus forms a part and prior to its effectiveness and (2) prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC (1) after the date of the initial registration statement of which this prospectus forms a part and prior to its effectiveness and (2) prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to: Decent Holding Inc., 4th Floor & 5th Floor, North Zone, Dingxin Building, No. 106 Aokema Avenue, Laishan District, Yantai, Shandong Province

People’s Republic of China 264003.

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We are required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. The SEC also maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, file periodic reports and other information with the SEC. These periodic reports and other information are available at the SEC’s website, www.sec.gov. We also maintain a website at www.dxshengtai.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also request a copy of these filings, at no cost, by writing to us at 4th Floor & 5th Floor North Zone, Dingxin Building, No. 106 Aokema Avenue, Laishan District, Yantai, Shandong Province People’s Republic of China 264003, or call us at +86 0535-5247776. We also maintain a website at www.dxshengtai.com, at which, following the completion of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PROSPECTUS	DATED APRIL 24, 2026

Decent Holding Inc.

$200,000,000

Class A Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Rights

Units

We may offer, from time to time, in one or more offerings, class A ordinary shares of par value US$0.0025 each (“Class A Ordinary Shares”), share purchase contracts, share purchase units, warrants, debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $200,000,000.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our voting and non-voting common equity held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Class A Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “DXST”. On April 22, 2026, the closing price of our Class A Ordinary Shares as reported by the Nasdaq Capital Market was $2.44. During the year immediately prior to the date of this prospectus, the high and low closing prices were US$47.50 and US$2.33 per Class A Ordinary Share, respectively. We have recently experienced price volatility in our share price. See related risk factors in the “Risk Factors” section of this prospectus and as set forth in our most recent annual report on Form 20-F.

The aggregate market value of our outstanding Class A Ordinary Shares that are held by non-affiliates or public float, as of the date of this prospectus, was approximately $13,458,988, which was calculated based on 1,218,008 Class A Ordinary Shares held by non-affiliates and the per share price of $11.05, which was the closing price of our Class A Ordinary Shares on Nasdaq on March 10, 2026.

Unless otherwise specified in an applicable prospectus supplement, our share purchase contracts, share purchase units, warrants, debt securities, rights and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

See “Item 3. Key Information—3.D. Risk Factors—Risks Related to Doing Business in the PRC” in our Annual report on Form 20-F for the fiscal year ended October 31, 2025, filed with the SEC on March 2, 2026 (the “2025 Annual Report”).

Our authorized share capital is a dual class structure consisting of Class A Ordinary Shares and Class B ordinary shares of a par value of US$0.0025 each (“Class B Ordinary Shares”). Holders of Class A Ordinary Shares and Class B Ordinary Shares shall vote together as one class on all resolutions of the shareholders and have the same rights except each Class A Ordinary Share shall entitle its holder to one (1) vote and each Class B Ordinary Share shall entitle its holder to twenty (20) votes. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time at the option of the holder on a one-for-one basis, and will automatically convert upon certain transfers to non-Affiliates of the holder.

Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a Cayman Islands holding company with operations conducted by our subsidiaries based in China and that this structure involves unique risks to investors.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. We are also a “controlled company” under the Nasdaq Rules. See “Prospectus Summary — Implications of Being an Emerging Growth Company”, “Prospectus Summary — Implications of Being a Foreign Private Issuer”, and “Prospectus Summary — Implications of Being a Controlled Company.”

We currently have two classes of ordinary shares outstanding: Class A ordinary shares and Class B ordinary shares. The rights of the holders of our Class A ordinary shares and Class B ordinary shares are identical, except with respect to voting. Each Class A ordinary share is entitled to one vote for each Class A ordinary share held and each Class B ordinary share is entitled to twenty (20) votes for each Class B ordinary share held (either on a poll or on a show of hands). The Class B ordinary shares are convertible into Class A ordinary shares at any time at the option of the holder. Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all matters submitted to vote of our shareholders, unless otherwise required by applicable law or our third amended and restated memorandum and articles of association.

Decent Cayman is incorporated under the laws of the Cayman Islands. As a holding company with no material operations of its own, Decent Cayman conducts its operations in China through its indirectly wholly-owned subsidiaries, Shandong Dingxin Ecology Environmental Co., Ltd. (“Decent China”) and Suncare (Shanghai) Health Technology Co., Ltd. (“Suncare”) (together, the “Operating Subsidiaries”). Decent Cayman holds its interest in Decent China through Decent HK and the WFOE, and holds its interest in Suncare through Decent HK. See the corporate structure chart under “Prospectus Summary — Corporate Structure” for additional detail. Investors in our Class A ordinary shares should note that they are purchasing equity securities of a Cayman Islands holding company rather than equity securities issued by our PRC subsidiaries. They will not and may never directly hold equity interests in our Operating Subsidiaries. Decent Cayman indirectly controls and receives the economic benefits of Decent China’s and Suncare’s business operations, if any, through equity ownership. For more details, see “Risk Factors — Risks related to Doing Business in the PRC” starting from page 21 of this prospectus.

Because of our corporate structure as a Cayman Islands holding company with all operations conducted by our Operating Subsidiaries in China, it involves unique risks to investors. Furthermore, the changes in the Chinese policies, regulations, rules and the enforcement of laws regarding foreign ownership may occur quickly with little advance notice, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. In addition, shareholders may face difficulties enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States.

We do not have, nor intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in China.

Investing in our securities involves a high degree of risk. Before buying any Class A ordinary shares, you should carefully read the discussion of the material risks of investing in our Class A ordinary shares under the heading “Risk Factors” beginning on page 18 of this prospectus and “Item 3. Key Information — 3.D. Risk Factors” in our 2025 Annual Report for more information.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

As confirmed by our PRC counsel, Guantao Law Firm, we will not be subject to cybersecurity review with the Cyberspace Administration of China (“CAC”), after the amended Measures of Cybersecurity Review, or New Measures, became effective on February 15, 2022, since (i) we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures; and (ii) we are also not subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration are enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft. See “Risk Factors — Risks Related to Doing Business in the PRC — The filing, approval or other administration requirements of the China Securities Regulatory Commission or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.” on page 21 of this prospectus.

On February 17, 2023, the China Securities Regulatory Commission (“CSRC”), announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing by Domestic Companies (the “Circular”), and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), and five supporting guidelines (collectively, the “New Overseas Listing Rules”). On the same date, the CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies (the “Notice”). The Trial Measures came into effect on March 31, 2023. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days. As advised by our PRC counsel, we are required to submit a filing to the CSRC within three business days after the closing of such offering. Accordingly, we plan to submit the CSRC filing in connection with this offering within three business days after the closing of this offering. If the CSRC terminates our filing or determines that the issuance of our securities is not in compliance with applicable PRC rules, it might affect our other filing procedures with respect to other future offerings, under the New Overseas Listing Rules, which would adversely affect our future financings and issuances of our securities.

Additionally, if we do not file with the CSRC in connection with this offering within three business days after the closing of this offering, or if the CSRC terminates our filing or determines that the issuance of our securities are not in compliance with applicable PRC rules, and we may be subject to investigations by competent PRC regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. To date, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments or continue to list on a U.S. or other foreign exchange. See “Risks Related to Doing Business in the PRC — The filing, approval or other administration requirements of the China Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.” and “Risks Related to Doing Business in the PRC — Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect us and limit the legal protections available to you and us.” beginning on pages 21 and 21 for a description of the New Overseas Listing Rules and how they may impact our company and this offering.

As of the date of this prospectus, according to our PRC counsel, Guantao Law Firm, we are only required to complete the filing procedure in connection with our offering (including this offering and any subsequent offering) under the Trial Measures, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations.

In addition, since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law (recently amended on June 24, 2022, and became effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange because neither the Company nor its PRC subsidiaries engage in monopolistic behaviors that are subject to these statements or regulatory actions.

Furthermore, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, trading in our Class A ordinary shares may be prohibited if the PCAOB determines that it cannot completely inspect or investigate our auditor, and as a result Nasdaq may determine to delist our Class A ordinary shares. Pursuant to the Holding Foreign Companies Accountable Act (the “HFCAA”), if the PCAOB is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited from trading on a U.S. stock exchange. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 (“2021 Determinations”), which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Statement of Protocol” or “SOP”) with the CSRC and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. The PCAOB Board vacated its previous 2021 Determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

Our former auditor, WWC, P.C. (“WWC”), is an independent registered public accounting firm that is headquartered in San Mateo, California. WWC has been inspected by the PCAOB on a regular basis, with the last inspection completed in November 2024. Our current auditor, YCM CPA INC. (“YCM”), is an independent registered public accounting firm that is headquartered in Irvine, California. YCM has been inspected by the PCAOB on a regular basis, with the last inspection completed in September 2024. As of the date of the prospectus, both WWC and YCM are not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. Both WWC and YCM are subjected to the laws and regulations of the United States, pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our Class A ordinary shares may be delisted under the HFCAA if the PRC adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A ordinary shares may be prohibited from trading or delisted. The HFCAA, the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCAA, together with recent joint statement by the SEC and PCAOB, the PCAOB’s determinations, and the Nasdaq rule changes all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments add uncertainties to our offering.

Our management team monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfil its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our Board of Directors, we will enter into an intercompany loan for the subsidiaries in accordance with the applicable PRC laws and regulations. However, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. As of the date of the prospectus, no cash transfer, dividends, or distributions have occurred among the Company and any of its subsidiaries. See “Risk Factors — Risks Related to Doing Business in the PRC — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page 29 of this prospectus.

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (the “SAFE”), by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into, and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits or share premium, and that a company may only pay dividends if, immediately following the date on which the dividend is paid, the company remains able to pay its debts as they fall due in the ordinary course of business. Other than that, there are no restrictions on Decent Cayman’s ability to pay dividends to its shareholders. See “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries” on page 3, “Risk Factors — Risks Related to Doing Business in the PRC — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page 29 and “Risk Factors — Risks Related to Doing Business in the PRC — Our Company is a holding company and will rely on dividends paid by our PRC Operating Subsidiary for our cash needs. Any limitation on the ability of our PRC Operating Subsidiary to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A ordinary shares” on page 28 of this prospectus.

As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries, including those based in the PRC, for working capital and cash needs. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Decent Cayman is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. Our subsidiaries are permitted under the respective laws of Hong Kong to provide funding to Decent Cayman through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividend transfers from Hong Kong to the Cayman Islands. Current PRC regulations permit Shandong Naxin Ecological Environment Engineering Co., Limited (“WFOE”) to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. The transfer of funds among companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision, the “Provisions on Private Lending Cases”), which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Guantao Law Firm, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction that could limit our PRC subsidiaries’ ability to transfer cash between PRC subsidiaries. As of the date of this prospectus, neither the Company nor its subsidiaries have made transfers, dividends, or distributions to investors and no investors have made transfers, dividends, or distributions to the Company or its subsidiaries. As of the date of this prospectus, no dividends, distributions or transfers have been made between Decent Cayman and any of its subsidiaries. We do not expect to pay any cash dividends in the foreseeable future. Also, as of the date of this prospectus, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries. For more details, see “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries,” on page 3 of this prospectus, and “Consolidated Financial Statements” in our 2025 Annual Report.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” on page 16 for additional information.

We are, and will continue to be, a “controlled company” within the meaning of the Nasdaq listing rules, due to the fact that our controlling shareholder, Decent Limited, a British Virgin Islands company controlled by Mr. Dingxin SUN, our founder and Chairman of the Board of Directors, beneficially owns approximately 19.87% of our issued and outstanding Class A ordinary shares and 100% of our issued and outstanding Class B ordinary shares, representing 76.95% of the voting power. He will continue to beneficially own more than 50.0% of the voting power of our issued and outstanding ordinary shares following the offering. As a “controlled company,” as defined under the Nasdaq listing rules, we are permitted to elect to rely on certain exemptions from corporate governance rules. Although we do not plan to take advantage of the exemptions provided to controlled companies, we may in the future take advantage of such exemptions. For more details, see “Prospectus Summary — Implications of Being a Controlled Company” on page 17 of this prospectus.

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to U.S. domestic public companies. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities. See “Prospectus Summary — Implications of Being a Foreign Private Issuer” on page 17 of this prospectus and “Risk Factors — Risks Related to Our Class A ordinary shares and this Offering — We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies” and “Risk Factors — Risks Related to Our Class A ordinary shares and this Offering — As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules” in our 2025 Annual Report.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is April 24, 2026

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $200,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation of Documents by Reference” and the additional information described below under “Where You Can Find Additional Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Amended and Restated Memorandum and Articles of Association” refers to the amended and restated memorandum and the amended and restated articles, adopted on September 26, 2024;

●	“Black odor water” is to polluted water caused by blackening iron sulfides and other blackening substances;

●	“Board of Directors” refers to the board of directors of Decent Holding Inc.;

●	“BOD” is to biochemical oxygen demand, a specific period of time of the dissolved oxygen required by aerobic microorganisms in water during the oxidation process to decompose organic matter in water into inorganic matter at a certain temperature. It is a comprehensive index to indicate the content of aerobic pollutants such as organic matter in water;

●	“BOT” is to the build-operate-transfer or a construction-operation-transfer mode, which means the government to grant a concession for an infrastructure project to a contractor. The contractor is then responsible for the design, financing, construction and operation of the project during the concession period, as well as recovering costs, paying debts and earning profits. At the end of the concession period, the contractor must transfer the ownership of the project to the government;

●	“China” or the “PRC” are to the People’s Republic of China, excluding, solely for the purpose of this prospectus, Taiwan and the special administrative regions of Hong Kong and Macau;

●	“Class A ordinary shares” are to Class A ordinary shares, par value US$0.0025 per share, of Decent Holding Inc.;

●	“Class B ordinary shares” are to Class B ordinary shares, par value US$0.0025 per share, of Decent Holding Inc.;

●	“Decent Cayman” is to Decent Holding Inc., a Cayman Islands exempted company limited by shares;

●	“Decent China” is to Shandong Dingxin Ecology Environmental Co., Ltd., a PRC incorporated limited liability company. Decent China is a wholly owned subsidiary of Shandong Naxin Ecological Environment Engineering Co., Limited, the WFOE;

●	“Decent HK” is to Decent Hong Kong Holding International Limited, a Hong Kong company limited by shares, which is a wholly-owned subsidiary of Decent Cayman;

●	“Suncare” is to Suncare (Shanghai) Health Technology Co., Ltd., a PRC company limited by shares, which is a wholly-owned subsidiary of Decent HK;

●	“Exchange Act” refers to the Securities Exchange Act of 1934;

●	“FY2025,” and “FY2024” and “FY2023” refer to fiscal year ended October 31, 2025, 2024 and 2023, respectively;

●	“PPP” is to the public-private partnership, which means an arrangement between a government and private sector institutions to provide services under market competition;

●	“RMB” or “Renminbi” refers to the legal currency of the People’s Republic of China;

●	“Third Amended and Restated Memorandum and Articles of Association” refers to the amended and restated memorandum and the amended and restated articles, adopted on February 23, 2026 and effective March 16, 2026;

●	“US$,” “$,” “dollars,” “USD” or “U.S. dollars” refer to the legal currency of the United States;

●	“WFOE” is to Shandong Naxin Ecological Environment Engineering Co., Limited, a wholly foreign-owned enterprise in the PRC and a wholly owned subsidiary of Decent HK; and

●	“we,” “us,” “our,” “our company,” “the Company,” or “Decent Holding” are to Decent Cayman and its subsidiaries, and to Decent China and Suncare in the context of describing our operations and consolidated financial information.

Decent Cayman and its subsidiaries conduct business in the PRC, using Renminbi, or RMB, the official currency of China. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

We have relied on statistics provided by a variety of publicly-available sources regarding China’s expectations of growth. We did not directly or indirectly sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the factors described under the section titled “Risk Factors” in this prospectus and in the documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the securities that the Company is offering, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our annual report on Form 20-F for the fiscal year ended October 31, 2025 (the “2025 Annual Report”) and other SEC reports.

Overview

Decent Cayman is a holding company incorporated under the laws of the Cayman Islands. As a holding company with no material operations of its own, we conduct our operations in China through our indirectly wholly-owned subsidiaries, Shandong Dingxin Ecology Environmental Co., Ltd. (“Decent China”) and Suncare (Shanghai) Health Technology Co., Ltd. (“Suncare”), which are our Operating Subsidiaries in China.

We specialize in the provision of wastewater treatment by cleansing the industrial wastewater, ecological river restoration and river ecosystem management by enhancing the water quality, as well as microbial products primarily used for pollutant removal and water quality enhancement, through one of our Operating Subsidiaries, Shandong Dingxin Ecology Environmental Co., Ltd. We believe we are among the pioneers in the field of water pollution treatment in China.

In addition, we have expanded our business into the provision of artificial intelligence-driven digital health and community-based senior care services by integrating online health management with offline community-based care, including chronic disease management, AI-enabled monitoring, smart elderly-care solutions, rehabilitation and therapy services, and cross-border wellness offerings, through one of our Operating Subsidiaries, Suncare (Shanghai) Health Technology Co., Ltd. We believe this expansion positions us to capture opportunities in the rapidly growing senior health and wellness market in China

Our main services and products include (1) wastewater treatment, (2) river water quality management, and (3) microbial products for water quality enhancement and pollutant cleansing purposes. We focus on research and development (“R&D”) to sharpen our innovation edge. So far, we have entered into a memorandum of understanding for scientific research and development with Yantai University and partnered with other academic institutions. We have an in-house R&D team with members possessing technical expertise in engineering and chemistry as well as a sharp business sense that we believe can accurately capture and meet our customers’ needs. As of the date of this prospectus, we own 15 patents and 9 software copyrights.

We have received a number of industry awards and certifications recognizing our success and achievements in technological innovations and market potential. Below is the highlight of some of our recent and major awards and certifications in respect of our business:

Year	Name of Award/Certification	Issuing Authority
2022	Yantai City Industrial Design Center	Yantai Municipal Bureau of Industry and Information Technology
2022	Yantai New Special Expertise Enterprise	Yantai Municipal Bureau of Industry and Information Technology
2022	High-Tech Enterprise	Shandong Provincial Department of Science and Technology, Shandong Provincial Department of Finance, and Shandong Provincial Taxation Bureau of the State Administration of Taxation

Our Products and Services

Our main services and products include (1) wastewater treatment, (2) river water quality management, and (3) microbial products that are used for water quality enhancement and pollutant removal.

Set forth below are the services and products provided by our Operating Subsidiary:

Wastewater Treatment

Our wastewater treatment services primarily focus on protein-rich wastewater treatment. Our innovative protein-rich wastewater treatment system is designed to address the environmental challenges associated with high-concentration organic waste faced by the agri-food processing industry. This system efficiently extracts and repurposes valuable proteins and polysaccharides from soybean wastewater, a common byproduct of soybean product production. Our process consists of three key steps: (1) extraction through centrifugal separation and temperature regulation, (2) purification and concentration using ultrafiltration, nanofiltration, and reverse osmosis, and (3) followed by sterilization and spray drying to produce edible protein products. Unlike traditional multi-stage biochemical treatments that merely aim to meet discharge standards, our method recovers a substantial amount of soluble proteins and polysaccharides, significantly reducing raw material and water costs for our customers, while ensuring the reusability of our treated water.

River Water Quality Management

Proper ecological river restoration and treatment play a vital role in constructing contemporary eco-cities and promoting sustainable urban development. Contrary to the traditional river restoration methods which consist of physical method (e.g., cleaning the river bottom silt and transfer artificial oxygenation into the river, which temporarily alleviate the pollution but do not address the root cause) and chemical method (referring to the addition of algaecide and flocculant into the river as cleaning agents, which tends to create secondary pollution and cause further damage to the underwater biological environment), we adopt a microbial bacteria remediation technology that uses microbial bacteria to promote the growth of pollutant-decreasing microorganisms, resulting in an increase in the dissolved oxygen concentration in the river and transforming the environment from anaerobic to aerobic. We believe the microbial bacteria remediation technology will increase biodiversity in the long run, raise the level of dissolved oxygen significantly, and eliminate black odor water in rivers.

Microbial Products for Water Quality Enhancement and Pollutant Removal Purposes

We have independently developed a variety of microbial products and agents that can quickly and efficiently improve water quality, remove pollutants, and treat black odor water. Our main products include a chemical oxygen demand (COD) reducing bacteria where COD refers to the amount of oxygen needed to oxidize soluble and particulate organic matter in water); an efficient algae removal bacteria, which can quickly remove algae, improve water transparency, dissipate sedimentary substrate and organic residues from the bottom of waterbodies, and prevent water eutrophication; an ammonia nitrogen decreasing bacteria, which is mainly used to decrease ammonia nitrogen in wastewater by cultivating biological strains that consume pollutants and removing organic ammonia nitrogen and inorganic ammonia nitrogen in water; a river conditioner, which is widely used in the ecological treatment and restoration of lakes and rivers; and a protein-rich wastewater treatment.

Our Growth Strategy

Phase-by-phase Development

Our growth strategy is divided into three main phases as follows:

●	Phase 1: Based on existing technologies and business areas, we continuously develop and innovate technologies and products for wastewater treatment, river water quality management, and microbial products that are used for water quality enhancement and pollutant removal to enhance the company’s position in the relevant markets.

●	Phase 2: After the completion of this offering, we expect to have the financial resources to help us improve the construction process of projects and allow us to invest in the development of new technologies. We will expand the national market for ecological river restoration and water quality management, as well as wastewater treatment services, standardize and industrialize the technology used in our services and products, and set up regional companies or offices throughout the country as needed, or choose to cooperate with local governments, environmental companies, etc. to promote our business.

●	Phase 3: We aspire to become a leading enterprise in the industry, participate in build-operate-transfer (“BOT”), public-private partnership (“PPP”) and other large government projects, and expand steadily.

Expansion to Rural Sewage Treatment

Given that the water treatment equipment market demand is increasing rapidly in rural areas, we are further expanding our business to serve customers in villages and small towns with domestic sewage treatment needs. Customers in rural areas have smaller volume of sewage with water quality that is to be evaluated on a case-by-case basis. We adopt the more basic treatment technology in the sewage treatment in rural areas, and use buried or integrated water treatment equipment.

Competitive Advantages

We believe the following competitive strengths differentiate us from our competitors and contribute to our ongoing success:

All-in-one solutions

We offer a full range of wastewater treatment solutions, including engineering support, installation, and technical advice that are tailored to the customers’ needs. This allows us to reach a broader customer base with diverse wastewater treatment needs.

Innovation of Technology

We have an in-house R&D team with members possessing technical expertise in engineering and chemistry as well as a keen business sense. We believe they are critical in accurately understanding, capturing and meeting our customers’ needs.

Diverse and Loyal Customer Base

We have served a wide range of customers in the private sector spanning industries such as construction, agri-food processing, and automotive manufacturing. Our technology-based services and products enable us to serve a diverse customer base by offering innovative and tailored solutions that cater to specific industries and needs. We believe we have maintained good relationships with our customers by regularly visiting our customers’ sites to provide comprehensive design, installation, and commissioning services for equipment and systems. This hands-on approach ensures that our solutions are seamlessly integrated into their operations, and demonstrates our commitment to customer satisfaction.

Experienced Management Team and Personnel

Led by Dingxin SUN and Haicheng XU, our management team possesses substantial industry experience in business management, cost control, product research and development, investment decisions, and marketing.

Holding Company Structure

Decent Cayman is a holding company with no material operations of its own. We currently conduct our operations primarily through Decent China and Suncare, our indirectly wholly-owned Operating Subsidiaries in China. Investors in our Class A Ordinary Shares will not and may never directly hold equity interests in Decent China or Suncare. We indirectly control and receive the economic benefits of Decent China’s and Suncare’s business operations, if any, through our direct and indirect equity ownership.

Transfers of Cash to and from Our Subsidiaries

Our management monitors the cash position of each entity within our organization regularly and prepares budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to provide adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the subsidiary in accordance with the applicable laws and regulations. Nonetheless, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. Decent Cayman will need to fund its activities by self-financing in the absence of dividends from its subsidiaries.

As of the date of this prospectus, no cash transfer, dividends, or distributions have occurred among the Company and any of its subsidiaries. Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (the “SAFE”), by complying with certain procedural requirements. Therefore, Decent China is able to pay dividends in foreign currencies to us without prior approval from the SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also, at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit Decent China to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into, and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits or share premium, and that a company may only pay dividends if, immediately following the date on which the dividend is paid, the company remains able to pay its debts as they fall due in the ordinary course of business. Other than that, there is no restrictions on Decent Cayman’s ability to pay dividends to its shareholders. See “Risk Factors — Risks Related to Doing Business in the PRC — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page 29 of this prospectus and “Risk Factors — Risks Related to Doing Business in the PRC — Our Company is a holding company and will rely on dividends paid by our PRC Operating Subsidiary for our cash needs. Any limitation on the ability of our PRC Operating Subsidiary to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A ordinary shares” on page 28 of this prospectus.

As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries, including those based in the PRC, for our cash and financing requirements. If any of our PRC Operating Subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Decent Cayman is permitted under the laws of the Cayman Islands to provide funding to Decent HK through loans or capital contributions without restrictions on the amount of the funds. Decent HK is permitted under the respective laws of Hong Kong to provide funding to WFOE through dividend distribution without restrictions on the amount of the funds. There are currently no restrictions on dividends transfers from Hong Kong to the Cayman Islands. Current PRC regulations permit our WFOE to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations.

The PRC has currency and capital transfer regulations that require us to comply with certain requirements for the movement of capital. The Company is able to transfer cash in US Dollars to its Operating Subsidiary through an investment by increasing the Company’s registered capital in Decent China. The Company’s subsidiaries within China can transfer funds to each other, when necessary, through the way of current lending. The transfer of funds among companies are subject to the Provisions on Private Lending Cases, which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Guantao Law Firm, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC Operating Subsidiary’s ability to transfer cash between PRC Operating Subsidiary. The Company’s subsidiaries have not transferred any earnings or cash to the Company to date. As of the date of this prospectus, there has not been any assets or cash transfer between the Company and any of its subsidiaries. As of the date of this prospectus, there has not been any dividends or distributions made to U.S. investors. The Company’s business is primarily conducted through its Operating Subsidiary. The Company is a holding company and its material assets consist solely of the ownership interests held in its Operating Subsidiary. The Company relies on dividends paid by its subsidiaries for its working capital and cash needs, including the funds necessary: (i) to pay dividends or cash distributions to its shareholders, (ii) to service any debt obligations and (iii) to pay operating expenses. As a result of PRC laws and regulations (noted below) that require annual appropriations of 10% of after-tax income to be set aside in a general reserve fund prior to payment of dividends, Decent China is restricted in that respect, as well as in other respects noted below, in their ability to transfer a portion of their net assets to the Company as a dividend.

With respect to transferring cash from the Company to its subsidiaries, increasing the Company’s registered capital in a PRC subsidiary requires the filing of the local commerce department, while a shareholder loan requires a filing with the State Administration of Foreign Exchange or its local bureau. Aside from the declaration to the State Administration of Foreign Exchange, there is no restriction or limitations on such cash transfer or earnings distribution.

To transfer cash from Decent HK to WFOE, Decent HK can increase its registered capital in WFOE, which requires a report with the local commerce department, the registration with the local administration for market regulation and registration with a local bank authorized by the SAFE, or through a shareholder loan, which requires a registration with the SAFE or its local bureau. Aside from the aforesaid declaration to the relevant authorities, there is no restriction or limitations on such cash transfer.

To make loans to Decent HK, WFOE or Decent China, according to Matters relating to the Macro-prudential Management of Comprehensive Cross-border Financing, or PBOC Circular 9 promulgated by the People’s Bank of China, the total cross-border financing of a company shall be calculated using a risk-weighted approach and shall not exceed an upper limit. The upper limit shall be calculated as capital or assets (for enterprises, net assets shall apply) multiplied by a cross-border financing leverage ratio and multiplied by a macro-prudential regulation parameter. The macro-prudential regulation parameter is currently 1, which may be adjusted by the People’s Bank of China and the SAFE in the future, and the cross-border financing leverage ratio is 2 for enterprises. Therefore, the upper limit of the loans that a PRC company can borrow from foreign companies shall be calculated at 2 times the borrower’s net assets. When WFOE and Decent China jointly apply for borrowing foreign debt, the upper limit of borrowing shall be 2 times the net assets in the consolidated financial statement, and Decent China shall make a commitment to refrain from borrowing foreign debt in their own respective names.

Decent Cayman may rely on dividends paid by its subsidiaries for its working capital and cash needs, including the funds necessary to pay dividends to its shareholders. If Decent Cayman’s subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to Decent Cayman.

As a result of PRC laws and regulations that require annual appropriations of 10% of after-tax income to be set aside in a general reserve fund prior to payment of dividends, WFOE is restricted in that respect, as well as in other respects noted below, in their ability to transfer a portion of their net assets to Decent HK as a dividend. With respect to the payment of dividends, we note the following:

1.	PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations (an in-depth description of the PRC regulations is set forth below);

2.	WFOE is required to set aside, at a minimum, 10% of their net income after taxes, based on PRC accounting standards, each year as statutory general reserves until the cumulative amount of such reserves reaches 50% of their registered capital;

3.	Such reserves may not be distributed as cash dividends;

4.	WFOE may, upon a decision made by the shareholder, draw a discretionary common reserve from the after-tax profits. It may allocate a portion of its after-tax profits to fund its welfare and bonus funds; except in the event of a liquidation, these funds may not be distributed to shareholders. The Company does not participate in a such welfare fund; and

5.	The incurrence of debt, specifically the instruments governing such debt, may restrict a subsidiary’s ability to pay stockholder dividends or make other cash distributions.

Dividend Policy

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business after the Company’s initial public offering. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board of directors may deem relevant. As of the date of this prospectus, we have not paid any dividends or distributions to our shareholders.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves risks. The risks summarized below are qualified by reference to Item 3.D. Risk Factors” incorporated by reference to the Company’s 2025 Annual Report, which you should carefully consider before making a decision to purchase Class A Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Class A Ordinary Shares would likely decline, and you may lose all or part of your investment,

We face numerous risks that could materially affect our business, results of operations or financial condition. These risks include but are not limited to the following:

Risks Related to Our Business and Industry

●	If we are unable to maintain or enhance our brand recognition, our business, results of operations and financial condition may be materially and adversely affected.

●	If we fail to complete a project in a timely manner, miss a required performance standard, or otherwise fail to adequately perform on a project, then we may incur a loss on that project, which may reduce or eliminate our overall profitability.

●	Our industry is highly competitive, and we may be unable to compete effectively, which could result in reduced revenue, profitability and market share.

●	The wastewater treatment industry places its employees in dangerous situations which may present serious and enhanced safety issues that could adversely affect our business.

●	Our limited operating history and our volatile historical results of operations could make it difficult for us to forecast our business and assess the seasonality and volatility in our business.

●	Our management team lacks experience in managing a U.S.-listed public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial conditions and results of operations.

●	We may be unable to make the substantial research and development investments required to remain competitive in our business.

●	We may face difficulties in protecting our intellectual property rights.

●	We currently do not have insurance coverage covering all risks related to our business and operations

●	We have derived, and expect to continue to derive, a significant amount of our revenue from a small number of customers, and therefore, any significant changes in our relationships with our major customers or significant decrease in the number of projects may materially and adversely affect our business, financial condition, and results of operations.

●	We are exposed to the concentration risk of heavy reliance on our major suppliers for the supply of raw materials and equipment, and any shortage of, or delay in, the supply may significantly impact on our business and results of operation.

●	Our AI systems may not perform as intended, which could harm our business, reputation, and results of operations. (see page 18 of this prospectus).

●	We are making significant investments in AI initiatives that may not yield the anticipated commercial benefits. (see page 18 of this prospectus).

●	Our AI models may reflect or perpetuate bias, including bias affecting elderly users or specific demographic groups. (see page 18 of this prospectus).

●	We depend on third-party AI technologies, platforms, and infrastructure, and any disruption to these relationships could adversely affect our operations. (see page 18 of this prospectus).

●	Rapid technological change in AI may render our technology obsolete or require us to make additional investments to remain competitive. (see page 18 of this prospectus).

●	We collect, process, and store substantial amounts of sensitive personal and health-related data of elderly users, which subjects us to significant privacy and data protection obligations under PRC law. (see page 19 of this prospectus).

●	PRC restrictions on cross-border data transfers may impair our ability to share data with the parent company or third-party service providers outside of China. (see page 19 of this prospectus).

●	Our AI systems and data infrastructure are subject to cybersecurity risks, including AI-specific attack vectors, that could result in unauthorized access to sensitive user data. (see page 19 of this prospectus).

●	We may face liability arising from the use of health data in AI training without adequate legal basis or user consent. (see page 19 of this prospectus).

●	China’s rapidly evolving AI regulatory framework may impose material compliance burdens and restrict or prohibit certain aspects of our business. (see page 19 of this prospectus).

●	Our AI-powered health management services may be subject to medical device regulation or healthcare licensing requirements that impose significant compliance obligations. (see page 19 of this prospectus).

●	Our AI systems are subject to algorithm governance requirements, including obligations to avoid discriminatory outcomes, that may be difficult and costly to satisfy. (see page 19 of this prospectus).

●	Compliance with global AI regulations, including the EU AI Act, may be required as we expand outside of China and may impose material additional compliance costs. (see page 20 of this prospectus).

●	We may face intellectual property claims relating to the data used to train our AI models or the AI-generated outputs of our systems. (see page 20 of this prospectus).

●	We may be unable to adequately protect our proprietary AI technology, algorithms, and models, which are central to our competitive advantage. (see page 20 of this prospectus).

●	The PRC senior care AI market is intensely competitive, and we may be unable to maintain our technological advantages against well-resourced competitors. (see page 20 of this prospectus).

●	The use of AI in healthcare services for elderly users creates heightened liability exposure, and we may face tort, product liability, or professional liability claims arising from adverse outcomes experienced by users. (see page 20 of this prospectus).

●	Negative publicity relating to our AI systems, including reports of errors, bias, privacy breaches, or harmful outcomes, could materially damage our reputation and reduce user adoption. (see page 20 of this prospectus).

●	Our AI systems process sensitive health data of a vulnerable population, creating heightened risks under elder protection laws and consumer welfare regulations. (see page 20 of this prospectus).

●	Our AI systems may generate content, recommendations, or outputs subject to PRC content regulation, including requirements relating to algorithm-generated content and deep synthesis technologies. (see page 20 of this prospectus).

Risks Related to Doing Business in the PRC

●	Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect us and limit the legal protections available to you and us. (see page 21 of this prospectus).

●	The filing, approval or other administration requirements of the China Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable. (see page 21 of this prospectus).

●	Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and cause the value of our Class A ordinary shares to significantly decline or be worthless. The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China. (see page 24 of this prospectus).

●	PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from the Initial Public Offering (“IPO”) and/or future financing activities to make loans or additional capital contributions to our PRC Operating Subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business. (see page 25 of this prospectus).

●	We must remit the offering proceeds to China before they may be used to benefit our business in China, and this process may take several months to complete. (see page 26 of this prospectus).

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations. (see page 26 of this prospectus).

●	The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A ordinary shares. (see page 27 of this prospectus).

●	We may be exposed to liabilities under the U.S. Foreign Corrupt Practices Act and Chinese anti-corruption law. (see page 27 of this prospectus).

●	Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment. (see page 28 of this prospectus).

●	Our Company is a holding company and will rely on dividends paid by our PRC Operating Subsidiary for our cash needs. Any limitation on the ability of our PRC Operating Subsidiary to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A ordinary shares. (see page 28 of this prospectus).

●	To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. (see page 29 of this prospectus).

●	PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC Operating Subsidiary to liability or penalties, limit our ability to inject capital into our PRC Operating Subsidiary or limit our PRC Operating Subsidiary’s ability to increase their registered capital or distribute profits. (see page 31 of this prospectus).

●	You may experience difficulties in protecting your interests and exercising your rights as a shareholder, effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the annual report. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. (see page 34 of this prospectus).

●	Our Class A ordinary shares may be delisted under the HFCAA if the PRC adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A ordinary shares may be prohibited from trading or delisted. The HFCAA, the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCAA, together with recent joint statement by the SEC and PCAOB, the PCAOB’s determinations, and the Nasdaq rule changes all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments add uncertainties to our offering. (see page 35 of this prospectus).

●	The interpretation and implementation of the PRC Foreign Investment Law are still evolving which may impact the viability of our current corporate structure, corporate governance and business operations. (see page 37 of this prospectus).

●	If our preferential tax treatments and government subsidies are revoked or become unavailable or if the calculation of our tax liability is successfully challenged by the PRC tax authorities, we may be required to pay tax, interest and penalties in excess of our tax provisions. (see page 40 of this prospectus).

Risks Related to Our Class A Ordinary Shares

●	The trading price of the Class A ordinary shares is likely to be volatile, which could result in substantial losses to investors.

●	We currently do not expect to pay dividends in the foreseeable future and you must rely on price appreciation of our Class A ordinary shares for return on your investment.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

●	Since we are a “controlled company” within the meaning of the Nasdaq listing rules, we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

●	If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

●	Our founder and Chairman of the Board of Directors, Mr. Dingxin SUN, has a significant influence over our company and future corporate decisions. His interests may not always be aligned with those of other shareholders. He may engage in activities that benefit himself at the expense of other shareholders. Thus, there might be potential risks for conflicts of interest and the impact on internal controls

●	There is no public market for the warrants.

●	The warrants in this offering are speculative in nature.

●	Holders of the warrants will not have rights of holders of our Ordinary Shares until such warrants are exercised.

Corporate History

Decent Cayman is a holding company incorporated in the Cayman Islands. As a holding company with no material operations, Decent Cayman conducts its operations in China through its indirectly wholly-owned PRC Operating Subsidiaries, Decent China and Suncare.

Decent Cayman was incorporated on January 6, 2022. It is a holding company and is not actively engaged in any business as of the date of this prospectus. Under the Third Amended and Restated Memorandum and Articles of Association (adopted by special resolution passed on February 23, 2026 and effective March 16, 2026), Decent Cayman is authorized to issue 20,000,000 shares of a par value of US$0.0025 each, comprising of (i) 19,800,000 Class A Ordinary Shares of a par value of US$0.0025 each, and (ii) 200,000 Class B Ordinary Shares of a par value of US$0.0025 each. Decent Cayman’s registered office is at Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands.

Decent HK was incorporated on February 24, 2022, under the laws of Hong Kong. Decent HK is a Hong Kong limited company and a wholly owned subsidiary of Decent Cayman. Decent HK is a holding company and does not have any operations.

WFOE was incorporated on September 30, 2022, under the laws of the People’s Republic of China. WFOE is a limited liability company, and a wholly-owned subsidiary of Decent HK. WFOE is a holding company and does not have any operations.

Decent China was incorporated on September 5, 2011, under the laws of the People’s Republic of China. Decent China is a limited liability company and a wholly-owned subsidiary of the WFOE.

Suncare (Shanghai) Health Technology Co., Ltd. (“Suncare”), incorporated on December 24, 2025, is a limited liability company incorporated under the laws of the People’s Republic of China and a wholly-owned subsidiary of Decent HK.

We do not have, nor intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in China.

Initial Public Offering

On January 23, 2025, we completed our initial public offering (“IPO”) on the Nasdaq Capital Market, issuing an aggregate of 1,250,000 Ordinary Shares, par value $0.0001 per share, at a price of $4.00 per share. In addition, on January 21, 2025, we entered into an underwriting agreement with Craft Capital Management LLC, who acted as the representative of the underwriters, pursuant to which the Company granted the underwriters a 45-day option to purchase up to an additional 187,500 ordinary shares to cover the over-allotments option, if any. The initial public offering closed on January 23, 2025, with gross proceeds totaling US$5 million, before deducting underwriting discounts and offering expenses. The ordinary shares commenced trading on the Nasdaq Capital Market on January 22, 2025, under the ticker symbol “DXST.”

Dual-class Structure

On May 9, 2025, the Company convened its extraordinary general meeting of shareholders, during which the shareholders of the Company adopted resolutions approving all of the proposals considered at the meeting. As a result, (i) all 16,250,000 ordinary shares issued and outstanding were reclassified into Class A ordinary shares with a par value of US$0.0001 each, each having one (1) vote per share and with other rights attached to it in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis; (ii) 5,000,000 ordinary shares issued and outstanding were reclassified into 5,000,000 Class B ordinary shares with a par value of US$0.0001 each, each having twenty (20) votes per share and with other rights attached to it in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis; and (iii) the remaining 483,750,000 authorized but unissued ordinary shares were redesignated into Class A ordinary shares on a one for one basis. Concurrently, the shareholders approved for the Company to redesignate, reclassify and repurchase 8,026,000 Class A ordinary shares and 5,000,000 Class B ordinary shares registered in the name of Decent Limited.

Follow-on Offering

On November 10, 2025, the Company entered into securities purchase agreements with certain investors (the “November 2025 Follow-on Offering”), pursuant to which the Company agreed to issue and sell, in a best-efforts registered offering, an aggregate of 13,333,333 Class A ordinary shares, par value US$0.0001 per share, at a public offering price of US$0.60 per share, together with warrants to purchase up to 26,666,666 additional Class A ordinary shares. Each whole warrant is immediately exercisable for one Class A ordinary share at an exercise price equal to 110% of the public offering price and will expire on March 12, 2026. The offering closed on November 12, 2025 and resulted in gross proceeds of approximately US$8.0 million, before deducting placement agent fees and offering expenses. The securities were offered pursuant to an effective registration statement on Form F-1 (SEC File No. 333-289797), and D. Boral Capital LLC acted as the sole placement agent in the offering. In connection with the offering, the Company’s directors and executive officers entered into customary 90-day lock-up agreements, and the Company intends to use the net proceeds primarily for business expansion, research and development, technology upgrades and talent recruitment.

Reverse Share Split

On February 23, 2026, the Company’s shareholders approved, and on February 25, 2026 the Board of Directors confirmed, a reverse share split at a ratio of one-for-twenty-five (1-for-25). The reverse share split became effective on March 16, 2026. As a result of the reverse share split, the par value per ordinary share was increased from US$0.0001 to US$0.0025, the total number of authorized ordinary shares was reduced from 500,000,000 to 20,000,000, and every twenty-five (25) outstanding Class A Ordinary Share and every twenty-five (25) outstanding Class B Ordinary Share was consolidated into one share. Following the reverse share split, the Company had approximately 1,615,103 Class A Ordinary Shares and 200,000 Class B Ordinary Shares outstanding. The Company’s new CUSIP number is G2748R205. The reverse share split was undertaken primarily to meet the Nasdaq minimum bid price requirement for continued listing on the Nasdaq Capital Market.

New Business Development — Suncare AI Senior Health Platform

In March 2026, we launched Suncare (Shanghai) Health Technology Co., Ltd. (“Suncare”), a new wholly-owned subsidiary incorporated under the laws of the People’s Republic of China. Suncare’s AI-powered platform targets China’s “silver economy” (estimated at approximately US$4 trillion), integrating AI health monitoring, chronic disease management, IoT smart care devices, rehabilitation services, and online-to-offline (O2O) community service centers. Following its launch, Suncare recorded approximately US$1 million in gross transaction volume from early pilot programs. In March 2026, Suncare entered into a strategic cooperation agreement with a regional senior care operator to expand its footprint by approximately 70 community service locations across several provinces in eastern and northern China.

Corporate Structure

The following diagram illustrates the corporate structure of the Company as of the date of this prospectus:

For more details regarding our corporate structure, see “Corporate History and Structure” on page 8 of this prospectus.

PRC Administrative and Procedural Requirements on Overseas Listing

On August 8, 2006, six PRC regulatory agencies jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules requires that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC Citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

On February 17, 2023, the CSRC promulgated the Overseas Listing Trial Measures and relevant five guidelines, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. Based on the foregoing, our PRC counsel is of the view that we are required to complete the filing procedures with the CSRC in connection with the offering and listing. There is no assurance that we can complete such filing in a timely manner or even at all. Any failure by us to comply with such filing requirements may result in orders to rectify, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities.

On February 7, 2024, we received notification from the CSRC confirming that we have completed the record filing requirement for our IPO, which was closed on January 23, 2025. The result of our completion of record filing was also posted on the CSRC website on the same day. We plan to submit the CSRC filing in connection with this offering within three business days after the closing of this offering. As of the date of this prospectus, except for the filing and reporting with the CSRC for this offering, the Company believes it is not required to obtain permission or approval from any other PRC state or local government and has not received any denial to offer securities in the U.S. As of the date of this prospectus, we believe, except for the Overseas Listing Trial Measures, no other relevant laws or regulations in the PRC explicitly require us to seek approval or permissions from any other PRC governmental authorities for our offering and continued listing on the Nasdaq, nor has our company, any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our continued listing on the Nasdaq from any other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. The PRC government may take actions to exert more oversight and control over offerings by PRC-based issuers conducted overseas and/or foreign investment in such companies, which could significantly limit or completely hinder our ability to continue to offer securities to investors outside China and cause the value of our securities to significantly decline or become worthless.

Our PRC legal counsel, Guantao Law Firm, has advised us based on their understanding of the current PRC law, rules, and regulations, given that: (i) our PRC subsidiary was incorporated by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners; and (ii) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours in this prospectus are subject to the M&A Rules. As of the date of this prospectus, no relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC or any other PRC governmental authorities for the IPO that was completed, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned offering from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, the interpretation and implementation of the rules in the context of an overseas offering are still evolving. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. The PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our company or our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. If it is determined that additional approvals or permissions from relevant PRC authorities are required for the IPO that was completed or any follow-on offerings, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek approval or permission for the IPO that was completed or follow-on offerings.

For more detailed information, see “Risk Factors — Risks Related to Doing Business in the PRC — The filing, approval or other administration requirements of the China Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.” on page 21 of this prospectus.

Permissions Required from the PRC Authorities

As of the date of this prospectus, Decent China, the WFOE, Suncare and Decent HK   have obtained all necessary permissions and approvals to operate their respective business, including registration of incorporation, business licenses, permits for opening bank account, labor and employment recordation, social insurance registration, Internet Content Provider registration record and such other permissions and approval as required by the PRC regulatory authorities. However, it is uncertain whether we or our PRC subsidiaries will be required to obtain additional approvals, licenses, or permits in connection with our business operations pursuant to evolving PRC laws and regulations, and whether we would be able to obtain and renew such approvals on a timely basis or at all. Failing to do so could result in a material change in our operations, and the value of our Class A ordinary shares could depreciate significantly or become worthless.

Recently, however, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law” (the “Opinions”), which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. These Opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-concept overseas-listed companies and the demand for cybersecurity and data privacy protection.

The Cybersecurity Review Measures, which became effective on February 15, 2022, provide that, in addition to CIIOs that intend to purchase Internet products and services, online platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further require that online platform operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries.

On November 14, 2021, the CAC published the Regulations on Network Data Security Protection (Draft for Comments) (the “Security Administration Draft”), for public comments, which reiterated that data processors that process personal information of more than one million users listing in a foreign country should apply for a cybersecurity review. As of the date of this prospectus, the Security Administration Draft has not been enacted.

Based on the description regarding our business operations and our marketplace, and as advised by our PRC counsel, Guantao Law Firm, neither we or the Operating Subsidiary is required to go through a cybersecurity review with the CAC for this offering pursuant to the Cybersecurity Review Measures, given that: (i) the data we handle in our business operations, either by its nature or in scale, do not normally trigger significant concerns over PRC national security and (ii) we have not processed, and do not anticipate to process in the foreseeable future, personal information of more than one million persons. No relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC for our overseas listing plan except for the filing with the CSRC for this offering. Therefore, we believe the impact of the CAC’s increasing oversight over data security on our business is immaterial as of the date of this prospectus. However, there remains uncertainty as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory authorities may adopt new laws, regulations, rules, or detailed implementation and interpretation in relation, or in addition to the Cybersecurity Review Measures. While we intend to closely monitor the evolving laws and regulations in this area and take all reasonable measures to mitigate compliance risks, we cannot guarantee that our business and operations will not be adversely affected by the potential impact of the Cybersecurity Review Measures or other laws and regulations related to privacy, data protection and information security. If our Operating Subsidiary will be subject to cybersecurity review and network data security review in the future, it may be required to suspend its operations or experience other disruptions to its operations. Cybersecurity review and network data security review could materially and adversely affect our business, financial conditions, and results of operations, which could cause the value of our securities to significantly decline or in extreme cases, become worthless.

Furthermore, as of the date of this prospectus, as advised by our PRC counsel, Guantao law firm, we and our PRC subsidiaries (1) are not required to obtain permissions from any PRC authorities to issue our securities to foreign investors; (2) are not subject to permission requirements from the CSRC, the CAC, or any other PRC governmental agencies; and (3) have not received or were denial such permission by any PRC authorities. Given the current PRC regulatory environment, it is uncertain when and whether we or our subsidiaries will be required to obtain permission from the PRC government to list on the U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, CAC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital market activities. If we and our subsidiaries (1) do not receive or maintain such permissions or approvals, should the approval is required in the future by the PRC government, (2) inadvertently conclude that such permissions or approvals are not required, or (3) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless.

On February 17, 2023, the CSRC promulgated the Overseas Listing Trial Measures and relevant five guidelines, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. On February 7, 2024, we received notification from the CSRC confirming that we have completed the record filing requirement for our IPO. The result of our completion of record filing was also posted on the CSRC website on the same day. We plan to submit the CSRC filing in connection with this offering within three business days after the closing of this offering.

Given the current PRC regulatory environment, it is uncertain whether we will be required to obtain additional approvals or permissions from the PRC government to offer securities to foreign investors in the future, and whether we would be able to obtain such approvals. If we are unable to obtain such approvals in the future, then the value of our Class A ordinary shares may depreciate significantly or become worthless.

As of the date of this prospectus, we and our PRC subsidiaries have not received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on an U.S. exchange. The SCNPC or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us, our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S.

If we do not receive or maintain the approval, or permission, or inadvertently conclude that such approval or permission is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval or permission in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors — Risks Related to Doing Business in the PRC — We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information” on page 32 of this prospectus.

Recent Cybersecurity and Anti-Monopoly Regulatory Development in PRC

On November 7, 2016, the SCNPC issued the Cybersecurity Law of the PRC, or Cybersecurity Law, which became effective on June 1, 2017.

On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which became effective on September 1, 2021. The Data Security Law sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”), the National Development and Reform Commission (the “NDRC”), the Ministry of Industry and Information Technology (the “MIIT”), the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, the Ministry of Commerce, the People’s Bank of China (the “PBOC”), the State Administration of Radio and Television (the “SAMR”), the China Securities Regulatory Commission (the “CSRC”), the State Secrecy Administration and the State Cryptography Administration jointly promulgated the Cybersecurity Review Measures which became effective on February 15, 2022. To ensure the supply chain security of critical information infrastructure, safeguard network security and data security, and maintain national security, the Cybersecurity Review Measures stipulates that where any of the following conditions are met, a network security review shall be conducted: (i) a critical information infrastructure operator (the “CIIO”) purchases network products or services, which affects or may affect national security; (ii) online platform operators carry out data processing activities, which affect or may affect national security; (iii) to list abroad, an online platform operator who possesses the personal information of more than 1 million users. The cybersecurity review will evaluate, among others, the risk of critical information infrastructure, core data, important data, or a large amount of personal information being influenced, controlled, or maliciously used by foreign governments and the risk of network data security after going public overseas.

On July 7, 2022, the CAC promulgated the Security Assessment Measures for Outbound Data Transfers (the “Assessment Measures”) which came into effect on 1 September 2022. The Assessment Measures is enacted in accordance with the Cybersecurity Law, the Data Security Law, the Personal Information Protection Law, and other laws and regulations to regulate outbound data transfers, protect personal information rights and interests, safeguard national security and social and public interests, and promote the security and free flow of data across borders. The Assessment Measures applies to the security assessment of the data processor who provides critical data and personal information overseas that are collected and generated in the operation of the PRC.

In addition, on September 24, 2024, the State Council promulgated the Regulations on Network Data Security Management, which became effective on January 1, 2025. According to the Regulations on Network Data Security Management, where it is necessary to provide important data generated or collected by a network data processor during its operation within the territory of the People’s Republic of China to overseas parties, such provision shall pass the security assessment for data cross-border transmission organized by the state cyberspace administration. In addition, data processors that process important data shall conduct risk assessment of their network data handling activities on an annual basis and submit risk assessment reports to the competent authorities at or above the provincial level, which shall in turn promptly notify the cyberspace administration and the public security organ at the same level.

Our PRC legal counsel, Guantao Law Firm, has advised us based on their understanding of the current PRC law, rules, and regulations that we are not expected to be subject to the cybersecurity review by the CAC for this offering, given that: (i) using our products and services does not require customers to provide any personal information, and thus, we do not collect any personal information from customers; (ii) we do not possess any personal information of customers in our business operations; and (iii) the data we handle in our business operations, either by its nature or in scale, do not normally trigger significant concerns over PRC national security and thus may not be classified as core or important data by the authorities. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company or its subsidiaries in connection with our PRC Operating Subsidiary’s operations. The Company is currently not required to obtain regulatory approval or permission from the CAC nor any other PRC authorities for the PRC Operating Subsidiary’s data security and cybersecurity practices in its operations. However, there remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Measures for Cybersecurity Review (2021). We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that the applicable laws, regulations, or interpretations change such that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we cannot guarantee whether we can complete the registration process in a timely manner, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, results of operations and the value of our Class A ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

For more detailed information, see “Risk Factors — Risks Related to Doing Business in the PRC — We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information” on page 32 of this prospectus.

In addition, since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law (was recently amended on June 24, 2022, and became effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange because neither the Company nor its PRC subsidiaries engage in monopolistic behaviors that are subject to these statements or regulatory actions.

The Anti-Monopoly Law of the People’s Republic of China, which took effect in 2008 and was amended on June 24, 2022, which amendment became effective August 1, 2022 (the “Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. Under the Anti-Monopoly Law, companies undertaking acquisitions relating to businesses in China must notify the State Council’s anti-monopoly law enforcement authority, in advance of any transaction where the parties’ revenue in the China market exceed certain thresholds and the buyer would obtain control of, or decisive influence over, the target. As of the date of this prospectus, we have not been involved in any investigations on anti-monopoly initiated by the related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect.

For more detailed information, see “Risk Factors — Risks Related to Doing Business in the PRC — Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and cause the value of our Class A ordinary shares to significantly decline or be worthless. The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China” on page 24 of this prospectus.

Holding Foreign Companies Accountable Act (“HFCAA”)

Our Class A ordinary shares may be delisted under the HFCAA if the PRC adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the legislation entitled the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCAA. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (Commission-Identified Issuers) and require Commission-Identified Issuers identified by the SEC to submit documentation and make disclosures required under the HFCAA. In addition, the final amendments also establish procedures the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” and (ii) prohibiting the trading on U.S. securities exchanges and in the over-the-counter market of securities of a “Commission-Identified Issuer” under the HFCAA. The final amendments are effective on January 10, 2022. The SEC will begin to identify and list Commission-Identified Issuers on its website shortly after registrants begin filing their annual reports for 2021. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: mainland China or Hong Kong, a Special Administrative Region of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.

Our former auditor, WWC, P.C. (“WWC”), is an independent registered public accounting firm that is headquartered in San Mateo, California. WWC has been inspected by the PCAOB on a regular basis, with the last inspection completed in November 2024. Our current auditor, YCM CPA INC. (“YCM”), is an independent registered public accounting firm that is headquartered in Irvine, California. YCM has been inspected by the PCAOB on a regular basis, with the last inspection completed in September 2024. As of the date of the prospectus, both WWC and YCM are not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. Both WWC and YCM are subjected to the laws and regulations of the United States, pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. They are not subject to the determinations announced by the PCAOB on December 16, 2021. On August 26, 2022, the PCAOB announced that it had signed the Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of China. The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firm headquartered in China and Hong Kong. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. The PCAOB Board vacated its previous 2021 Determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

Our former auditor, WWC, is an independent registered public accounting firm that is headquartered in San Mateo, California. WWC has been inspected by the PCAOB on a regular basis, with the last inspection completed in November 2024. Our current auditor, YCM CPA INC. (“YCM”), is an independent registered public accounting firm that is headquartered in Irvine, California. YCM has been inspected by the PCAOB on a regular basis, with the last inspection completed in September 2024. As of the date of the prospectus, both WWC and YCM are not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. Both WWC and YCM are subjected to the laws and regulations of the United States, pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our Class A ordinary shares may be delisted under the HFCAA if the PRC adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A ordinary shares may be prohibited from trading or delisted. The HFCAA, the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCAA, together with recent joint statement by the SEC and PCAOB, the PCAOB’s determinations, and the Nasdaq rule changes all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments add uncertainties to our offering.

Our management team monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfil its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our Board of Directors, we will enter into an intercompany loan for the subsidiaries in accordance with the applicable PRC laws and regulations. However, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. As of the date of the prospectus, no cash transfer, dividends, or distributions have occurred among the Company and any of its subsidiaries. See “Risk Factors — Risks Related to Doing Business in the PRC — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page 29 of this prospectus.

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (the “SAFE”), by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into, and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits or share premium, and that a company may only pay dividends if, immediately following the date on which the dividend is paid, the company remains able to pay its debts as they fall due in the ordinary course of business. Other than that, there are no restrictions on Decent Cayman’s ability to pay dividends to its shareholders. See “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries” on page S-3, “Risk Factors — Risks Related to Doing Business in the PRC — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page 29 and “Risk Factors — Risks Related to Doing Business in the PRC — Our Company is a holding company and will rely on dividends paid by our PRC Operating Subsidiary for our cash needs. Any limitation on the ability of our PRC Operating Subsidiary to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A ordinary shares” on page 28 of this prospectus.

As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries, including those based in the PRC, for working capital and cash needs. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Decent Cayman is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. Our subsidiaries are permitted under the respective laws of Hong Kong to provide funding to Decent Cayman through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividend transfers from Hong Kong to the Cayman Islands. Current PRC regulations permit Shandong Naxin Ecological Environment Engineering Co., Limited (“WFOE”) to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. The transfer of funds among companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision, the “Provisions on Private Lending Cases”), which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Guantao Law Firm, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction that could limit our PRC subsidiaries’ ability to transfer cash between PRC subsidiaries. As of the date of this prospectus, neither the Company nor its subsidiaries have made transfers, dividends, or distributions to investors and no investors have made transfers, dividends, or distributions to the Company or its subsidiaries. As of the date of this prospectus, no dividends, distributions or transfers have been made between Decent Cayman and any of its subsidiaries. We do not expect to pay any cash dividends in the foreseeable future. Also, as of the date of this prospectus, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries. For more details, see “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries,” on page S-3 of this prospectus, and “Consolidated Financial Statements” in our 2025 Annual Report.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” on page 16 for additional information.

We are, and will continue to be, a “controlled company” within the meaning of the Nasdaq listing rules, due to the fact that our controlling shareholder, Decent Limited, a British Virgin Islands company controlled by Mr. Dingxin SUN, our founder and Chairman of the Board of Directors, beneficially owns approximately 19.87% of our issued and outstanding Class A ordinary shares and 100% of our issued and outstanding Class B ordinary shares, representing 76.95% of the voting power. He will continue to beneficially own more than 50.0% of the voting power of our issued and outstanding ordinary shares following the offering. As a “controlled company,” as defined under the Nasdaq listing rules, we are permitted to elect to rely on certain exemptions from corporate governance rules. Although we do not plan to take advantage of the exemptions provided to controlled companies, we may in the future take advantage of such exemptions. For more details, see “Prospectus Summary — Implications of Being a Controlled Company” on page 1 of this prospectus.

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to U.S. domestic public companies. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities. See “Prospectus Summary — Implications of Being a Foreign Private Issuer” on page 17 of this prospectus and “Risk Factors — Risks Related to Our Class A ordinary shares— We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies” and “Risk Factors — Risks Related to Our Class A ordinary shares and this Offering — As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules.” in our 2025 Annual Report.

Recent Developments

Dual-class Structure

On May 9, 2025, the Company convened its extraordinary general meeting of shareholders, during which the shareholders of the Company adopted resolutions approving all of the proposals considered at the meeting. As a result, (i) all 16,250,000 ordinary shares issued and outstanding were reclassified into class A ordinary shares with a par value of US$0.0001 each, each having one (1) vote per share and with other rights attached to it in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis; (ii) 5,000,000 Ordinary Shares issued and outstanding were reclassified into 5,000,000 class B ordinary shares with a par value of US$0.0001 each, each having twenty (20) votes per share and with other rights attached to it in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis; and (iii) the remaining 483,750,000 authorized but unissued ordinary shares were redesignated into Class A ordinary shares on a one for one basis. Concurrently, the shareholders approved for the Company to redesignate, reclassify and repurchase 8,026,000 Class A ordinary shares and 5,000,000 Class B ordinary shares registered in the name of Decent Limited.

Reverse Share Split

On February 23, 2026, our shareholders approved, and on February 25, 2026, our Board of Directors confirmed, a reverse share split at a ratio of one-for-twenty-five (1-for-25). The reverse share split became effective on March 16, 2026. As a result of the reverse share split, the par value per ordinary share was increased from US$0.0001 to US$0.0025, the total number of authorized ordinary shares was reduced from 500,000,000 to 20,000,000, and each outstanding Class A Ordinary Share and each outstanding Class B Ordinary Share was consolidated into one twenty-fifth (1/25th) of a share. Following the reverse share split, the Company had approximately 1,615,103 Class A Ordinary Shares and 200,000 Class B Ordinary Shares outstanding. The Company’s new CUSIP number is G2748R205. The reverse share split was undertaken primarily to meet the Nasdaq minimum bid price requirement for continued listing on the Nasdaq Capital Market.

New Business Development — Suncare AI Senior Health Platform

In March 2026, we launched Suncare (Shanghai) Health Technology Co., Ltd. (“Suncare”), a new wholly-owned subsidiary incorporated under the laws of the People’s Republic of China. Suncare’s AI-powered platform targets China’s “silver economy” (estimated at approximately US$4 trillion), integrating AI health monitoring, chronic disease management, IoT smart care devices, rehabilitation services, and online-to-offline (O2O) community service centers. Following its launch, Suncare recorded approximately US$1 million in gross transaction volume from early pilot programs. In March 2026, Suncare entered into a strategic cooperation agreement with a regional senior care operator to expand its footprint by approximately 70 community service locations across several provinces in eastern and northern China.

Implications of Being an Emerging Growth Company

We had less than $1.235 billion in revenue during our last fiscal year. As a result, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenue of at least $1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of our IPO; (c) the date on which we have, during the preceding three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of the Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

In addition, as a foreign private issuer, the Nasdaq listing rules allow us to follow corporate governance practices in our home country, the Cayman Islands, with respect to certain corporate governance requirements. Although we do not intend to rely on the “foreign private issuer” exemption under the Nasdaq listing rules, we are allowed to elect to rely on this exemption after we complete this offering. Accordingly, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Risk Factors — Risks Related to Our Class A ordinary shares and this Offering — We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies” and “Risk Factors — Risks Related to Our Class A ordinary shares and this Offering — As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules” in our 2025 Annual Report.

Implications of Being a Controlled Company

Under the Nasdaq Rules, a controlled company is a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. We may be deemed a controlled company because our controlling shareholder, Decent Limited, a British Virgin Islands company controlled by Mr. Dingxin SUN, our founder and Chairman of the Board of Directors, beneficially owns approximately 19.87% of our issued and outstanding Class A ordinary shares and 100% of Class B ordinary shares, representing 76.95% of the voting power. For so long as we remain a controlled company, we are exempt from the obligation to comply with certain Nasdaq corporate governance requirements, including:

●	our board of directors is not required to be comprised of a majority of independent directors;

●	our board of directors is not subject to the compensation committee requirement; and

●	we are not subject to the requirements that director nominees be selected either by the independent directors or a nomination committee comprised solely of independent directors.

The controlled company exemptions do not apply to the audit committee requirement or the requirement for executive sessions of independent directors. We are required to disclose in our annual report that we are a controlled company and the basis for that determination. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

Corporate Information

Our principal executive office is located at 4th Floor & 5th Floor North Zone, Dingxin Building, No. 106 Aokema Avenue, Laishan District, Yantai, Shandong Province, People’s Republic of China 264003. The telephone number of our principal executive offices is +86 0535-5247776. Our registered office is located at Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, Grand Cayman KY1-1209, Cayman Islands. Our website is www.dxshengtai.com. The information contained on our website is not a part of this prospectus.

Enforceability Of Civil Liabilities

For a description of enforceability of civil liabilities, please read “Item 10. Additional Information — 10.B. Memorandum and articles of association — Enforceability of Civil liabilities” in our 2025 Annual Report, and the “Enforceability of Civil Liabilities” section in our registration statement on Form F-1 (File No. 333-282509), as amended, initially filed with the SEC on October 4, 2024, both of which are incorporated by reference into this prospectus. There have been no material changes or developments to the enforceability of civil liabilities, since the filing of our 2025 Annual Report, except as otherwise set forth in this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in this section and under the heading “Risk Factors” contained in any applicable prospectus supplement and under similar headings in our most recent annual report on Form 20-F as updated by our subsequent filings, some of which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus forms a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. For more information, see “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

The following disclosure is intended to highlight, update or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC.

Risks Related to Our Business and Industry

Our AI systems may not perform as intended, which could harm our business, reputation, and results of operations.

Suncare’s platform relies on AI technologies, including machine learning models, predictive health analytics, and intelligent care coordination algorithms, to deliver services to elderly users. AI systems are inherently subject to errors, inaccuracies, and unpredictable outputs, including so-called “hallucinations” in which AI systems generate plausible but factually incorrect information. In a senior healthcare context, such errors could result in inappropriate health recommendations, failure to identify urgent care needs, or delivery of inaccurate wellness guidance to vulnerable elderly users. Any such failures could cause serious harm to users, expose the Company to liability, damage our brand, and result in reduced user adoption and membership retention.

We are making significant investments in AI initiatives that may not yield the anticipated commercial benefits.

We are making, and expect to continue to make, significant investments in AI research, development, and deployment to support Suncare’s platform. There can be no assurance that our AI initiatives will enhance our products or services, improve operational efficiency, or generate returns commensurate with our investment. If our AI-powered health management solutions fail to meet user expectations or perform worse than competing non-AI solutions, our business, financial condition, and results of operations could be materially and adversely affected.

Our AI models may reflect or perpetuate bias, including bias affecting elderly users or specific demographic groups.

AI models are trained on datasets that may contain historical biases, reflect societal prejudices, or fail to adequately represent the diversity of our target user population. Suncare’s AI systems serve an elderly population, a demographic group that has historically been underrepresented in large-scale health technology datasets. As a result, our AI models may produce biased outputs that are disproportionately inaccurate, unhelpful, or harmful to certain user segments. Any such bias could expose the Company to reputational harm, regulatory scrutiny, and legal liability.

We depend on third-party AI technologies, platforms, and infrastructure, and any disruption to these relationships could adversely affect our operations.

Suncare’s platform incorporates AI technologies and cloud computing infrastructure provided by third-party vendors. Our reliance on these third parties creates significant operational dependencies. If any of these vendors experience service disruptions, increase pricing, alter their products, change their terms of service, or cease to provide services, we may not be able to find adequate replacements on a timely basis or at all. In addition, third-party AI vendors may be subject to PRC regulatory restrictions, export control measures, or sanctions that limit the availability or functionality of their services in China.

Rapid technological change in AI may render our technology obsolete or require us to make additional investments to remain competitive.

The AI industry is characterized by rapid and continuous technological change. New AI architectures, large language models, multimodal AI systems, and healthcare AI applications are being developed and commercialized at an accelerating pace. There can be no assurance that our AI systems and platform technologies will remain competitive or relevant as the technological landscape evolves. Failure to keep pace with technological developments could result in loss of market share, user attrition, and diminished competitive positioning in the PRC senior care technology market.

We collect, process, and store substantial amounts of sensitive personal and health-related data of elderly users, which subjects us to significant privacy and data protection obligations under PRC law.

Suncare’s AI platform collects, processes, and stores large volumes of personal information relating to elderly users, including health status data, biometric data, medical history records, location information, and behavioral data. Under the PRC Personal Information Protection Law (“PIPL”), the PRC Data Security Law (“DSL”), and the PRC Cybersecurity Law (“CSL”), personal information, and in particular sensitive personal information, is subject to heightened protection requirements. Failure to comply with these requirements could result in administrative penalties of up to RMB 50 million or five percent (5%) of annual revenue, suspension or revocation of operating licenses, and reputational harm.

PRC restrictions on cross-border data transfers may impair our ability to share data with the parent company or third-party service providers outside of China.

Under the PIPL, DSL, CSL, and related regulations, the cross-border transfer of personal information and important data by PRC entities is subject to significant restrictions, including mandatory security assessments administered by the Cyberspace Administration of China (“CAC”), standard contractual clause requirements, and, in some cases, an outbound data transfer ban. These restrictions may impair our ability to share data with Decent Holding Inc., our offshore parent company, or with third-party AI vendors, cloud providers, or investors located outside of China.

Our AI systems and data infrastructure are subject to cybersecurity risks, including AI-specific attack vectors, that could result in unauthorized access to sensitive user data.

Cyberattacks are increasingly sophisticated and AI-powered, and organizations operating AI-driven platforms face novel attack vectors, including prompt injection attacks, model inversion attacks, membership inference attacks, and adversarial input attacks. Our platform stores sensitive health and personal information of elderly users. A successful cyberattack or data breach could result in unauthorized access to or disclosure of sensitive user health data, interruption of platform services, regulatory investigations, significant fines and penalties, and material reputational harm.

We may face liability arising from the use of health data in AI training without adequate legal basis or user consent.

Training, fine-tuning, and validating AI models used in healthcare applications requires access to large volumes of health and behavioral data. The legal basis for processing such data for AI model training purposes under the PIPL and applicable health data regulations in China remains uncertain and evolving. Any regulatory determination that our AI training practices are unlawful could require us to delete or retrain AI models, expose us to regulatory penalties, and erode user trust.

China’s rapidly evolving AI regulatory framework may impose material compliance burdens and restrict or prohibit certain aspects of our business.

China has enacted a series of AI-specific regulations in recent years, including the Provisions on the Administration of Algorithmic Recommendations, the Provisions on the Administration of Deep Synthesis Internet Information Services, and the Interim Measures for the Management of Generative Artificial Intelligence Services. Compliance with these and future regulations may require us to significantly modify our AI systems, limit the functionality of our platform, incur substantial compliance costs, and restrict our ability to use AI in ways that are commercially beneficial.

Our AI-powered health management services may be subject to medical device regulation or healthcare licensing requirements that impose significant compliance obligations.

In China, software and AI systems intended to assist in or make medical diagnoses, treatment recommendations, or clinical decisions may be classified as Class II or Class III medical devices and regulated by the National Medical Products Administration (“NMPA”). While we believe our current AI services are positioned as general health management and wellness solutions, the regulatory boundary between general health AI and regulated medical device software in China is not clearly defined and continues to evolve. If our AI systems are classified as medical devices, we would be required to obtain pre-market approval and comply with significant additional requirements.

Our AI systems are subject to algorithm governance requirements, including obligations to avoid discriminatory outcomes, that may be difficult and costly to satisfy.

China’s Provisions on the Administration of Algorithmic Recommendations impose obligations on algorithmic recommendation service providers to ensure their algorithms do not engage in price discrimination or exploit user addiction. As an AI platform serving elderly users, we are subject to heightened scrutiny regarding the fairness and non-discriminatory application of our recommendation and health management algorithms. Demonstrating compliance may require significant investment in AI explainability and auditing capabilities.

Compliance with global AI regulations, including the EU AI Act, may be required as we expand outside of China and may impose material additional compliance costs.

The European Union’s Artificial Intelligence Act (“EU AI Act”), which enters into force on a phased timeline through 2027, establishes a risk-tiered regulatory framework with significant obligations for high-risk AI systems, including those used in healthcare and social welfare contexts. AI systems used in the senior care and healthcare sectors may be classified as high-risk under the EU AI Act, requiring conformity assessments, technical documentation, human oversight measures, and CE marking. Penalties for non-compliance can reach EUR 35 million or 7% of global annual turnover.

We may face intellectual property claims relating to the data used to train our AI models or the AI-generated outputs of our systems.

There is significant legal uncertainty regarding whether the use of third-party data for AI model training constitutes infringement of copyright, misappropriation of trade secrets, or violation of database rights. In China and other jurisdictions, the legal status of AI-generated outputs—including whether such outputs can be owned, licensed, or constitute infringement of third-party intellectual property—remains unsettled. We may be subject to claims by data providers, healthcare institutions, research organizations, or other third parties alleging that our AI training practices or AI-generated outputs infringe their intellectual property rights.

We may be unable to adequately protect our proprietary AI technology, algorithms, and models, which are central to our competitive advantage.

Suncare’s competitive position depends substantially on the proprietary nature of its AI algorithms, health management models, and platform architecture. We rely on trade secret protection, contractual restrictions, and, where available, patent protection to protect our proprietary AI technologies. However, trade secret and other intellectual property protections may not be sufficient to prevent misappropriation of our technology by current or former employees, contractors, partners, or competitors. Loss of proprietary AI technology could materially impair our competitive position and the value of our business.

The PRC senior care AI market is intensely competitive, and we may be unable to maintain our technological advantages against well-resourced competitors.

The market for AI-powered senior care and digital health services in China is competitive and rapidly evolving. We face competition from large technology companies (including companies affiliated with Alibaba, Tencent, Baidu, and ByteDance), dedicated digital health platforms, traditional healthcare institutions adopting AI-driven tools, and international companies entering the China market. Many of our competitors have substantially greater financial resources, larger engineering and AI research teams, and more extensive data assets than we do.

The use of AI in healthcare services for elderly users creates heightened liability exposure, and we may face tort, product liability, or professional liability claims arising from adverse outcomes experienced by users.

Suncare’s AI-powered platform provides health management recommendations, wellness guidance, and care coordination services to elderly users, many of whom may have significant underlying health conditions. If our AI systems provide inaccurate health recommendations, fail to identify urgent health concerns, or contribute to adverse health outcomes, the Company and its affiliates may face significant tort, product liability, consumer protection, or professional liability claims. Elderly users may be particularly vulnerable to harm arising from AI errors, and the consequences in this population could be severe.

Negative publicity relating to our AI systems, including reports of errors, bias, privacy breaches, or harmful outcomes, could materially damage our reputation and reduce user adoption.

Consumer trust is fundamental to the adoption of AI-powered health management services, particularly among elderly users and their family members. Negative media coverage, social media campaigns, or regulatory enforcement actions relating to AI errors, algorithmic bias, data breaches, or harmful health outcomes could significantly damage Suncare’s reputation and the willingness of users to adopt or continue using our platform. Reputational damage could lead to user attrition, partner defections, difficulty attracting qualified AI talent, and adverse effects on the Company’s stock price.

Our AI systems process sensitive health data of a vulnerable population, creating heightened risks under elder protection laws and consumer welfare regulations.

Elderly individuals are increasingly recognized as a protected and potentially vulnerable class under Chinese consumer protection, elder rights, and healthcare regulations. The PRC Law on Protection of the Rights and Interests of the Elderly and related regulations impose obligations on service providers to protect the rights and interests of elderly consumers. The use of AI systems that may not be optimized for elderly users (including those with cognitive decline, limited digital literacy, or physical limitations) could be found to violate elder protection laws or constitute unfair commercial practices.

Our AI systems may generate content, recommendations, or outputs subject to PRC content regulation, including requirements relating to algorithm-generated content and deep synthesis technologies.

To the extent that Suncare’s AI platform generates health information, wellness content, or communications for delivery to users, such content may be subject to PRC regulations governing AI-generated and AI-edited content. China’s Provisions on the Administration of Deep Synthesis Internet Information Services require that AI-generated content be labeled as such and comply with applicable content standards. AI-generated health information that is inaccurate, misleading, or unverified could violate PRC regulations prohibiting the dissemination of false information on health and medical topics.

Risks Related to Doing Business in the PRC

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect us and limit the legal protections available to you and us.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable, with little advance notice. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our current understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. In addition, any new or changes in PRC laws and regulations related to foreign investment in China could affect the business environment and our ability to operate our business in China.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business and results of operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property and procedural rights could adversely affect our business and impede our ability to continue our operations.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries, such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

The filing, approval or other administration requirements of the China Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, include, among other things, provisions that purport to require that an offshore special purpose vehicle, formed for the purpose of an overseas listing of securities through acquisitions of domestic enterprises in China or assets and controlled by enterprises or individuals in China, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, pursuant to the M&A Rules and other PRC laws, the CSRC published on its official website relevant guidance regarding its approval of the listing and trading of special purpose vehicles’ securities on overseas stock exchanges, including a list of application materials.

However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles. Our PRC legal counsel, Guantao Law Firm, has advised us based on their understanding of the current PRC law, rules, and regulations, given that: (i) our PRC subsidiary was incorporated by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners; and (ii) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours in this prospectus are subject to the M&A Rules. As of the date of this prospectus, no relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC or any other PRC governmental authorities for the offering, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned offering from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, the interpretation and implementation of the rules in the context of an overseas offering are still evolving. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. The PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our company or our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. If it is determined that additional approvals or permissions from relevant PRC authorities are required for the offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek approval or permission for the offering.

On July 6, 2021, the relevant PRC government authorities issued the “Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law” (the “Opinions”). The Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. These opinions and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As of the date hereof, no official guidance or related implementation rules have been issued. As a result, the Opinions remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities. We cannot assure that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

Pursuant to Cybersecurity Review Measures which were issued on December 28, 2021 and became effective on February 15, 2022, network platform operators holding over one million users’ personal information must apply with the Cybersecurity Review Office for a cybersecurity review before any public offering at a foreign stock exchange. However, given the Cybersecurity Review Measures were relatively new, there are substantial uncertainties as to the interpretation, application and enforcement of the Cybersecurity Review Measures. It remains uncertain whether we should apply for cybersecurity review prior to any offshore offering and that we would be able to complete the applicable cybersecurity review procedures in a timely manner, or at all, if we are required to do so. In addition, on November 14, 2021, the Cyberspace Administration of China (the “CAC”) published the Administration Regulations on Network Data Security (Draft for Comments) (the “Draft Measures for Network Data Security”), which provides that data processors conducting the following activities shall apply for cybersecurity review: (i) merger, reorganization or separation of Internet platform operators that have acquired a large number of data resources related to national security, economic development or public interests affects or may affect national security; (ii) overseas listing of data processors processing over one million users’ personal information; (iii) listing in Hong Kong which affects or may affect national security; (iv) other data processing activities that affect or may affect national security. In addition, the Draft Measures for Network Data Security also require Internet platform operators to establish platform rules, privacy policies and algorithm strategies related to data, and solicit public comments on their official websites and personal information protection related sections for no less than 30 working days when they formulate platform rules or privacy policies or makes any amendments that may have significant impacts on users’ rights and interests. The CAC solicited comments on this draft, but there is no timetable as to when it will be enacted.

On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures” or “Trial Measures”) and five relevant guidelines, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (1) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (5) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller.

The Overseas Listing Trial Measures also provides that if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (2) the issuer’s main business activities are conducted in China, or its main place(s) of business are located in China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in China. Where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. In addition, the Overseas Listing Trial Measures provide that the direct or indirect overseas listings of the assets of domestic companies through one or more acquisitions, share swaps, transfers or other transaction arrangements shall be subject to filing procedures in accordance with the Overseas Listing Trial Measures. The Overseas Listing Trial Measures also requires subsequent reports to be filed with the CSRC on material events, such as a change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.

Additionally, if we do not file with the CSRC in connection with this offering within three business days after the closing of this offering, or if the CSRC terminates our filing or determines that the issuance of our securities are not in compliance with applicable PRC rules, we may be subject to investigations by competent PRC regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. To date, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments or continue to list on a U.S. or other foreign exchange.

On February 24, 2023, the CSRC published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Provisions on Confidentiality and Archives Administration”), which came into effect on March 31, 2023. The Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance and listing of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. Where the domestic entities provide with or publicly disclose documents, materials or other items related to the state secrets and government work secrets to the relevant securities companies, securities service institutions, overseas regulatory authorities, or other entities or individuals, the companies shall apply for approval of competent departments with the authority of examination and approval in accordance with law and report the matter to the secrecy administrative departments at the same level for record filing. Where there is unclear or controversial whether or not the concerned materials are related to state secrets, the materials shall be reported to the relevant secrecy administrative departments for determination. However, there remain uncertainties regarding the further interpretation and implementation of the Provisions on Confidentiality and Archives Administration.

On February 7, 2024, we received notification from the CSRC confirming that we have completed the record filing requirement for our IPO, which was closed on January 23, 2025. We plan to submit the CSRC filing in connection with this offering within three business days after the closing of this offering. As of the date of this prospectus, except for the filing and reporting with the CSRC for this offering, the Company believes it is not required to obtain permission or approval from any other PRC state or local government and has not received any denial to offer securities in the U.S. As of the date of this prospectus, we believe, except for the Overseas Listing Trial Measures, no other relevant laws or regulations in the PRC explicitly require us to seek approval or permissions from any other PRC governmental authorities for our offering and continued listing on the Nasdaq, nor has our company, any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our continued listing on the Nasdaq from any other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. The PRC government may take actions to exert more oversight and control over offerings by PRC-based issuers conducted overseas and/or foreign investment in such companies, which could significantly limit or completely hinder our ability to continue to offer securities to investors outside China and cause the value of our securities to significantly decline or become worthless.

However, if any other filings, approval, review or other procedure is required, there is no assurance that we will be able to obtain such filings, approval or complete such review or other procedures timely or at all. For any approval or permission that we have received or may receive in the future, it could nevertheless be revoked or cancelled, and the terms of its reissuance may impose restrictions on our operations and offerings relating to our securities. Besides, the Overseas Listing Trial Measures may subject us to additional compliance requirement in the future. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our Class A ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A ordinary shares to significantly decline in value or become worthless.

Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and cause the value of our Class A ordinary shares to significantly decline or be worthless. The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor

Moreover, the Anti-Monopoly Law requires that the MOFCOM shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

As advised by our PRC legal counsel, Guantao Law Firm, we currently are not subject to the Anti-Monopoly Law because we haven’t reached the filing threshold stipulated by the State Council. If we were be found to be subject to the Anti-Monopoly Law, we will be required to file a declaration with the SAMR, and no concentration shall be implemented until the SAMR clears the anti-monopoly filing. During such reviews, we may be required to suspend the operations or experience other disruptions to the operation, which could materially and adversely affect our business, financial conditions, and results of operations, which could cause the value of our securities to significantly decline or in extreme cases, become worthless. Even if we were found to be subject to the above-mentioned regulatory actions, it does not affect the Company’s ability to accept foreign investments or list on a U.S. or other foreign exchange. However, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations and future PRC laws and regulations, and there can be no assurance that the relevant government agencies will take a view that is contrary to, or otherwise different from, the conclusions stated above. If the relevant government agencies take a view that is contrary to, or otherwise different from, the foregoing conclusions, it could have a material adverse effect on the PRC Operating Subsidiary’ business, operating results and reputation, as well as the trading price of our Class A ordinary shares and the Company’s ability to accept foreign investments or list on a U.S. or other foreign exchange.

Uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in our operations, financial performance and/or the value of our Class A ordinary shares or impair our ability to raise money.

In addition, on July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Cybersecurity Review Measures for public comments, according to which, among others, an “operator of critical information infrastructure” or a “data processor,” who has personal information of more than one million users and is going to list in foreign countries, must report to the relevant cybersecurity review office for a cybersecurity review. On December 28, 2021, the Cyberspace Administration of China jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020). Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Since we are not an Operator, nor do we control more than one million users’ personal information, we would not be required to apply for a cybersecurity review under the Measures for Cybersecurity Review (2021).

However, if the CSRC or other relevant PRC regulatory agencies subsequently determine that prior approval is required, failure of obtaining such approval may lead us face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from the IPO into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the Offering of the Shares.

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from the IPO and/or future financing activities to make loans or additional capital contributions to our PRC Operating Subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In July 2014, the SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, (“SAFE Circular 37”), which replaces the previous SAFE Circular 75. SAFE Circular 37 requires PRC residents, including PRC individuals and PRC corporate entities, to register with the SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we may make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles (“SPVs”), are required to register such investments with the SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its registration with the local branch of the SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of the SAFE to reflect any material change. If any PRC resident shareholder of such SPV fails to make the required registration or to update the registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiaries in China. In February, 2015, the SAFE promulgated a “Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment” (“SAFE Notice 13”). Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound direct investments, including those required under SAFE Circular 37, must be filed with qualified banks instead of the SAFE. Qualified banks should examine the applications and accept registrations under the supervision of the SAFE. We have used our best efforts to notify PRC residents or entities who directly or indirectly hold shares in our Cayman Islands holding company and who are known to us as being PRC residents to complete the foreign exchange registrations. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with the SAFE registration requirements. We cannot assure you that all other shareholders or beneficial owners of ours who are PRC residents or entities have complied with, and will in the future make, obtain or update any applicable registrations or approvals required by the SAFE regulations. Failure by such shareholders or beneficial owners to comply with the SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC Operating Subsidiary, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, and limit our PRC Operating Subsidiary’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Furthermore, as these foreign exchange and outbound investment related regulations are relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. We cannot assure you that we have complied or will be able to comply with all applicable foreign exchange and outbound investment related regulations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

As an offshore holding company with PRC Operating Subsidiary, we may transfer funds to our Operating Subsidiary or finance our Operating Subsidiary by means of loans or capital contributions in the future. Any capital contributions or loans that we, as an offshore entity, make to the PRC Operating Subsidiary, including from the proceeds of the IPO, are subject to the above PRC regulations. We may not be able to obtain necessary government registrations or approvals on a timely basis, if at all. If we fail to obtain such approvals or make such registration, our ability to make equity contributions or provide loans to the PRC Operating Subsidiary or to fund their operations may be negatively affected, which may adversely affect their liquidity and ability to fund their working capital and expansion projects and meet their obligations and commitments. As a result, our liquidity and our ability to fund and expand our business may be adversely affected.

We must remit the offering proceeds to China before they may be used to benefit our business in China, and this process may take several months to complete.

The proceeds of our recent offering must be sent back to the PRC, and the process for sending such proceeds back to the PRC may take several months after the closing of our recent offering. In utilizing the proceeds of the IPO and this offering in the manner described in “Item 14. Material Modifications to the Rights of Security Holders and Use of Proceeds. — 14.E. Use of Proceeds” in our 2024 annual report, we may make additional capital contributions or loans to the WFOE and our Operating Subsidiary. Any loans to WFOE or the Operating Subsidiary are subject to PRC regulations. For example, loans by us to our subsidiaries in China, which are foreign-invested enterprises, to finance their activities cannot exceed statutory limits and must be registered with the SAFE.

To remit the proceeds of the offering, we must take the following steps:

●	First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to the SAFE certain application forms, identity documents, transaction documents, form of foreign exchange registration of overseas investments of the domestic residents, and foreign exchange registration certificate of the invested company. As of the date of this prospectus, we have already opened a special foreign exchange account for capital account transactions.

●	Second, we will remit the offering proceeds into this special foreign exchange account.

●	Third, we will apply for settlement of the foreign exchange. In order to do so, we must submit to the SAFE certain application forms, identity documents, payment order to a designated person, and a tax certificate.

The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary significantly. Ordinarily the process takes several months but is required by law to be accomplished within 180 days of application.

We may also decide to finance our subsidiaries by means of capital contributions. These capital contributions must be approved by MOFCOM or its local counterpart. We cannot assure you that we will be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our subsidiaries. If we fail to receive such approvals, our ability to use the proceeds of the IPO and this offering and to capitalize our operations in China may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

All of our operations are located in China. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A ordinary shares.

Our business is subject to governmental supervision and regulation by the relevant PRC governmental authorities, including but not limited to the State Administration for Market Regulation and the State Administration for Industry and Commerce. Together, these governmental authorities promulgate and enforce regulations that cover many aspects of our day-to-day operations. If we are deemed to be not in compliance with these requirements, we may be subject to fines and other administrative penalties from the relevant PRC government authorities. In case of our failure to rectify our noncompliance within required period by the relevant PRC government authorities, we may be forced to suspend our operation.

Existing and new laws and regulations may be enforced from time to time and substantial uncertainties exist regarding the interpretation and implementation of current and any future PRC laws and regulations applicable to us. If the PRC government promulgates new laws and regulations that impose additional restrictions on our operations, or tightens enforcements of existing or new laws or regulations, it has the authority, among other things, to levy fines, confiscate income, revoke business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material and adverse effect on our results of operations. As a result, our business, reputation, value of our Class A ordinary shares, financial condition and results of operations may be materially and adversely affected.

We may be exposed to liabilities under the U.S. Foreign Corrupt Practices Act and Chinese anti-corruption law.

In connection with the IPO, we have become subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations agreements with third parties, and make sales in China, which may experience corruption. As we conduct our operations through our Operating Subsidiary in China, we are subject to the risk associated with unauthorized payments.

Although we believe, as of the date of the prospectus, we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, or distributors may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our income is primarily derived from dividend payments from our PRC Operating Subsidiary. Our Cayman Islands holding company may rely on dividend payments from the PRC Operating Subsidiary to fund any cash and financing requirements we may have. Shortages in the availability of foreign currency may restrict the ability of our PRC Operating Subsidiary to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from the SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of PRC Operating Subsidiary may be used to pay dividends to our Company. However, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use the cash generated from the operations of the PRC Operating Subsidiary to pay off their respective debt in a currency other than RMB owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than RMB.

In light of the flood of capital outflows in China in 2016 due to the weakening RMB, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movements including overseas direct investment. More restrictions and substantial vetting processes are put in place by SAFE to regulate cross-border transactions falling under the capital account. If any of our shareholders regulated by such policies fails to satisfy the applicable overseas direct investment filing or approval requirement timely or at all, it may be subject to penalties from the relevant PRC authorities. The PRC government may at its discretion further restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our Class A ordinary shares.

Our Company is a holding company and will rely on dividends paid by our PRC Operating Subsidiary for our cash needs. Any limitation on the ability of our PRC Operating Subsidiary to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A ordinary shares.

We are a holding company incorporated in the Cayman Islands, and we operate our core businesses through our PRC Operating Subsidiary. We may rely on dividends to be paid by our PRC Operating Subsidiary to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our PRC Operating Subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. PRC laws require that dividends be paid only out of the after-tax profit of our subsidiaries in the PRC calculated according to PRC accounting principles, which differ in many aspects from generally accepted accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our subsidiaries may enter into in the future may also restrict the ability of our subsidiaries to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our shareholders and to service our indebtedness.

Under PRC laws and regulations, our PRC Operating Subsidiary may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, WFOE, as a wholly foreign-owned enterprise, is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital.

Our PRC Operating Subsidiary generates primarily all of its revenue in RMB, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC Operating Subsidiary to use its RMB revenues to pay dividends to us. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting processes may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC Operating Subsidiary to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will apply to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC Operating Subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

The transfer of funds and assets among Decent Cayman, its Hong Kong and PRC Operating Subsidiaries is subject to restrictions. The PRC government imposes controls on the conversion of the RMB into foreign currencies and the remittance of currencies out of the PRC. See Risks Related to Doing Business in the PRC — Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment” in this prospectus. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises, unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident.

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the above, to the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

Our business may be materially and adversely affected if any of our PRC Operating Subsidiary declare bankruptcy or become subject to a dissolution or liquidation proceeding.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts.

Our PRC Operating Subsidiary holds certain assets that are important to our business operations. If our PRC subsidiaries undergo a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Changes in the value of the RMB against the U.S. dollar, Euro and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert the U.S. dollars we receive from our initial public offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our Class A ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations of the RMB against other currencies may increase or decrease the cost of imports and exports, and thus affect the price-competitiveness of our products against products of foreign manufacturers or products relying on foreign inputs.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The currently effective PRC Labor Contract Law (the “Labor Contract Law”) was first adopted on June 29, 2007 and later amended on December 28, 2012. The PRC Labor Contract Law has reinforced the protection of employees who, under the Labor Contract Law, have the right, among others, to have written employment contracts, to enter into employment contracts with no fixed term under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. Furthermore, the Labor Contract Law sets forth additional restrictions and increases the costs involved with dismissing employees. To the extent that we need to significantly reduce our workforce, the Labor Contract Law could adversely affect our ability to do so in a timely and cost-effective manner, and our results of operations could be adversely affected. In addition, for employees whose employment contracts include noncompetition terms, the Labor Contract Law requires us to pay monthly compensation after such employment is terminated, which will increase our operating expenses.

China’s economy has experienced increases in labor costs in recent years. China’s overall economy and the average wage in China are expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our customers by increasing prices for our products or services, our profitability and results of operations may be materially and adversely affected.

Failure to make adequate contributions to various employee benefits plans as required by PRC regulations may subject us to penalties.

Pursuant to the Social Security Law of the PRC, or the Social Security Law, which was promulgated by the SCNPC on October 28, 2010 and amended on December 29, 2018, employers shall pay the basic pension insurance, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance for all eligible employees. Our PRC Operating Subsidiary have been making social security premium payments at least at the minimum wage level for all eligible employees.

In accordance with the Regulations on Management of Housing Provident Fund (the “Regulations of HPF”), which were promulgated by the PRC State Council on April 3, 1999, and last amended on March 24, 2002, employers must register at the designated administrative centers and open bank accounts for employees’ housing funds deposits. Employers and employees are also required to pay and deposit housing funds, in an amount no less than 5% of the monthly average salary of each of the employees in the preceding year in full and on time. Our PRC Operating Subsidiary have opened bank accounts for its employees’ housing funds deposits, and deposited housing funds at least at the minimum wage level for all eligible employees.

The applicable PRC laws and regulations on employee benefits stipulate that employers shall be responsible for making social security premium payments and housing provident funds contributions based on the actual wage paid to employees. In practice, given the different economic development levels in different regions, the relevant employment benefit regulations have not been implemented consistently by local governments in China, and each provincial or municipal governing Social Security Bureau (“SSB”) has its own discretion to enforce the compliance of these regulations by employers. The Company has estimated that its contributions of social security premium based on the actual wages of eligible employees to be approximately $35,187, $32,079 and $31,686 for the years ended October 31, 2025, 2024 and 2023, respectively, which have been recorded as accruals in our consolidated financial statements for each fiscal year. The Company has estimated that its contributions of housing funds based on the actual wages of eligible employees to be approximately $8,171, $7,041and $7,125 for the years ended October 31, 2025, 2024 and 2023, respectively, which have been recorded as accruals in our consolidated financial statements for each fiscal year.

In respect of the social insurance, our PRC legal counsel, Guantao Law Firm, has advised that, if an enterprise fails to pay the full amount of the social insurance contributions as legally required, the social insurance authority may order it to pay the outstanding amount of the social insurance contributions within a prescribed time limit and may impose a late fee at a daily rate of 0.05% of the outstanding amount, accruing from the date when the social insurance contributions were due. If the enterprise still fails to make such payment within the prescribed time, the social insurance authority may further impose an additional fine ranging from one to three times the total outstanding balance. In respect of the housing provident fund, our PRC legal counsel has advised that, if an enterprise fails to pay the full amount of the housing provident fund contributions as legally required, the housing provident fund authority may order it to pay the outstanding amount of the housing provident fund within a prescribed time limit. If the enterprise still fails to make such payment within the prescribed time, the housing provident fund authority may apply for an order from the relevant people’s courts to make such payment. As of the date of this prospectus, our PRC Operating Subsidiary has not received any notification from the PRC governmental authorities requiring us to pay any outstanding amount of the social insurance and housing provident fund contributions. The management believes that the likelihood the Company may be required to make these additional contributions is very low. In the event that our PRC Operating Subsidiary is notified to make sufficient contributions, we have to pay the outstanding amount plus late fees or fines in relation to the underpaid employee benefits. The financial condition and results of operations of us and the PRC Operating Subsidiary may be adversely affected.

PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC Operating Subsidiary to liability or penalties, limit our ability to inject capital into our PRC Operating Subsidiary or limit our PRC Operating Subsidiary’s ability to increase their registered capital or distribute profits.

As an offshore holding company of our PRC Operating Subsidiary, we may make loans or make additional capital contributions to our Operating Subsidiary, subject to the satisfaction of applicable governmental registration and approval requirements. Any loans we extend to our PRC Operating Subsidiary, which are treated as foreign-invested enterprises under PRC law, cannot exceed the statutory limit and must be registered with the local counterpart of the SAFE. SAFE Circular 37 requires PRC residents, including PRC individuals and PRC corporate entities, to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we may make in the future.

In July 2014, the State Administration of Foreign Exchange promulgated the Circular on Issues Concerning Foreign Exchange Administration over the Overseas Investment and Financing and Roundtrip Investment by Domestic Residents via Special Purpose Vehicles (“Circular 37”). According to Circular 37, prior registration with the local SAFE branch is required for Chinese residents to contribute domestic assets or interests to offshore companies, known as SPVs. Circular 37 further requires amendment to a PRC resident’s registration in the event of any significant changes with respect to the SPV, such as an increase or decrease in the capital contributed by PRC individuals, share transfer or exchange, merger, division, or other material event. Further, foreign investment enterprises established by way of round-tripping shall complete the relevant foreign exchange registration formalities pursuant to the prevailing foreign exchange control provisions for direct investments by foreign investors, and disclose the relevant information such as actual controlling party of the shareholders truthfully.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, are required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE to reflect any material change. If any PRC resident shareholder of such SPV fails to make the required registration or to update the registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiaries in China. In February 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound direct investments, including those required under SAFE Circular 37, must be filed with qualified banks instead of SAFE. Qualified banks should examine the applications and accept registrations under the supervision of SAFE.

We have used our best efforts to notify PRC residents or entities who directly or indirectly hold shares in our Cayman Islands holding company and who are known to us as being PRC residents to complete the foreign exchange registrations. Currently all our shareholders are PRC residents and they have completed the Circular 37 registration. We will ask our prospective shareholders who are Chinese residents to make the necessary applications and filings as required by Circular 37. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. We cannot assure you that all other shareholders or beneficial owners of ours who are PRC residents or entities have complied with, and will in the future make, obtain or update any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC Operating Subsidiary, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, and limit our PRC Operating Subsidiary’s ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Failure to comply with the registration procedures set forth in SAFE Circular 37 and the subsequent notice, or making misrepresentation on or failure to disclose controllers of the foreign-invested enterprise that is established through round-trip investment, may result in restrictions being imposed on the foreign exchange activities of the relevant foreign-invested enterprise, including restrictions on its ability to receive registered capital as well as additional capital from PRC resident shareholders who fail to complete Circular 37 registration; and repatriation of profits and dividends derived from special purpose vehicles to China, by the PRC resident shareholders who fail to complete Circular 37 registration, are also illegal. In addition, the failure of the PRC resident shareholders to complete Circular 37 registration may subject each of the shareholders to fines of less than RMB50,000.

Furthermore, as these foreign exchange and outbound investment related regulations are relatively new and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. We cannot assure you that we have complied or will be able to comply with all applicable foreign exchange and outbound investment related regulations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to the PRC entities or future capital contributions by us to our PRC Operating Subsidiary. If we fail to complete such registrations or obtain such approvals, our liquidity and our ability to fund and expand our business could be materially and adversely affected.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the SCNPC issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In November 2016, the SCNPC passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments,” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. We do not know what regulations will be adopted or how such regulations will affect us and our listing on Nasdaq. In the event that the Cyberspace Administration of China determines that we are subject to these regulations, we may be required to delist from Nasdaq and we may be subject to fines and penalties. On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (the “Review Measures”), and on December 28, 2021, the Cyberspace Administration of China jointly with the relevant authorities published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the Review Measures, which required that, operators of critical information infrastructure purchasing network products and services, and data processors (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Under the Data Security Law enacted on September 1, 2021 and the Measures for Cybersecurity Review (2021) implemented on February 15, 2022, since we are not an Operator, nor do we control more than one million users’ personal information, we would not be required to apply for a cybersecurity review by the CAC. However, if the CSRC, CAC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for the IPO and any follow-on offering, we may be unable to obtain such approvals and we may face sanctions by the CSRC, CAC or other PRC regulatory agencies for failure to seek their approval which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors and the securities currently being offered may substantially decline in value and be worthless.

On August 17, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the SCNPC approved the Personal Information Protection Law (“PIPL”), which became effective on November 1, 2021. The PIPL regulates collection of personal identifiable information and seeks to address the issue of algorithmic discrimination. Companies in violation of the PIPL may be subject to warnings and admonishments, forced corrections, confiscation of corresponding income, suspension of related services, and fines. We had not collected identifiable or sensitive personal information of individual end-users, such as ID card numbers and real names, which means our potential access or exposure to customers’ personal information is limited. However, in the event we inadvertently access or become exposed to customers’ personal identifiable information, then we may face heightened exposure to the PIPL.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

You may experience difficulties in protecting your interests and exercising your rights as a shareholder, effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

We are a company incorporated under the laws of the Cayman Islands, and we conduct all of our operations in China and most of our assets are located in China. In addition, all our senior executive officers reside within China, are physically there for a significant portion of each year, and are PRC nationals. As a result, it may be difficult for you to protect your interests and exercise your rights as a shareholder, effect service of process upon us or those persons inside mainland China.

It may be difficult for you to conduct due diligence on the Company or such directors in your election of the directors and attend shareholders meeting if the meeting is held in China. We plan to have one shareholder meeting each year at a location to be determined, potentially in China. As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation doing business entirely or predominantly within the U.S.

In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of U.S. securities laws or those of any U.S. state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the U.S. that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S. See “Item 10. Additional Information — 10.B. Memorandum and articles of association — Enforceability of Civil Liabilities” in our 2025 Annual Report.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the U.S. may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law (“Article 177”), which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. While the detailed interpretation of or implementation of rules under Article 177 has to be promulgated, the inability of an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase the difficulties faced by you in protecting your interests.

Our Class A ordinary shares may be delisted under the HFCAA if the PRC adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A ordinary shares may be prohibited from trading or delisted. The HFCAA, the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCAA, together with recent joint statement by the SEC and PCAOB, the PCAOB’s determinations, and the Nasdaq rule changes all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments add uncertainties to our offering.

On April 21, 2020, former SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or having substantial operations in emerging markets, including China. The joint statement emphasized the risks associated with a lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the HFCAA requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited from trading on a national securities exchange or in the over-the-counter trading market in the U.S. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the HFCAA was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC implements a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and also requires disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. The final amendments are effective on January 10, 2022. The SEC will begin to identify and list Commission-Identified Issuers on its website shortly after registrants begin filing their annual reports for 2021.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China or Hong Kong, because of positions taken by PRC authorities in those jurisdictions.

On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreement with the CSRC and China’s Ministry of Finance (the “MOF”). The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law.

On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary.

Our former auditor, WWC, is an independent registered public accounting firm that is headquartered in San Mateo, California. WWC has been inspected by the PCAOB on a regular basis, with the last inspection completed in November 2024. Our current auditor, YCM”, is an independent registered public accounting firm that is headquartered in Irvine, California. YCM has been inspected by the PCAOB on a regular basis, with the last inspection completed in September 2024. As of the date of the prospectus, both WWC and YCM are not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. Both WWC and YCM are subjected to the laws and regulations of the United States, pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Both YCM and WWC has not been affected by the HFCAA at this stage. Although we believe that the HFCAA and the related regulations do not currently affect us, we cannot assure you that there will not be any further implementations and interpretations of or amendments to the Holding Foreign Companies Accountable

However, the recent developments would add uncertainties to our offering and we cannot assure you whether the SEC, the PCAOB, Nasdaq, or other regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or the sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. Any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our Class A ordinary shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time. If trading in our Class A ordinary shares is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may decide to delist our Class A ordinary shares. If our Class A ordinary shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Class A ordinary shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Class A ordinary shares.

The interpretation and implementation of the PRC Foreign Investment Law are still evolving which may impact the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the National People’s Congress approved the PRC Foreign Investment Law, which took effect on January 1, 2020 and replaced three existing laws on foreign investments in China, namely, the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law and the Wholly Foreign-owned Enterprise Law, together with their implementation rules and ancillary regulations. The PRC Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic invested enterprises in China. The PRC Foreign Investment Law establishes the basic framework for the access to, and the promotion, protection and administration of foreign investments in view of investment protection and fair competition.

According to the PRC Foreign Investment Law, “foreign investment” refers to investment activities directly or indirectly conducted by one or more natural persons, business entities, or otherwise organizations of a foreign country (collectively referred to as “foreign investor”) within China, and the investment activities include the following situations: (i) a foreign investor, individually or collectively with other investors, establishes a foreign-invested enterprise within China; (ii) a foreign investor acquires stock shares, equity shares, shares in assets, or other like rights and interests of an enterprise within China; (iii) a foreign investor, individually or collectively with other investors, invests in a new project within China; and (iv) investments in other means as provided by laws, administrative regulations, or the State Council.

According to the PRC Foreign Investment Law, the State Council will publish or approve to publish the “negative list” for special administrative measures concerning foreign investment. The PRC Foreign Investment Law grants national treatment to foreign-invested entities, or FIEs, except for those FIEs that operate in industries deemed to be either “restricted” or “prohibited” in the “negative list. The PRC Foreign Investment Law provides that FIEs operating in foreign restricted or prohibited industries will require market entry clearance and other approvals from relevant PRC governmental authorities. If a foreign investor is found to invest in any prohibited industry in the “negative list,” such foreign investor may be required to, among other aspects, cease its investment activities, dispose of its equity interests or assets within a prescribed time limit and have its income confiscated. If the investment activity of a foreign investor is in breach of any special administrative measure for restrictive access provided for in the “negative list,” the relevant competent department shall order the foreign investor to make corrections and take necessary measures to meet the requirements of the special administrative measure for restrictive access.

Pursuant to the PRC Foreign Investment Law, the Implementing Rules of the PRC Foreign Investment Law, and the Information Reporting Measures for Foreign Investment jointly promulgated by the MOFCOM and the SAMR, which took effect on January 1, 2020, the PRC government shall establish a foreign investment information reporting system, according to which foreign investors or foreign-invested enterprises shall submit investment information to the competent department for commerce concerned through the enterprise registration system and the enterprise credit information publicity system, and a security review system under which the security review shall be conducted for foreign investment affecting or likely affecting the state security.

Furthermore, the PRC Foreign Investment Law provides that foreign invested enterprises established according to the existing laws regulating foreign investment may maintain their structure and corporate governance within five years after the implementing of the PRC Foreign Investment Law.

In addition, the PRC Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in the PRC, including, among others, that a foreign investor may freely transfer into or out of China, in Renminbi or a foreign currency, its contributions, profits, capital gains, income from disposition of assets, royalties of intellectual property rights, indemnity or compensation lawfully acquired, and income from liquidation, among others, within China; local governments shall abide by their commitments to the foreign investors; governments at all levels and their departments shall enact local normative documents concerning foreign investment in compliance with laws and regulations and shall not impair legitimate rights and interests, impose additional obligations onto FIEs, set market access restrictions and exit conditions, or intervene with the normal production and operation activities of FIEs; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; and mandatory technology transfer is prohibited.

The indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies are subject to relevant regulations.

We are addressing the reporting on and consequences of previous private equity financing transactions involving the transfer and exchange of shares in our company by non-resident investors. In February 2015, the SAT issued the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non PRC Resident Enterprises (Bulletin 7). Pursuant to Bulletin 7, an “indirect transfer” of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Bulletin 7 also introduced safe harbors for internal group restructurings and the purchase and sale of equity securities through a public securities market. On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source (Bulletin 37), which came into effect on December 1, 2017. Bulletin 37 further clarifies the practice and procedure of the withholding of nonresident enterprise income tax.

We are addressing the reporting and consequences of future private equity financing transactions, share exchanges or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request our PRC Operating Subsidiary to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed under Bulletin 7 and Bulletin 37, and may be required to expend valuable resources to comply with them or to establish that we and our non-resident enterprises should not be taxed under these regulations, which may have a material adverse effect on our financial condition and results of operations.

Under the PRC Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

Decent Cayman is a holding company that conducts all of its business through our PRC Operating Subsidiary. We may rely on dividends to be paid by our PRC Operating Subsidiary to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under PRC laws and regulations, the WFOE and Decent China may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, the WFOE is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Our PRC Operating Subsidiary derive primarily all of their revenue in Renminbi, which is not freely convertible into other currencies. As a result, the ability of our PRC Operating Subsidiary to use its Renminbi revenues to pay dividends to us is subject to the restriction on currency exchange. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by the SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC Operating Subsidiary to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

China passed the PRC Enterprise Income Tax Law (the “EIT Law”), and its implementing rules, both of which became effective on January 1, 2008, and as amended in December 2018. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. In addition, the EIT Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC Operating Subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

On April 22, 2009, the State Administration of Taxation of China issued the “Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies” (the “Notice”), further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and shareholder minutes are kept in China; and (iv) all of its directors with voting rights or senior management reside in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. Because all of our operations and senior management are located within the PRC and are expected to remain so for the foreseeable future, we may be considered a PRC resident enterprise for enterprise income tax purposes and therefore subject to the PRC enterprise income tax at the rate of 25% on its worldwide income. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise controlled by a Chinese natural person. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, we do not have any non-China source income, as we conduct our operations in China. However, under the EIT Law and its implementing rules, dividends paid to us from our Operating Subsidiary would be deemed as “qualified investment income between resident enterprises” and therefore qualify as “tax-exempt income” pursuant to clause 26 of the EIT Law. Second, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which the dividends we pay with respect to our Class A ordinary shares, or the gain our non-PRC shareholders may realize from the transfer of our Class A ordinary shares, may be treated as PRC-sourced income and may therefore be subject to a 10% PRC withholding tax. The EIT Law and its implementing regulations are, however, relatively new and ambiguities exist with respect to the interpretation and identification of PRC-sourced income, and the application and assessment of withholding taxes. If we are required under the EIT Law and its implementing regulations to withhold PRC income tax on dividends payable to our non-PRC shareholders, or if non-PRC shareholders are required to pay PRC income tax on gains on the transfer of their Class A ordinary shares, our business could be negatively impacted and the value of your investment may be materially reduced. Further, if we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both China and such countries in which we have taxable income, and our PRC tax may not be creditable against such other taxes.

If our preferential tax treatments and government subsidies are revoked or become unavailable or if the calculation of our tax liability is successfully challenged by the PRC tax authorities, we may be required to pay tax, interest and penalties in excess of our tax provisions.

The Chinese government has provided tax incentives to our Operating Subsidiary, Decent China, including reduced enterprise income tax rates. For example, under the Enterprise Income Tax Law and its implementation rules, the statutory enterprise income tax rate is 25%. However, the income tax of an enterprise that has been determined to be a high and new technology enterprise can be reduced to a preferential rate of 15%. Any increase in the enterprise income tax rate applicable to Decent China, or any discontinuation, retroactive or future reduction or refund of any of the preferential tax treatments and local government subsidies currently enjoyed by Decent China, could adversely affect our business, financial condition and results of operations.

Further, in the ordinary course of our business, we are subject to complex income tax and other tax regulations, and significant judgment is required in the determination of a provision for income taxes. Although we believe our tax provisions are reasonable, if the PRC tax authorities successfully challenge our position and we are required to pay tax, interest and penalties in excess of our tax provisions, our financial condition and results of operations would be materially and adversely affected.

Failure to comply with PRC laws and regulations on leased property may expose us to potential fines and negatively affect our ability to use the properties we lease.

Our leasehold interests in leased properties have not been registered with the relevant PRC government authorities as required by PRC law, which may expose us to potential fines if we fail to remediate after receiving any notice from the relevant PRC government authorities. Failure to complete the lease registration will not affect the legal effectiveness of the lease agreements according to PRC law, but the real estate administrative authorities may require the parties to the lease agreements to complete lease registration within a prescribed period of time, and the failure to do so may subject the parties to fines from RMB1,000 to RMB10,000 for each of such lease agreements.

As of the date of this prospectus, we are not aware of any actions, claims or investigations threatened against us or our lessors with respect to the defects in our leasehold interests. However, if any of our leases is terminated as a result of challenges by third parties or governmental authorities for lack of title certificates or proof of authorization to lease, we do not expect to be subject to any fines or penalties, but we may be forced to relocate the affected offices and incur additional expenses relating to such relocation.

The current tension in international trade, particularly with regard to U.S. and China trade policies, may adversely impact our business, financial condition, and results of operations.

The US government has indicated its intent to adopt a new approach to trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements. It has also initiated or is considering the imposition of tariffs on certain foreign goods. Changes in US trade policy could result in one or more of US trading partners adopting responsive trade policies making it more difficult or costly for us to export our products to those countries. These measures could also result in increased costs for goods imported into the United States. This in turn could require us to increase prices to our customers which may reduce demand, or, if we are unable to increase prices, result in lowering our margin on products sold.

On February 1, 2025, the US government announced a 25% tariff on product imports from certain countries, including Mexico and Canada, and a 10% tariff on product imports from certain other countries, including China. These actions may result in retaliatory measures on US goods.

Although cross-border business may not be an area of our focus, if we plan to expand our business internationally in the future, any unfavorable government policies on international trade, such as capital controls or tariffs, may affect the demand for our services, impact our competitive position, or prevent us from being able to conduct business in certain countries. If any new tariffs, legislation, or regulations are implemented, or if existing trade agreements are renegotiated, such changes could adversely affect our business, financial condition, and results of operations.

Although we do not expect to be affected directly by the current international trade tension, and any escalation of such tension, in the industries in which we operate, is uncertain, the negative impact in general, including economic, political and social conditions may adversely impact our business, financial condition and results of operations.

Heightened tensions in international relations, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations.

Recently there have been heightened tensions in international relations, particularly between the United States and China, but also as a result of the war in Ukraine and sanctions on Russia. These tensions have affected both diplomatic and economic ties among countries. Heightened tensions could reduce levels of trade, investments, technological exchanges, and other economic activities between the major economies. The existing tensions and any further deterioration in the relationship between the United States and China may have a negative impact on the general, economic, political, and social conditions in both countries and, given our reliance on the Chinese market, adversely impact our business, financial condition, and results of operations.

On August 9, 2023, the Biden administration released an executive order and an advanced notice of proposed rule-making (the “ANPRM”) providing a conceptual framework for outbound investment controls focused on China. Further to this ANPRM, on June 21, 2024, the U.S. Department of the Treasury (the “Treasury”) issued a proposed rule on outbound U.S. investments involving China that generally follows the ANPRM. On October 28, 2024, the Treasury issued a Final Rule to implement the executive order of August 9, 2023. The Final Rule became effective on January 2, 2025. The Final Rule targets investments involving persons and entities associated with “countries of concern,” currently only China, and it imposes investment prohibition and notification requirements on a wide range of investments in companies engaged in activities relating to three sectors: (1) advanced microchips and microelectronics, (2) quantum computing, and (3) artificial intelligence systems, with persons from countries of concern engaged in these technologies defined as “Covered Foreign Persons.” Investments by U.S. persons subject to the Final Rule, which are defined as “covered transactions,” include acquisitions of equity interests, certain debt financing, joint ventures, and certain investments as a limited partner in a non-U.S. person pooled investment fund. The Final Rule excludes some investments from the scope of covered transactions, including those in publicly traded securities listed on a national stock exchange. The Final Rule exerts greater U.S. government oversight over U.S. direct and indirect investments involving China, and may introduce new hurdles and uncertainties for cross-border collaborations, investments, and funding opportunities of China-based issuers, including us. We do not believe we are a Covered Foreign Person under the Final Rule. However, to the extent that we are deemed a Covered Foreign Person engaged in the development of specified artificial intelligence technologies and services in the future, the Final Rule could limit our ability to raise capital or contingent equity capital pursuant to the standby equity purchase agreement, from later tranches of the Pre-Paid Advance, and from U.S. investors generally, in which case our ability to raise such capital may be significantly and negatively affected, which could be detrimental to our capital raising capacity and our business, financial condition and prospects.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF ORDINARY SHARES

The following description is a summary of the material terms of our share capital as set forth in our Third Amended and Restated Memorandum and Articles of Association (adopted by special resolution on February 23, 2026 and effective March 16, 2026). For reference, we also describe certain terms from our previous Amended and Restated Memorandum and Articles of Association, filed as Exhibit 3.1 to our registration statement on Form F-1 (File No. 333-282509), as amended, initially filed with the SEC on October 4, 2024. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amended and Restated Memorandum and Articles of Association, copies of which are incorporated by reference to Exhibit 3.1 to the Company’s Form 6-K, filed with the SEC on March 12, 2026.

Ordinary Shares

Dual-Class Ordinary Shares

Our Ordinary Shares are divided into Class A Ordinary Shares and Class B Ordinary Shares, which are identical in all respects except for voting rights and conversion rights, as described below.

Voting Rights

●	Class A Ordinary Shares: Each Class A Ordinary Share is entitled to one (1) vote on all matters subject to shareholder vote.

●	Class B Ordinary Shares: Each Class B Ordinary Share is entitled to twenty (20) votes on all matters subject to shareholder vote.

Holders of Class A and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of the shareholders, except as required by applicable law or the Third Amended and Restated Memorandum and Articles of Association.

Conversion Rights

Class B Ordinary Shares are convertible at any time at the option of the holder into Class A Ordinary Shares on a one-for-one basis. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Class B Ordinary Shares will automatically convert into Class A Ordinary Shares upon:

●	any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person or entity that is not an Affiliate of such holder; or

●	a change of control of the ultimate beneficial ownership of any Class B Ordinary Shares to any person or entity who is not an Affiliate of the registered holder of such Class B Ordinary Shares.

Dividend Rights

Subject to the provisions of the Cayman Islands Companies Act and the Articles, the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose.

Holders of Class A and Class B Ordinary Shares are entitled to receive dividends if, as and when declared by our directors out of legally available funds. Any dividend declared will be distributed on a pro rata basis among all holders of Class A and Class B Ordinary Shares based on the number of shares held, without regard to class.

Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

No dividend shall bear interest as against the Company.

Variation of Rights of Shares

If at any time our share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a special resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless otherwise expressly provided by the terms, of issue of any class, the rights conferred on the holders of shares of that class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with that class.

Alteration of Share Capital

Subject to the Cayman Islands Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by such sum, to be divided into shares of such classes and amount, as prescribed by that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	sub-divide its existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(d)	cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to the Cayman Islands Companies Act and the Articles, we may, by special resolution of our shareholders, reduce the share capital of the Company and any capital redemption reserve in any manner.

Winding Up; Liquidation.

If we are wound up, and the assets available for distribution amongst the shareholders are insufficient to repay the whole of the paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the Ordinary Shares held by them. If in a winding up the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the Ordinary Shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

If we shall be wound up, the liquidator may, with the sanction of a special resolution, divide amongst the shareholders in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any asset upon which there is any liability.

Calls on Ordinary Shares and Lien on Ordinary Shares.

The directors may, from time to time, make calls on the shareholders in respect of some or all of any monies unpaid on their shares, whether in respect of par value or the premium payable on those shares, and each shareholder shall (subject to receiving at least 14 days’ notice specifying the time or times of payment), pay to us at the time or times so specified the amount called on his shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a sum called in respect of a shares is not paid before or on the day appointed for payment of that call, the shareholder from whom it is due and payable shall pay interest on the sum at such rate as the directors may determine. The directors may, at their discretion, waive payment of the interest in full or in part.

We have a first and paramount lien on every share (whether or not it is a fully paid share). The lien is for all monies, whether presently payable or not, called or payable at a fixed time in respect of that share and for all debts, liabilities or other obligations owed, whether presently or not, by the shareholder or by one or more joint shareholders or by any of their estates to the Company.

At any time, the directors may declare any share to be wholly or in part exempt from the lien on shares provisions of the Articles. The registration of a transfer of any such share shall operate as a waiver of our lien (if any) thereon. Our lien, if any, on a share shall extend to all dividends or other monies payable on it.

Unclaimed Dividend

Any dividend that remains unclaimed after a period of six years from the date of declaration of such dividend shall be forfeited and revert to the Company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call or instalment of a call in respect of shares on the day appointed for payment, the directors may serve a notice on such shareholder naming a further date not earlier than the expiration of 14 days from the date of service on or before which the payment required by the notice is to be made and containing a statement that in the event of non-payment the shares, or any of them, will be liable to be forfeited.

If the requirements of such notice are not complied with, we may forfeit the shares by a resolution of the directors to that effect.

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeit, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares.

The directors may accept the surrender for no consideration of any fully paid share.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Islands Companies Act.

Redemption of Ordinary Shares.

Subject to the Cayman Islands Companies Act and to the rights attaching to any class of shares, we may by our directors:

(a)	issue shares on terms that they are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on such terms and in such manner the directors, before the issue of those shares, or the shareholders by special resolution, may determine;

(b)	purchase our own shares (including any redeemable shares) on such terms and in such manner as the directors may agree with the relevant shareholder; and

(c)	make a payment in respect of the redemption or purchase of our own shares in any manner permitted by the Cayman Islands Companies Act, including out of capital.

Pre-emptive Rights

There are no pre-emptive rights applicable to the issue by us of Ordinary Shares under our memorandum and articles of association.

Special Considerations for Exempted Companies.

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Cayman Islands Registrar of Companies (the “Registrar”);

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Preferred Shares

Pursuant to our amended and restated memorandum and articles of association, our directors have the authority to issue shares and other securities of the Company with such preferred, deferred or other special rights, restrictions or privileges whether with regard to voting, distributions, a return of capital, or otherwise and in such classes and series, if any, as the directors may determine. We do not currently have plans to issue any preferred shares.

Transfer of Shares

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered on the register of members of the Company.

Where the shares in question are not listed on or subject to the rules of Nasdaq, shares are transferable, subject to the consent of our board of directors who may, in their absolute discretion, refuse to consent to any transfer and decline to register the transfer of any share which is not fully paid up or upon which the Company has a lien without giving any reason.

The directors may also decline to register any transfer of any share unless:

(a)	the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four;

(e)	the shares transferred are free of any lien in favour of the Company; or

(f)	any fee related to the transfer has been paid to us.

If our directors refuse to register a transfer of a share, they are required, within three months after the date on which the transfer was lodged, to notify each of the transferor and the transferee of the refusal.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Islands Companies Act to inspect or obtain copies of our register of members or our corporate records (other than copies of our memorandum and articles of association, our register of mortgage and charges and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies of the Cayman Islands.

Capitalization of Profits

The directors may capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve) or to the credit of profit and loss account or otherwise available for distribution and appropriate such sum to shareholders in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and apply such sum on their behalf in paying up in full unissued shares for issue, allotment and distribution credited as fully paid-up to and amongst them in the proportions aforesaid. In such event the directors may make such provisions as they think fit in the case of shares becoming distributable in fractions.

Liquidation Rights

The shareholders may, subject to the Articles and any other sanction required by the Cayman Islands Companies Act, pass a special resolution allowing the Company to be wound up voluntarily. If the Company shall be wound up, and the assets available for distribution amongst the shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise, without prejudice to the rights of holders of shares issued upon special terms and conditions.

Register of Members

Under the Cayman Islands Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, together with a statement of the shares held by each shareholder, such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each shareholder; (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under the Cayman Islands Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Islands Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Comparison of Cayman Islands Corporate Law and U.S. Corporate Law

The Cayman Islands Companies Act is derived, to a large extent, from the older Companies Acts of the United Kingdom but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Islands Companies Act and the current Companies Act of the United Kingdom. In addition, the Cayman Islands Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Islands Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Islands Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (1) a special resolution of the shareholders of each constituent company, and (2) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands courts) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

In addition, the Cayman Islands Companies Act contains statutory provisions that facilitate the reconstruction of companies by way of schemes of arrangement between the company and its creditors (or any class of them) or its members (or any class of them), provided that (i) any such arrangement with creditors is approved by a majority in number of the creditors (or class of creditors) with whom the arrangement is to be made, who must in addition represent 75% in value of such creditors (or class of creditors), and (ii) any such arrangement with members is approved by 75% in value of the members (or class of members) with whom the arrangement is to be made, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands (the “Grand Court”). Any such arrangement which is approved by such requisite majorities as aforesaid, and which is sanctioned by the Grand Court, will be binding on all the creditors (or class of creditors) or members (or class of members), as the case may be, and also on the company. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act.

The Cayman Islands Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits and Protection of Minority Shareholders.

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Grand Court can be expected to follow and apply the common law principles (namely the rule derived from the seminal English case of Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or a personal action to claim loss which is reflective of loss suffered by the company) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following acts in the following circumstances:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Any of our shareholders may petition the Grand Court which may make a winding up order if the Grand Court of the Cayman Islands is of the opinion that it is just and equitable that we should be wound up and cease doing business, which may occur on the basis that there has been a loss of substratum and/or misconduct by management. Alternatively, the Grand Court may make an order: (1) regulating the conduct of our affairs; (2) requiring us to refrain from doing or continuing an act complained of by the shareholder petitioner or to do an act which the shareholder petitioner has complained we have omitted to do; (3) authorizing civil proceedings to be brought in our name and on our behalf by the shareholder petitioner on such terms as the Grand Court may direct; or (4) providing for the purchase of the shares of any of our shareholders by other shareholders or us and, in the case of a purchase by us, a reduction of our capital accordingly.

Generally, claims against us must be based on the general laws of contract or tort applicable in the Cayman Islands or individual rights as shareholders as established by our amended and restated memorandum and articles of association.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association permit indemnification of officers and directors for liabilities incurred in their capacities as such as a result of any act or failure to act unless such losses or damages arise from their own actual fraud or willful default. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, directors of a Cayman Islands company owe fiduciary duties to the company. Under Cayman Islands law, directors and officers owe the following fiduciary duties: (i) a duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole; (ii) a duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) directors should not improperly fetter the exercise of future discretion; (iv) a duty to exercise powers fairly as between different classes of shareholders; (v) a duty to exercise independent judgment; and (vi) a duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests. In fulfilling their duty of care to our company, our directors must ensure compliance with our amended and restated memorandum and articles of association, as amended and restated from time to time.

A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, there are indications that English and Commonwealth courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Islands Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that general meetings may also be convened by any one or more of our directors on the written request of shareholders entitled to exercise 10% or more of the voting rights in respect of the matter for which the meeting is requisitioned. Such written request must state the objects of the meeting and must be signed by the shareholders requisitioning the meeting. The written request must be lodged at our registered office in the Cayman Islands and may be delivered in counterpart. If the directors do not proceed to convene a general meeting within 21 days of the written request to requisition a meeting being lodged the requisitionists, or any of them together holding at least half of the voting rights of all of them, may convene the general meeting in the same manner as nearly as possible as that in which a general meeting may be convened by a director. Where the requisitionists fail to convene the general meeting within three months of their right to convene the meeting arising, the right to convene the general meeting shall lapse. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for election of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Islands Companies Act, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our articles (which include the removal of a director by ordinary resolution), the office of a director may be vacated if: (a) he gives notice in writing to the Company that he resigns the office of director; or (b) he absents himself (without being represented by an alternate director appointed by him) from three consecutive meetings of the board of directors without special leave of absence from the directors, and they pass a resolution that he has by reason of such absence vacated office; or; (c) dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; (d) he is found to be or becomes of unsound mind; or; (e) the other directors (being not less than two in number) resolve that he should be removed as a director.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Islands Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Islands Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Restructuring.

A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:

(a)	is or is likely to become unable to pay its debts; and

(b)	intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, and any restructuring officer so appointed shall have such powers and carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court and subject to such terms as the court may impose. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Islands Companies Act and our articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Islands Companies Act and our articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the issued and outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the issued and outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Islands Companies Act, our articles may only be amended by special resolution of our shareholders.

Anti-money Laundering — Cayman Islands

To comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (as amended) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (as amended), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (as amended of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (as amended), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Listing

We have our Class A Ordinary Shares listed on the Nasdaq Capital Market under the symbol “DXST.”

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is Transhare Corporation.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase Class A Ordinary Shares, debt securities or any combination thereof. We may issue warrants independently or together with Class A Ordinary Shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased, if not United States dollars;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase Class A Ordinary Shares, the number of Class A Ordinary Shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the term of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase our Class A Ordinary Shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness, which may or may not be converted into our Class A Ordinary Shares, that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities may be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Decent Holding Inc. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the ability to issue additional debt securities of the same series;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities on which principal will be payable;

●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Class A ordinary shares or other securities or property;

●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depository for global or certificated debt securities;

●	any special tax implications of the debt securities;

●	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Conversion of Debt Securities

The debt securities may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt securities. If such debt securities are convertible, unless otherwise specified in a prospectus supplement, the debt securities will be convertible at any time up to the close of business on the expiration date set forth in the terms of such debt securities. After the close of business on the expiration date, the debt securities not converted will be paid in accordance with their terms.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

●	any obligations with respect to any capital stock;

●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

●	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of Decent Holding Inc., whether voluntary or involuntary or in bankruptcy,

●	insolvency or receivership;

●	any general assignment by us for the benefit of creditors; or

●	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;

●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

●	certain events of bankruptcy, insolvency or reorganization of Decent Holding Inc. ; or

●	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

●	make any debt security payable in money other than that stated in the debt securities;

●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

●	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

●	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our Class A Ordinary Shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our Class A Ordinary Shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Cayman Islands law and our amended and restated memorandum and articles of association.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of Class A Ordinary Shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

●	if applicable, a discussion of material tax considerations; and

●	any other information we think is important about the share purchase contracts or the share purchase units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase Class A Ordinary Shares that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of Class A Ordinary Shares purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or Class A Ordinary Shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, “at-the-market” offerings, negotiated transactions, block trades or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	varying prices determined at the time of sale related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than Class A Ordinary Shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

TAXATION

People’s Republic of China Taxation

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, production, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe that Decent Cayman is not a PRC resident enterprise for PRC tax purposes. Decent Cayman is not controlled by a PRC enterprise or PRC enterprise and we do not believe that Decent Cayman meets all of the conditions above. Decent Cayman is a company incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. For the same reasons, we believe our other entities outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and the interpretation of the term “de facto management body” is still evolving. There can be no assurance that the PRC government will ultimately take a view that is consistent with ours.

If the PRC tax authorities determine that Decent Cayman is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the ordinary shares. In addition, non-resident enterprise shareholders (including the ordinary shareholders) may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ordinary shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders (including the ordinary shareholders) would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% (and such PRC tax may be withheld at source in the case of dividends). Any PRC income tax liability may be reduced under applicable tax treaties. However, it is unclear whether non-PRC shareholders of Decent Cayman would in practice be able to obtain the benefits of any tax treaties between their country of tax residence and the PRC in the event that Decent Cayman is treated as a PRC resident enterprise.

Provided that our Cayman Islands holding company, Decent Cayman, is not deemed to be a PRC resident enterprise, holders of the ordinary shares and ordinary shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our shares or ordinary shares. However, under Bulletin 7 and Bulletin 37, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee, or the PRC entity which directly owns such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. However, sales of shares and ordinary shares by investors through a public stock exchange where such shares or ordinary shares are acquired on a public stock exchange are currently exempt from these indirect transfer rules under Bulletin 7 and Bulletin 37. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under Bulletin 7 and Bulletin 37, and we may be required to expend valuable resources to comply with Bulletin 7 and Bulletin 37, or to establish that we should not be taxed under these circulars.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not a party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Class A Ordinary Shares and Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares, nor will gains derived from the disposal of our Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

United States Federal Income Taxation

Information regarding United States Federal Income Tax Considerations is set forth under the heading “10.E. Taxation - United States Federal Income Taxation” in our most recent annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$27,620.00
Financial Industry Regulatory Authority fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our most recent annual report on Form 20-F, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since October 31, 2025.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A ordinary shares offered hereby and certain other legal matters will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Guantao Law Firm. Ortoli Rosenstadt LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Guantao Law Firm with respect to matters governed by PRC law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements for the years ended October 31, 2025, 2024, and 2023, incorporated by reference in this Registration Statement, have been so included in reliance on the audit reports of YCM CPA INC. for the year ended October 31, 2025, WWC, P.C. for the year ended October 31, 2024 and 2023, given the authority of said independent registered accounting firms in auditing and accounting. The office of YCM CPA INC. is located at 4482 Barranca Pkwy, Suite 239, Irvine, CA 92604. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

ENFORCEABILITY OF CIVIL LIABILITIES

For a description of enforceability of civil liabilities, please read “Item 10. Additional Information — 10.B. Memorandum and articles of association — Enforceability of Civil liabilities” in our 2025 Annual Report, and the “Enforceability of Civil Liabilities” section in our registration statement on Form F-1 (File No. 333-289797), as amended, initially filed with the SEC on August 22, 2025, both of which are incorporated by reference into this prospectus. There have been no material changes or developments to the enforceability of civil liabilities, since the filing of our 2025 Annual Report, except as otherwise set forth in this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the documents listed below:

●	Our Annual Report on Form 20-F for the year ended October 31, 2025 filed with the SEC on March 2, 2026;

●	Our Current Reports on Form 6-K filed with the SEC on March 5, 2026, March 10, 2026 and March 12, 2026 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act);

●	Our Registration Statement on Form F-1 (File No. 333-289797) initially filed with SEC on August 22, 2025;

●	the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on January 21, 2025, and any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC (1) after the date of the initial registration statement of which this prospectus forms a part and prior to its effectiveness and (2) prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC (1) after the date of the initial registration statement of which this prospectus forms a part and prior to its effectiveness and (2) prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to: Decent Holding Inc., 4th Floor & 5th Floor, North Zone, Dingxin Building, No. 106 Aokema Avenue, Laishan District, Yantai, Shandong Province
People’s Republic of China 264003.

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from their own dishonesty, fraud, willful neglect or default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.

Item 9. Exhibits

The following exhibits are attached hereto:

Exhibit Number	Title
1.1*	Form of Underwriting Agreement
4.1+	Form of Senior Debt Indenture
4.2+	Form of Subordinated Debt Indenture
4.3*	Form of Senior Note
4.4*	Form of Subordinated Note
4.5*	Form of Warrant Agreement and Warrant Certificate
4.6*	Form of Unit Agreement (including unit certificate)
4.7*	Form of Rights Agreement (including rights certificate)
4.8*	Form of Share Purchase Contract
4.9*	Form of Share Purchase Unit
5.1+	Opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel of Decent Holding Inc., regarding the validity of securities being registered
5.2+	Opinion of Ortoli Rosenstadt LLP, United States counsel of Decent Holding Inc., regarding the validity of debt securities being registered
23.1+	Consent of YCM CPA INC.
23.2+	Consent of WWC, P.C.
23.3+	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.4+	Consent of Ortoli Rosenstadt LLP (included in Exhibit 5.2)
23.5+	Consent of Guantao Law Firm
25.1**	Form of T-1 Statement of Eligibility (senior indenture)
25.2**	Form of T-1 Statement of Eligibility (subordinated indenture)
107+	Filing Fee Table

+	Filed herewith.

*	To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 6-K filed in connection with an underwritten offering of the shares offered hereunder.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 10. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(g)	Not applicable.

(h)	If any provision or arrangement exists whereby the Registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or the underwriting agreement contains a provision whereby the Registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and the benefits of such indemnification are not waived by such persons, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	Not applicable.

(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(k)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on April 24, 2026.

Decent Holding Inc.

By:	/s/ Haicheng Xu
Haicheng Xu
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Dingxin SUN		Chairman of the Board and Director
Name:	Dingxin SUN		April 24, 2026

/s/ Haicheng XU		Chief Executive Officer
Name:	Haicheng XU	(principal executive officer)	April 24, 2026

/s/ Francis Zhang		Chief Financial Officer
Name:	Francis ZHANG	(principal financial and accounting officer)	April 24, 2026

/s/ Dingyan Sun		Director
Name:	Dingyan SUN		April 24, 2026

/s/ Tao FENG		Director
Name:	Tao FENG		April 24, 2026

/s/ Zijian TONG		Director
Name:	Zijian TONG		April 24, 2026

/s/ Chun Yu Leeds CHOW		Director
Name:	Chun Yu Leeds CHOW		April 24, 2026

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form F-3, in the City of New York, New York, on April 24, 2026.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.

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